FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-03

Free Writing Prospectus

Structural and Collateral Term Sheet

$875,129,836

(Approximate Initial Pool Balance)

$781,053,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2016-NXS5

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Natixis Real Estate Capital LLC

Silverpeak Real Estate Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-NXS5

February 9, 2016

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner
Citigroup Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Citigroup Global Markets Inc. or Natixis Securities Americas LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the investor has otherwise taken all actions the investor must take to become committed to purchase the Offered Certificates, and the investor has therefore entered into a contract of sale. Any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, prior to the time of sale, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certificate Structure

I.          Certificate Structure

	Class	Expected Ratings (Fitch/Moody’s/Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
	A-1	AAAsf/Aaa(sf)/AAA	$33,080,000	30.000%	(7)	2.51	3/16 – 9/20	45.0%	15.0%
	A-2	AAAsf/Aaa(sf)/AAA	$121,907,000	30.000%	(7)	4.63	9/20 – 1/21	45.0%	15.0%
	A-3	AAAsf/Aaa(sf)/AAA	$35,827,000	30.000%	(7)	6.97	2/23 – 2/23	45.0%	15.0%
	A-4	AAAsf/Aaa(sf)/AAA	$65,000,000	30.000%	(7)	9.77	11/25 – 12/25	45.0%	15.0%
	A-5	AAAsf/Aaa(sf)/AAA	$85,000,000	30.000%	(7)	9.81	12/25 – 1/26	45.0%	15.0%
	A-6	AAAsf/Aaa(sf)/AAA	$214,769,000	30.000%	(7)	9.89	1/26 – 1/26	45.0%	15.0%
	A-SB	AAAsf/Aaa(sf)/AAA	$57,007,000	30.000%	(7)	7.37	1/21 – 11/25	45.0%	15.0%
	A-S	AAAsf/Aa2(sf)/AAA	$50,320,000	24.250%	(7)	9.89	1/26 – 1/26	48.7%	13.9%
	X-A	AAAsf/NR/AAA	$662,910,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
	X-B	AA-sf/NR/AAA	$52,508,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
	B	AA-sf/NR/AA-	$52,508,000	18.250%	(7)	9.89	1/26 – 1/26	52.5%	12.9%
	C	A-sf/NR/A-	$39,381,000	13.750%	(7)	9.89	1/26 – 2/26	55.4%	12.2%
	D	BBBsf/NR/BBB	$26,254,000	10.750%	(7)	9.97	2/26 – 2/26	57.3%	11.8%

	Non-Offered Certificates
	X-D	BBB-sf/NR/BBB-	$47,038,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
	X-F	BB-sf/NR/AAA	$22,185,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
	X-G	B-sf/NR/AAA	$9,539,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
	X-H	NR/NR/AAA	$41,568,836(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
	E	BBB-sf/NR/BBB-	$20,784,000	8.375%	(7)	9.97	2/26 – 2/26	58.9%	11.5%
	F	BB-sf/NR/BB-	$22,185,000	5.840%	(7)	9.97	2/26 – 2/26	60.5%	11.2%
	G	B-sf/NR/B	$9,539,000	4.750%	(7)	9.97	2/26 – 2/26	61.2%	11.0%
	H	NR/NR/NR	$41,568,836	0.000%	(7)	9.97	2/26 – 2/26	64.3%	10.5%
Notes:

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated February9, 2016 (the “Preliminary Prospectus”). Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates in the aggregate.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B, C, D, E, F, G and H Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB and A-S Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB and A-S Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the Certificate Balance of the Class B Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class X-D Components. The Notional Amount of Class X-D Component D will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Notional Amount of Class X-D Component E will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(13)	The Class X-D Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class X-D Components. The pass-through rate for Class X-D Component D for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. The pass-through rate for Class X-D Component E for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)

The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class X-H Certificates are notional amount certificates. The Notional Amount of the Class X-H Certificates will be equal to the Certificate Balance of the Class H Certificates outstanding from time to time. The Class X-H Certificates will not be entitled to distributions of principal.

(19)	The pass-through rate for the Class X-H Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-NXS5	Issue Characteristics

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	26	63	$427,920,664	48.9%
Natixis Real Estate Capital LLC	26	36	291,838,830	33.3
Silverpeak Real Estate Finance LLC	12	17	155,370,342	17.8
Total	64	116	$875,129,836	100.0%

Loan Pool:

Initial Pool Balance:	$875,129,836
Number of Mortgage Loans:	64
Average Cut-off Date Balance per Mortgage Loan:	$13,673,904
Number of Mortgaged Properties:	116
Average Cut-off Date Balance per Mortgaged Property(1):	$7,544,223
Weighted Average Mortgage Interest Rate:	4.898%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	48.1%
Weighted Average Original Term to Maturity or ARD (months):	110
Weighted Average Remaining Term to Maturity or ARD (months):	109
Weighted Average Original Amortization Term (months)(2):	345
Weighted Average Remaining Amortization Term (months)(2):	344
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.65x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.5%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	64.3%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	56.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	8.9%
% of Mortgage Loans with Single Tenants(3):	18.0%

(1)	With respect to the One Court Square mortgage loan, the 10 South LaSalle Street mortgage loan and the Keurig Green Mountain mortgage loan, each of which is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “—Other Unsecured Indebtedness”.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 71.6% of the mortgage pool (57 mortgage loans) has scheduled amortization, as follows:

39.5% (40 mortgage loans) requires amortization during the entire loan term; and

32.1% (17 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 28.4% of the mortgage pool (seven mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 58.4% and 2.18x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 58.5% of the mortgage pool (28 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	68.3%
Insurance:	34.1%
Capital Replacements:	71.3%
TI/LC:	66.7%(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

72.1% of the mortgage pool (52 mortgage loans) features a lockout period, then defeasance only until an open period;

10.6% of the mortgage pool (nine mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance until an open period;

8.8% of the mortgage pool (two mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period; and

8.6% of the mortgage pool (one mortgage loan) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then the greater of a prepayment premium or yield maintenance or defeasance until an open period.

Please refer to Annex A-1 to the Preliminary Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Issue Characteristics

III.         Issue Characteristics

Securities Offered:	$781,053,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of thirteen classes (Classes A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B, C, D, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).

Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Natixis Real Estate Capital LLC (“Natixis”) and Silverpeak Real Estate Finance LLC (“SPREF”).

Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC

Co-Managers:	Citigroup Global Markets Inc. and Natixis Securities Americas LLC

Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Park Bridge Lender Services, LLC

Asset Representations Reviewer:	Park Bridge Lender Services, LLC

Initial Majority Controlling Class Certificateholder:	Rialto CMBS VIII, LLC or another affiliate of Rialto Capital Advisors, LLC.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in February 2016 (or, in the case of any mortgage loan that has its first due date in March 2016, the date that would have been its due date in February 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about February 26, 2016.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in March 2016.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in March 2016.

Rated Final Distribution Date:	The Distribution Date in January 2059.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Characteristics of the Mortgage Pool

IV.        Characteristics of the Mortgage Pool(1)

A.         Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF/Rooms	Cut-off Date Balance Per SF/Room	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
Natixis	One Court Square	Long Island City	NY	1 / 1	$75,000,000	8.6%	Office	1,401,609	$225	49.2%	49.2%	2.51x	10.4%
WFB	10 South LaSalle Street	Chicago	IL	1 / 1	75,000,000	8.6	Office	781,426	134	63.1	63.1	2.27	12.2
WFB	Chicago Industrial Portfolio II	Various	Various	1 / 23	48,800,000	5.6	Various	1,122,573	43	66.6	57.9	1.26	9.2
WFB	Walgreens - CVS Portfolio	Various	Various	1 / 12	45,750,000	5.2	Retail	172,835	265	60.2	45.2	1.26	9.1
WFB	Torrance Crossroads	Torrance	CA	1 / 1	45,000,000	5.1	Retail	128,121	351	60.4	60.4	1.80	8.8
WFB	Keurig Green Mountain	Burlington	MA	1 / 1	27,895,480	3.2	Office	280,560	278	64.4	64.4	2.05	9.7
SPREF	Boise Hotel Portfolio	Boise	ID	1 / 4	26,880,000	3.1	Hospitality	303	88,713	70.0	53.6	1.55	12.9
Natixis	4400 Jenifer Street	Washington	DC	1 / 1	26,800,000	3.1	Office	83,777	320	72.2	66.5	1.27	8.7
Natixis	901 7th Street NW	Washington	DC	1 / 1	26,000,000	3.0	Mixed Use	39,686	655	74.7	68.9	1.16	7.7
SPREF	Homewood Suites by Hilton - Melville	Plainview	NY	1 / 1	24,000,000	2.7	Hospitality	147	163,265	69.4	57.4	1.47	11.7
Top Three Total/Weighted Average				3 / 25	$198,800,000	22.7%				58.7%	56.6%	2.11x	10.8%
Top Five Total/Weighted Average				5 / 38	$289,550,000	33.1%				59.2%	55.4%	1.93x	10.2%
Top Ten Total/Weighted Average				10 / 46	$421,125,480	48.1%				62.6%	57.5%	1.80x	10.2%
Non-Top Ten Total/Weighted Average				54 / 70	$454,004,356	51.9%				65.8%	56.3%	1.51x	10.8%

(1)	With respect to the One Court Square mortgage loan, the 10 South LaSalle Street mortgage loan and the Keurig Green Mountain mortgage loan, each of which is part of a whole loan, Cut-off Date Balance Per SF/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Characteristics of the Mortgage Pool

B.         Summary of Pari Passu Whole Loans

Property Name	Mortgage Loan Seller	Note	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Whole loan	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
One Court Square	Natixis	A-4	$80,000,000	WFCM 2015-NXS3	Yes(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Natixis	A-2	$75,000,000	WFCM 2016-NXS5	No(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Natixis	A-3	$70,000,000	WFCM 2015-NXS4	No(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Natixis	A-1	$50,000,000	(2)	No(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Natixis	A-5	$40,000,000	(2)	No(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
10 South LaSalle Street	WFB	A-2	$75,000,000	WFCM 2016-NXS5	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	A-1	$30,000,000	WFCM 2016-C32	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Keurig Green Mountain	WFB	A-1	$50,000,000	WFCM 2015-NXS4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	A-2	$27,895,480	WFCM 2016-NXS5	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC

(1)	The One Court Square whole loan will be serviced under the WFCM 2015-NXS3 pooling and servicing agreement, however control rights similar to the rights of the subordinate control representative will be held by the holder of the controlling pari passu companion loan Note A-1.

(2)	The related pari passu companion loans Note A-1 and Note A-5 are currently held by Natixis or an affiliate. Note A-1 represents the controlling note and is expected to be held by Natixis or an affiliate until loan maturity. Note A-5 is expected to be contributed to a future securitization. No assurance can be provided that the Note A-5 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Characteristics of the Mortgage Pool

C.         Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Subordinate Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
3	WFB	Chicago Industrial Portfolio II	$48,800,000	5.6%	$0	$4,500,000	5.699%	1.26x	1.09x	9.2%	8.4%	66.6%	72.7%
16	Natixis	1006 Madison Avenue	17,000,000	1.9	0	3,000,000	5.822	1.21	0.96	6.7	5.7	70.8	83.3
23	SPREF	Triple Net Acquisitions Portfolio - Pool 2	12,042,636	1.4	0	3,150,000	6.750	1.55	1.04	12.1	9.6	67.3	84.9
Total/Weighted Average			$77,842,636	8.9%	$0	$10,650,000	5.888%	1.29x	1.05x	9.1%	8.0%	67.6%	76.9%

(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-NXS5	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut- off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
1	Natixis	One Court Square	Long Island City	NY	Office	$75,000,000	8.6%	CD 2005-CD1
4.01	WFB	Walgreens - Feasterville	Feasterville	PA	Retail	5,325,365	0.6	WBCMT 2006-C23
4.02	WFB	Walgreens - Mechanicsville	Blackwood	NJ	Retail	4,813,889	0.6	WBCMT 2006-C24
4.03	WFB	Walgreens - Baltimore	Baltimore	MD	Retail	4,813,889	0.6	WBCMT 2006-C27
4.04	WFB	Walgreens - Brick	Brick Township	NJ	Retail	4,723,629	0.5	WBCMT 2006-C24
4.05	WFB	Walgreens - West Hartford	West Hartford	CT	Retail	3,983,493	0.5	WBCMT 2006-C24
4.06	WFB	Walgreens - Decatur	Decatur	IL	Retail	3,790,938	0.4	WBCMT 2006-C25
4.07	WFB	Walgreens - Edgewater	Edgewater	MD	Retail	3,730,764	0.4	WBCMT 2006-C29
4.08	WFB	Walgreens - Elk City	Elk City	OK	Retail	3,309,549	0.4	WBCMT 2006-C23
4.09	WFB	CVS - Baton Rouge	Baton Rouge	LA	Retail	3,104,959	0.4	WBCMT 2006-C23
4.10	WFB	Walgreens - Taylorville	Taylorville	IL	Retail	3,038,768	0.3	WBCMT 2006-C27
4.11	WFB	Walgreens - Glen Burnie	Glen Burnie	MD	Retail	2,587,465	0.3	WBCMT 2006-C27
4.12	WFB	Walgreens - Joliet	Joliet	IL	Retail	2,527,292	0.3	WBCMT 2006-C24
5	WFB	Torrance Crossroads	Torrance	CA	Retail	45,000,000	5.1	WBCMT 2006-C24
8	Natixis	4400 Jenifer Street	Washington	DC	Office	26,800,000	3.1	WBCMT 2006-C26
9	Natixis	901 7th Street NW	Washington	DC	Mixed Use	26,000,000	3.0	WBCMT 2007-C31
10	SPREF	Homewood Suites by Hilton - Melville	Plainview	NY	Hospitality	24,000,000	2.7	WBCMT 2006-C23
11	WFB	The Shoppes at Zion	St George	UT	Retail	23,598,643	2.7	WBCMT 2006-C23
13	WFB	Preferred Freezer - Westfield, MA	Westfield	MA	Industrial	21,000,000	2.4	CWCI 2006-C1
14	Natixis	Lightstone Retail Portfolio II	Various	PA	Retail	18,643,055	2.1	MLCFC 2006-1
15	Natixis	Lightstone Retail Portfolio I	Various	Various	Retail	17,257,059	2.0	MLCFC 2006-1
19	SPREF	The Lowell Emerson Apartments	Seattle	WA	Multifamily	15,000,000	1.7	BSCMS 2006-PW12
22	Natixis	Crossroads and Bernard Court Shopping Center	Jonesboro	AR	Retail	12,487,306	1.4	CLNY 2014-FL1
24	WFB	Security Public Storage - Bermuda Dunes	Palm Desert	CA	Self Storage	9,938,743	1.1	BSCMS 2006-T22
26	WFB	The Tower	Yakima	WA	Office	9,569,932	1.1	MSC 2007-IQ15 & BSCMS 2006-PW14
28	WFB	A-1 Mini Storage	Santa Rosa	CA	Self Storage	9,400,000	1.1	GECMC 2006-C1
30	WFB	Wright Line HQ	Worcester	MA	Industrial	9,229,973	1.1	MLCFC 2006-4
31	WFB	Hy-Vee Milan	Milan	IL	Retail	7,591,848	0.9	BSCMS 2006-PW12
32	Natixis	Satellite Place	Duluth	GA	Office	7,412,664	0.8	MSC 2005-HQ5
33	Natixis	West Carmel Shoppes & Kokomo Town Center Outlots	Various	IN	Retail	7,300,000	0.8	JPMCC 2006-LDP6
34	Natixis	Hampton Inn Milwaukee	Milwaukee	WI	Hospitality	7,162,675	0.8	WFRBS 2012-C10
37	WFB	Royal Wildewood Manor Apartments	Clute	TX	Multifamily	6,817,314	0.8	CSMC 2006-C2
38	Natixis	Mountainview Professional Plaza	Las Vegas	NV	Office	6,675,000	0.8	MSC 2005-IQ10
40	Natixis	Comfort Suites Charlotte	Charlotte	NC	Hospitality	6,294,791	0.7	WBCMT 2007-C31
41	WFB	Self Storage 1 Lincoln Park	Chicago	IL	Self Storage	6,200,000	0.7	GECMC 2006-C1
50	WFB	Springhill Self Storage	Grass Valley	CA	Self Storage	4,400,000	0.5	GECMC 2006-C1
53	WFB	American Mini Storage - Hiram, GA	Hiram	GA	Mixed Use	3,845,733	0.4	GECMC 2006-C1
54	WFB	Security Public Storage - Sacramento I	Sacramento	CA	Self Storage	3,845,644	0.4	BSCMS 2007-T26
58	WFB	Security Public Storage - Moreno Valley	Moreno Valley	CA	Self Storage	3,356,199	0.4	BSCMS 2006-T22
59	WFB	Security Public Storage - Shaw	Fresno	CA	Self Storage	2,971,634	0.3	BSCMS 2006-T22
60	WFB	Portland Crossing	Portland	TX	Retail	2,727,044	0.3	CSMC 2006-C3
61	WFB	Security Public Storage - Blackstone	Fresno	CA	Self Storage	2,372,313	0.3	BSCMS 2006-T22
	Total					$467,647,571	53.4%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Balloon Balance ($)	% of Class A-2 Certificate Balance (%)(2)	SF/ Rooms	Loan per SF/ Room ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
1	Natixis	One Court Square	NY	Office	$75,000,000	8.6%	$75,000,000	61.5%	1,401,609	$225	2.51	x	10.4%	49.2%	49.2%	55	55
6	WFB	Keurig Green Mountain	MA	Office	27,895,480	3.2	27,895,480	22.9	280,560	278	2.05		9.7	64.4	64.4	57	57
36	WFB	Holiday Inn Express & Suites Allen	TX	Hospitality	6,850,000	0.8	6,338,022	5.2	87	78,736	1.73		13.5	65.9	60.9	17	59
45	SPREF	Staybridge Suites – Columbus	OH	Hospitality	5,854,825	0.7	5,475,205	4.5	87	67,297	1.72		14.0	68.9	64.4	0	58
57	Natixis	Fort Knox Self Storage	FL	Self Storage	3,496,936	0.4	3,265,247	2.7	59,278	59	1.22		8.8	68.6	64.0	0	59
Total/Weighted Average					$119,097,241	13.6%	$117,973,955	96.8%			2.28	x	10.5%	55.3%	54.6%	49	56

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) here are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

 Class A-3(3)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Balloon Balance ($)	% of Class A-3 Certificate Balance (%)(4)	SF/ Units	Loan per SF/ Unit ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
12	WFB	Chase Corporate Center	AL	Office	$23,200,000	2.7%	$22,534,566	62.9%	211,257	$110	1.53	x	11.1%	64.4%	62.6%	60	84
19	SPREF	The Lowell Emerson Apartments	WA	Multifamily	15,000,000	1.7	13,292,590	37.1	196	76,531	1.40		9.7	45.5	40.3	0	84
Total/Weighted Average					$38,200,000	4.4%	$35,827,157	100.0%			1.48	x	10.6%	57.0%	53.8%	36	84

(3)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) here are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(4)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	10	$255,349,444	29.2%	60.7%	58.6%	2.04	x	10.7%	9.6%	4.437%
CBD	4	186,369,932	21.3	58.8	57.1	2.17		10.9	9.7	4.308
Suburban	4	58,508,144	6.7	65.1	62.8	1.74		10.3	9.3	4.716
Medical	2	10,471,368	1.2	71.2	61.9	1.47		10.6	9.6	5.172
Retail	35	234,082,275	26.7	65.9	57.3	1.37		9.0	8.4	5.031
Anchored	11	126,487,420	14.5	65.7	60.7	1.44		8.9	8.2	5.046
Single Tenant	14	57,103,633	6.5	62.2	47.9	1.26		9.0	8.8	5.129
Shadow Anchored	8	26,007,062	3.0	71.8	62.9	1.36		9.5	8.7	4.951
Unanchored	2	24,484,160	2.8	69.6	55.7	1.27		8.8	8.0	4.806
Hospitality	20	139,539,721	15.9	66.0	53.3	1.71		13.5	12.0	5.386
Limited Service	16	114,516,388	13.1	65.5	53.3	1.76		13.6	12.2	5.278
Full Service	4	25,023,333	2.9	68.4	52.9	1.48		13.1	11.3	5.878
Industrial	26	86,425,307	9.9	68.1	58.7	1.33		9.7	8.7	5.075
Flex	17	34,248,887	3.9	66.6	57.9	1.26		9.2	8.3	5.210
Cold Storage Facility	1	21,000,000	2.4	74.2	68.3	1.34		9.2	8.5	4.870
Warehouse	6	20,517,194	2.3	64.9	54.6	1.31		9.8	8.6	5.073
Manufacturing	2	10,659,226	1.2	67.3	50.6	1.55		12.1	11.0	5.050
Multifamily	10	76,854,613	8.8	64.7	55.5	1.48		10.2	9.5	4.936
Garden	8	60,257,501	6.9	69.2	59.1	1.51		10.4	9.6	4.888
High Rise	1	15,000,000	1.7	45.5	40.3	1.40		9.7	9.1	5.050
Student Housing	1	1,597,112	0.2	73.6	61.9	1.36		9.8	9.5	5.680
Self Storage	12	51,502,049	5.9	57.6	50.5	1.85		11.2	10.9	4.829
Self Storage	12	51,502,049	5.9	57.6	50.5	1.85		11.2	10.9	4.829
Mixed Use	3	31,376,427	3.6	71.7	65.2	1.24		8.2	8.0	5.021
Office/Retail	1	26,000,000	3.0	74.7	68.9	1.16		7.7	7.5	5.000
Self Storage/Office	1	3,845,733	0.4	52.3	42.8	1.72		11.2	10.8	4.820
Multifamily/Retail/Office	1	1,530,693	0.2	70.4	59.5	1.31		10.1	9.3	5.890
Total/Weighted Average:	116	$875,129,836	100.0%	64.3%	56.9%	1.65	x	10.5%	9.6%	4.898%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the One Court Square mortgage loan, the 10 South LaSalle Street mortgage loan and the Keurig Green Mountain mortgage loan, each of which is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Illinois	29	$150,841,788	17.2%	64.5%	59.4%	1.81	x	10.9%	9.6%	4.778%
New York	5	135,896,368	15.5	58.8	55.8	1.98		9.9	9.3	4.529
California	11	94,862,697	10.8	57.5	53.6	1.92		10.8	10.4	4.740
Southern California(3)	4	60,794,941	6.9	60.0	57.5	1.82		9.5	9.3	4.744
Northern California(3)	7	34,067,755	3.9	53.2	46.7	2.10		13.0	12.3	4.733
Texas	9	66,277,768	7.6	69.8	59.9	1.55		10.8	10.0	4.866
Massachusetts	3	58,125,453	6.6	67.7	63.8	1.68		9.6	8.7	4.606
District of Columbia	2	52,800,000	6.0	73.4	67.7	1.22		8.2	7.8	4.954
Other(4)	57	316,325,762	36.1	65.2	53.5	1.44		11.0	9.8	5.212
Total/Weighted Average	116	$875,129,836	100.0%	64.3%	56.9%	1.65	x	10.5%	9.6%	4.898%

(1)	The mortgaged properties are located in 28 states and District of Columbia.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the One Court Square mortgage loan, the 10 South LaSalle Street mortgage loan and the Keurig Green Mountain mortgage loan, each of which is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)	Includes 23 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1,420,580 - 2,000,000	3	$4,548,385	0.5%
2,000,001 - 3,000,000	3	8,070,991	0.9
3,000,001 - 4,000,000	6	21,930,222	2.5
4,000,001 - 5,000,000	7	32,020,125	3.7
5,000,001 - 6,000,000	3	17,719,030	2.0
6,000,001 - 7,000,000	8	52,473,326	6.0
7,000,001 - 8,000,000	4	29,467,187	3.4
8,000,001 - 10,000,000	7	66,864,390	7.6
10,000,001 - 15,000,000	5	68,611,942	7.8
15,000,001 - 20,000,000	5	84,500,114	9.7
20,000,001 - 30,000,000	8	199,374,123	22.8
30,000,001 - 50,000,000	3	139,550,000	15.9
50,000,001 - 75,000,000	2	150,000,000	17.1
Total:	64	$875,129,836	100.0%
Weighted Average:	$13,673,904

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1.20	1	$26,000,000	3.0%
1.21 - 1.30	4	82,346,936	9.4
1.31 - 1.40	6	134,259,797	15.3
1.41 - 1.50	7	58,678,674	6.7
1.51 - 1.60	9	85,090,585	9.7
1.61 - 1.70	9	92,846,235	10.6
1.71 - 1.80	7	80,234,795	9.2
1.81 - 1.90	3	56,388,635	6.4
1.91 - 2.00	3	18,630,825	2.1
2.01 - 2.50	9	66,588,000	7.6
2.51 - 3.00	6	174,065,354	19.9
Total:	64	$875,129,836	100.0%
Weighted Average:	1.81x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1.16 - 1.20	2	$42,100,000	4.8%
1.21 - 1.30	13	240,684,593	27.5
1.31 - 1.40	7	76,848,412	8.8
1.41 - 1.50	10	86,829,899	9.9
1.51 - 1.60	9	106,176,750	12.1
1.61 - 1.70	2	11,388,635	1.3
1.71 - 1.80	6	70,448,193	8.1
1.81 - 1.90	2	12,155,559	1.4
1.91 - 2.00	3	14,252,299	1.6
2.01 - 2.25	3	37,807,829	4.3
2.26 - 2.50	4	92,937,667	10.6
2.51 - 2.75	1	75,000,000	8.6
2.76 - 2.95	2	8,500,000	1.0
Total:	64	$875,129,836	100.0%
Weighted Average:	1.65x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Refinance	53	$745,533,976	85.2%
Acquisition	11	129,595,860	14.8
Total:	64	$875,129,836	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
3.893 - 4.250	1	$75,000,000	8.6%
4.251 - 4.500	2	102,895,480	11.8
4.501 - 4.750	12	102,980,010	11.8
4.751 - 5.000	16	205,595,174	23.5
5.001 - 5.250	17	277,643,294	31.7
5.251 - 5.500	8	52,781,491	6.0
5.501 - 5.750	2	28,477,112	3.3
5.751 - 6.000	3	10,882,455	1.2
6.001 - 6.050	3	18,874,820	2.2
Total:	64	$875,129,836	100.0%
Weighted Average:	4.898%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
6.7 - 8.0	2	$43,000,000	4.9%
8.1 - 9.0	8	150,056,733	17.1
9.1 - 10.0	12	208,993,461	23.9
10.1 - 11.0	14	186,588,447	21.3
11.1 - 12.0	5	59,017,368	6.7
12.1 - 13.0	8	145,535,018	16.6
13.1 - 14.0	7	38,541,013	4.4
14.1 - 15.0	4	17,686,951	2.0
15.1 - 16.0	2	16,034,314	1.8
16.1 - 16.6	2	9,676,531	1.1
Total:	64	$875,129,836	100.0%
Weighted Average:	10.5%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
6.7 - 8.0	7	$122,529,550	14.0%
8.1 - 9.0	14	288,223,552	32.9
9.1 - 10.0	16	204,664,960	23.4
10.1 - 11.0	7	129,128,162	14.8
11.1 - 12.0	6	58,779,148	6.7
12.1 - 13.0	5	26,872,224	3.1
13.1 - 14.0	4	16,849,082	1.9
14.1 - 15.0	5	28,083,158	3.2
Total:	64	$875,129,836	100.0%
Weighted Average:	9.6%

(1)	With respect to the One Court Square mortgage loan, the 10 South LaSalle Street mortgage loan and the Keurig Green Mountain mortgage loan, each of which is part of a pari passu whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 16

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
60	5	$119,097,241	13.6%
84	2	38,200,000	4.4
120	57	717,832,595	82.0
Total:	64	$875,129,836	100.0%
Weighted Average:	110 months
REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
55 - 59	5	$119,097,241	13.6%
84	2	38,200,000	4.4
117 - 120	57	717,832,595	82.0
Total:	64	$875,129,836	100.0%
Weighted Average:	109 months
ORIGINAL AMORTIZATION TERM(2)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	7	$248,395,480	28.4%
300	12	140,770,404	16.1
312	1	24,000,000	2.7
360	44	461,963,952	52.8
Total:	64	$875,129,836	100.0%
Weighted Average(3):	345 months

(2)	The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)	Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	7	$248,395,480	28.4%
297 - 300	12	140,770,404	16.1
312 - 360	45	485,963,952	55.5
Total:	64	$875,129,836	100.0%
Weighted Average(5):	344 months

(4)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)	Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Hard/Springing Cash Management	21	$356,186,437	40.7%
Springing	21	280,593,101	32.1
Hard/Upfront Cash Management	7	156,046,821	17.8
None	11	57,247,580	6.5
Soft/Springing Cash Management	4	25,055,897	2.9
Total:	64	$875,129,836	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Lockout / Defeasance / Open	52	$630,949,709	72.1%
Lockout / GRTR 1% or YM or D/ Open	9	92,484,647	10.6
Lockout / GRTR 1% or YM / Open	2	76,695,480	8.8
GRTR 1% or YM / GRTR 1% or YM or D / Open	1	75,000,000	8.6
Total:	64	$875,129,836	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
42.1 - 45.0	1	$4,100,000	0.5%
45.1 - 50.0	7	113,452,320	13.0
50.1 - 55.0	1	3,845,733	0.4
55.1 - 60.0	5	29,513,069	3.4
60.1 - 65.0	15	288,027,313	32.9
65.1 - 70.0	18	230,656,247	26.4
70.1 - 75.0	16	196,135,154	22.4
75.1 - 75.2	1	9,400,000	1.1
Total:	64	$875,129,836	100.0%
Weighted Average:	64.3%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
38.3 - 40.0	4	$19,052,320	2.2%
40.1 - 45.0	3	22,945,733	2.6
45.1 - 50.0	12	180,565,656	20.6
50.1 - 55.0	11	102,780,325	11.7
55.1 - 60.0	14	186,107,404	21.3
60.1 - 65.0	13	235,121,398	26.9
65.1 - 70.0	6	111,557,000	12.7
70.1 - 70.8	1	17,000,000	1.9
Total:	64	$875,129,836	100.0%
Weighted Average:	56.9%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Amortizing Balloon	39	$338,335,508	38.7%
Interest-only, Amortizing Balloon	17	280,807,000	32.1
Interest-only, Balloon	6	220,500,000	25.2
Interest-only, ARD	1	27,895,480	3.2
Amortizing Balloon, ARD	1	7,591,848	0.9
Total:	64	$875,129,836	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
18	1	$6,850,000	0.8%
24	6	118,000,000	13.5
36	4	33,457,000	3.8
60	5	106,400,000	12.2
66	1	16,100,000	1.8
Total:	17	$280,807,000	32.1%
Weighted Average:	41 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
0	10	$187,556,000	21.4%
1	32	411,319,752	47.0
2	15	141,020,568	16.1
3	6	60,233,516	6.9
5	1	75,000,000	8.6
Total:	64	$875,129,836	100.0%
Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without applicable Master Servicer consent) on particular non-specially serviced loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates, pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls) together with interest accrued thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, X-A, X-B, X-F, X-G and X-H Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, X-A, X-B, X-F, X-G and X-H Certificates, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vii) seventh, to principal on the Class A-6 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (viii) eighth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certain Terms and Conditions

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.   Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.   Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.  Class D Certificates and Class X-D Component D:  To make distributions on the Class D Certificates and Class X-D Component D as follows: (a) first, to interest on the Class D Certificates and Class X-D Component D, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B and C Certificates), to principal on the Class D Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

8.   Class E Certificates and Class X-D Component E: To make distributions on the Class E Certificates and Class X-D Component E as follows: (a) first, to interest on the Class E Certificates and Class X-D Component E, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B, C and D Certificates), to principal on the Class E Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class E Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

9.   Class F Certificates: To make distributions on the Class F Certificates as follows: (a) first, to interest on the Class F Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B, C, D and E Certificates), to principal on the Class F Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class F Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

10.  After the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B, C, D, E and F Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class G and H Certificates sequentially in that order in a manner analogous to the Class F Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certain Terms and Conditions

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B, C, D and E Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB and A-S Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB and A-S Certificates as described above, and (3) to the Class X-B Certificates, any remaining yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-F, X-G, X-H, F, G, H, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.
Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B, C, D, E, F, G and H Certificates, will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-SB Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB or A-S Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-D Component D and Class X-D Component E will be reduced by the amount of all losses that are allocated to the Class D and E Certificates, respectively, as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of their Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except (a) that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, X-A, X-B, X-F, X-G and X-H Certificates would be affected on a pari passu basis and (b) interest payments on the Class D Certificates and Class X-D Component D would be affected on a pari passu basis and according to the alphabetical designation of the Class D Certificates and (c) interest payments on the Class E Certificates and Class X-D Component E would be affected on a pari passu basis and according to the alphabetical designation of the Class E Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certain Terms and Conditions

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Special Servicer will have no obligation to make servicing advances but may do so in an emergency situation. The master servicer under the WFCM 2015-NXS3 securitization will have the primary obligation to make any servicing advances with respect to the One Court Square whole loan. The master servicer under the WFCM 2016-C32 securitization will have the primary obligation to make any servicing advances with respect to the 10 South LaSalle Street whole loan. The master servicer under the WFCM 2015-NXS4 securitization will have the primary obligation to make any servicing advances with respect to the Keurig Green Mountain whole loan.
Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B, C, D, E and F Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class V and R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Majority Controlling Class Certificateholder and Directing Certificateholder:

A directing certificateholder may be appointed by the “majority controlling class certificate-holder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class among the Class G and H Certificates that has a Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial Certificate Balance; provided that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Class G and H Certificates) have been reduced to zero as a result of principal payments on the mortgage loans, then the “controlling class” will be the most subordinate class of Class G and H Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The majority controlling class certificateholder will have a continuing right to appoint, remove or replace the directing certificateholder in its sole discretion. This right may be exercised at any time and from time to time. See “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certain Terms and Conditions

Control and Consultation:

The rights of various parties to replace each Special Servicer and approve or consult with respect to major actions of each Special Servicer will vary according to defined periods.

A “Control Termination Event” occurs if the Class G Certificates have a Certificate Balance, net of any Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class G Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class G Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

A “Consultation Termination Event” occurs if the Class G Certificates have a Certificate Balance, without regard to any Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class G Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class G Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below), (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Moody’s and Morningstar confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

Notwithstanding any contrary description set forth above, with respect to the One Court Square mortgage loan, the holder of the related pari passu companion loan in the related whole loan will be serviced under the WFCM 2015-NXS3 pooling and servicing agreement, however control and consultation rights similar to those rights described above will be held by the holder of the One Court Square controlling pari passu companion loan, which is currently Natixis Real Estate Capital LLC, except that under the WFCM 2015-NXS3 pooling and servicing agreement, solely with respect to the One Court Square whole loan, a subordinate control period will be deemed to be in effect at all times. In addition, the WFCM 2015-NXS3 trust and each holder of a non-controlling pari passu companion loan in the related whole loan (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the holder of the One Court Square controlling pari passu companion loan.

Also, notwithstanding any contrary description set forth above, with respect to the 10 South LaSalle Street mortgage loan, in general the related whole loan will be serviced under the WFCM 2016-C32 pooling and servicing agreement, which grants the related directing certificateholder control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan but the directing certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the the 10 South LaSalle Street whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder under the WFCM 2016-C32 securitization.

Also, notwithstanding any contrary description set forth above, with respect to the Keurig Green Mountain mortgage loan, in general the related whole loan will be serviced under the WFCM 2015-NXS4 pooling and servicing agreement, which grants the related directing certificateholder control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan but the directing certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Keurig Green Mountain whole loan, the occurrence and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certain Terms and Conditions

continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder under the WFCM 2015-NXS4 securitization.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is (i) a borrower, a mortgagor or a manager of a mortgaged property or any affiliate thereof, (ii) any person that owns, directly or indirectly, 25% or more of a borrower, mortgagor or manager of a mortgaged property, (iii) any person that owns, directly or indirectly, 25% or more of the beneficial interests in any mezzanine lender of any mezzanine loan related to a mortgage loan where such mezzanine loan has been accelerated or commenced foreclosure proceedings have been commenced as set forth in clause (iv) or (iv) a mezzanine lender (or any affiliate thereof) of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan (unless (a) acceleration was automatic under such mezzanine loan, (b) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender and (c) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure proceedings with respect to such mezzanine loan against the equity interests in the borrower(s) of such mortgage loan (each, a “borrower party”), the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by applicable Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan”.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a borrower party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, each Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of a Special Servicer without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, either Special Servicer may be replaced by the directing certificateholder, subject to Fitch, Moody’s and Morningstar confirming the then-current ratings of the Certificates (or declining to review the matter).
Excluded Special Servicer:	In the event that, with respect to any mortgage loan, a Special Servicer is a borrower party, such Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of a Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will be required to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount, the holders of a majority of the Voting Rights of such Class may require the applicable Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount has been applied. The applicable Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the most senior control eligible certificates (which may only be any one of Class G or Class H), if any.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certain Terms and Conditions

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than with respect to the One Court Square whole loan, the 10 South LaSalle Street whole loan and the Keurig Green Mountain whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus.

In the case of the One Court Square mortgage loan, the 10 South LaSalle Street mortgage loan and the Keurig Green Mountain mortgage loan, pursuant to the related intercreditor agreement and the WFCM 2015-NXS3 pooling and servicing agreement, the WFCM 2016-C32 pooling and servicing agreement or the WFCM 2015-NXS4 pooling and servicing agreement, as applicable, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan(s) as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of each Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all Principal Balance Certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-5, A-6, A-SB, A-S, B, C, D, E and F Certificates are retired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certain Terms and Conditions

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum, the trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the applicable Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that any Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Wells Fargo Commercial Mortgage Trust 2016-NXS5	Certain Terms and Conditions

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Certain Fee Offsets:	If a workout fee is earned by a Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Controlling Class Certificateholder:	It is expected that Rialto CMBS VIII, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial majority controlling class certificateholder.
Whole Loans:

Each of the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as One Court Square, 10 South LaSalle Street and Keurig Green Mountain secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The One Court Square whole loan will be principally serviced under the WFCM 2015-NXS3 pooling and servicing agreement. The 10 South LaSalle Street whole loan will be principally serviced under the WFCM 2016-C32 pooling and servicing agreement. The Keurig Green Mountain whole loan will be principally serviced under the WFCM 2015-NXS4 pooling and servicing agreement.

As of the closing date, the companion loans in such whole loans will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Whole Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

ONE COURT SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

ONE COURT SQUARE

One Court Square
1 Court Square
Long Island City, NY 11101
MANHATTAN
QUEENS
BROOKLYN
Upper East Side
Murray Hill
Kips Bay
Roosevelt Island
East River
Queensbridge
Long Island City
Hunters Point
Greenpoint
Newtown Creek
Queensboro Bridge
Queens Plaza North
Queens Plaza South
Queens-Midtown Tunnel
Long Island Expressway
LONG ISLAND RAILROAD
East River Ferry
FDR Drive
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
NY Public Library - Roosevelt Is.
Ravenswood Generating Station
Queens Bridge Park
Firefighters Field
Goldwater Memorial Hospital
Franklin D. Roosevelt Four Freedoms Park
Gantry Plaza State Park
Hunters Point South Park
Japan Society
United Nations Headquarters
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
JetBlue Corporate Headquarters
Fisher Landau Center for Art 3 blocks
U.S. Citizenship & Immigration Services
The International High School at LaGuardia Comm. College
LaGuardia Performing Arts Center
CUNY School of Law
Queens Library at Court Square
To Wall Street/ Pier 11
E. 75th St.
E. 72nd St.
E. 65th St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 42nd St.
E. 38th St.
E. 34th St.
E. 30th St.
1st Ave.
York Ave.
Main St.
Vernon Blvd.
9th St.
10th St.
11th St.
12th St.
21st St.
Crescent St.
Jackson Ave.
Thomson Ave.
Skillman Ave.
27th St.
30th St.
36th Ave.
37th Ave.
38th Ave.
40th Ave.
42nd Rd.
43rd Ave.
44th Ave.
44th Rd.
44th Dr.
45th Ave.
45th Rd.
46th Ave.
46th Rd.
47th Ave.
47th Rd.
48th Ave.
49th Ave.
51st Ave.
Borden Ave.
5th St.
2nd St.
Dutch Kills
McGuinness Blvd.
Provost St.
Henry St.
Commercial St.
Clay St.
Dupont St.
Eagle St.
Freeman St.
Green St.
Huron St.
India St.
Franklin St.
West St.
Java St.
Kent St.
Greenpoint Ave.
Calyer St.
Meserole Ave.
Humboldt St.
ROOSEVELT ISLAND
QUEENSBORO PLAZA
23RD ST/ ELY AVE
45TH RD/ COURTHOUSE SQ
COURT SQ / LONG ISLAND CITY
21ST ST
HUNTERS POINT
VERNON/ JACKSON AVE
LONG ISLAND CITY
E. 34th St./ Midtown
Hunters Point South/ L.I. City
GREENPOINT AVENUE
NEW JERSEY
MANHATTAN
BRONX
NEW YORK CITY
QUEENS
BROOKLYN
JERSEY CITY
Hoboken
Secaucus
Union City
Fort Lee
Astoria
LaGuardia Airport
Flushing
Long Island City
Jamaica
Kew Gardens
Bedford-Stuyvesant
Brooklyn Heights
Park Slope
Flatbush
Canarsie
Bensonhurst
Sheepshead Bay
Coney Island
Jamaica Bay
John F. Kennedy Intl. Airport
Upper New York Bay
Atlantic Ocean
Rockaway Beach
Far Rockaway
Lawrence
Woodmere
Valley Stream
Elmont
Queens Village
Great Neck
Port Washington
Belt Pkwy
Cross Island Pkwy
Gateway National Recr. Area
Central Park
Prospect Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

No. 1 – One Court Square

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$75,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$75,000,000			Location:	Long Island City, NY
% of Initial Pool Balance:	8.6%			Size:	1,401,609 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$224.74
Borrower Name:	Waterbridge Court Square Holdings LLC			Year Built/Renovated:	1989/2014
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	3.893%			Property Manager:	Tenant-managed
Note Date:	September 1, 2015			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 5, 2020			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (2/1/2016)
Seasoning:	5 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	GRTR 1% or YM(29),GRTR 1% or YM or D(27),O(4)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(5):	NAV
Additional Debt(1):	Yes			Most Recent NOI(5):	NAV
Additional Debt Type(1)(3):	Pari Passu, Future Mezzanine

				U/W Revenues(6):	$54,976,719
				U/W Expenses(6):	$22,110,231
				U/W NOI(6):	$32,866,488
				U/W NCF(6):	$31,254,638
				U/W NOI DSCR(1)(6):	2.64x
Escrows and Reserves(4):				U/W NCF DSCR(1)(6):	2.51x
				U/W NOI Debt Yield(1)(6):	10.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(6):	9.9%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$640,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 30, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	49.2%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	49.2%

(1)	The One Court Square Whole Loan (as defined below), totaling $315,000,000, is comprised of five pari passu notes (Notes A-1, A-2, A-3, A-4 and A-5). The non-controlling Note A-2 had a revised original principal balance of $75,000,000, has an outstanding principal balance of $75,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS5 Trust. The controlling Note A-1 had an original principal balance of $50,000,000 and will be held by Natixis Real Estate Capital LLC. The non-controlling Note A-5 had a revised principal balance of $40,000,000, is currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such notes) and is expected to be contributed to a future trust or trusts. The non-controlling Notes A-3 and A-4 had revised and original principal balances of $70,000,000 and $80,000,000, respectively; and were contributed to the WFCM 2015-NXS4 Trust and WFCM 2015-NXS3 Trust, respectively. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Court Square Whole Loan.

(2)	See “The Sponsors” section.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	Historical financials are not available. Citibank, N.A.’s lease is a triple net lease, wherein Citibank, N.A. is responsible for direct payment of taxes, insurance, utilities, and other operating expenses.

(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “One Court Square Whole Loan”) that is evidenced by five pari passu promissory notes (Notes A-1, A-2, A-3, A-4 and A-5) secured by a first mortgage encumbering a class A office complex located in Long Island City, New York (the “One Court Square Property”). The One Court Square Whole Loan was originated on September 1, 2015 by Natixis Real Estate Capital LLC. The One Court Square Whole Loan had an original principal balance of $315,000,000, has an outstanding principal balance as of the Cut-off Date of $315,000,000 and accrues interest at an interest rate of 3.893% per annum. The One Court Square Whole Loan had an initial term of 60 months, has a remaining term of 55 months as of the Cut-off Date and requires interest-only payments through the term of the One Court Square Whole Loan. The One Court Square Whole Loan matures on September 5, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

ONE COURT SQUARE

The non-controlling Note A-2, which will be contributed to the WFCM 2016-NXS5 Trust, had a revised principal balance of $75,000,000 and has an outstanding principal balance as of the Cut-off Date of $75,000,000. The controlling Note A-1 had an original principal balance of $50,000,000 and is held by Natixis Real Estate Capital LLC. The non-controlling Note A-5 had a revised principal balance of $40,000,000, is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to a future trust or trusts. The non-controlling Notes A-3 and Note A-4 had revised and original principal balances of $70,000,00 and $80,000,000, respectively and were contributed to the WFCM 2015-NXS4 Trust and WFCM 2015-NXS3 Trust, respectively. Each of the mortgage loans evidenced by Notes A-1, A-3, A-4 and A-5 are referred to herein as the “One Court Square Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further. See “Description of the Mortgage Pool— Additional Indebtedness—Whole Loans—The One Court Square Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$50,000,000	Natixis	Yes
A-2	$75,000,000	WFCM 2016-NXS5	No
A-3	$70,000,000	WFCM 2015-NXS4	No
A-4	$80,000,000	WFCM 2015-NXS3	No
A-5	$40,000,000	Natixis	No
Total	$315,000,000

Following the lockout period, the borrower has the right to defease the One Court Square Whole Loan in whole or in part. The borrower has the right to prepay the One Court Square Whole Loan in whole or in part on any date before June 5, 2020, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the One Court Square Whole Loan is prepayable without penalty on or after June 5, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$315,000,000	94.0%	Loan payoff(1)	$290,000,000	86.6%
Sponsor’s new cash contribution	19,932,157	6.0	B-note payoff	25,000,000	7.5
			Closing costs	19,932,157	6.0
Total Sources	$334,932,157	100.0%	Total Uses	$334,932,157	100.0%

(1)	The One Court Square Property was previously securitized in the CD 2005-CD1 transaction.

The Property. The One Court Square Property is a class A, LEED Silver certified office complex located in Long Island City, New York in the borough of Queens. The One Court Square Property is comprised of a 50-story tower and two low-rise buildings connected via a glass rotunda and bridge with landscaped plaza. The One Court Square Property is the tallest building in the state of New York outside of Manhattan, with unobstructed views of the New York City skyline. The One Court Square Property contains in the aggregate approximately 1,538,747 square feet of gross rentable area, as per re-measurement based on current market practices, situated on approximately 1.9 acres. The One Court Square Property is currently 100.0% leased to Citibank, N.A. (‘‘Citibank’’ or “Citi”) pursuant to a triple-net lease. As per the current lease, the total gross leasable area is 1,401,609 square feet. The One Court Square Property was built-to-suit for Citibank and has been fully-leased by Citibank since construction in 1989. Between 2012 and 2014, Citibank fully renovated and modernized 15 floors of the One Court Square Property, while upgrading the pantries and bathrooms on an additional 10 floors. Citibank spent approximately $100.0 million ($71.19 per square foot) on these renovations. The One Court Square Property has a multi-level lobby of white marble, tinted glass, and black terrazzo flooring. The One Court Square Property contains many amenities including a fitness center and dining services, an ATM, a florist, a newsstand, a beauty salon, a shoe repair shop, a gourmet coffee stand, and a branch of the Queens Public Library. Citibank is rated A+/A1/A by Fitch/Moody’s/S&P and is the consumer and corporate banking arm of Citigroup, Inc. (‘‘Citigroup’’) (NYSE: C). Citigroup, headquartered in New York City, is one of the largest financial services holding company in the world, providing a range of financial services to consumer and corporate customers around the globe. In the fourth quarter of 2015, Citigroup reported net income of $3.3 billion on revenues of $18.5 billion, compared to net income of $344.0 million on revenues of $17.9 billion for the fourth quarter of 2014. Citibank has retail operations in more than 100 countries and over 1,400 offices, more than half of which are located in the United States. Citibank offers banking services to consumers and small businesses, offering deposits and loans, and utilizing Citigroup’s range of financial services, by offering insurance and investment products. There are approximately 5,000 Citibank employees working at the One Court Square Property in various divisions that include consumer banking, retail banking, credit cards and compliance. The credit card unit of Citibank is one of the largest users of space in the One Court Square Property. As of February 1, 2016, the One Court Square Property is 100.0% leased to Citibank.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

ONE COURT SQUARE

The following table presents certain information relating to the tenancy at the One Court Square Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Citibank(1)	A+/A1/A	1,401,609	100.0%	$25.51	$35,760,000	100.0%	5/11/2020(2)
Total Major Tenant		1,401,609	100.0%	$25.51	$35,760,000	100.0%

Occupied Collateral Total		1,401,609	100.0%	$25.51	$35,760,000	100.0%

Vacant Space		0	0.0%

Collateral Total		1,401,609	100.0%

(1)	Citibank subleases a portion of the retail space to outside tenants and the 44th floor to National Benefit Life Insurance Company.

(2)	Citibank has five, five-year extension options at 95.0% of fair market value, with 15 months prior notice, for either (i) the entire premises; (ii) a portion of the premises containing not less than three continuous office floors on or above the sixth floor plus all/or any portion of the retail space and/or storage space located in the lobby and/or sub-concourse, the mechanical areas, rooftop areas, and the 3rd floor and/or 4th floor and/or 50th floor, whether or not the same is contiguous to any other portion of the extension premises or (iii) all or any portion of the premises comprising retail space and/or storage space located in the lobby and/or concourse areas of the building.

The following table presents certain information relating to the lease rollover schedule at the One Court Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2015	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	1	1,401,609	100.0%	1,401,609	100.0%	$35,760,000	100.0%	$25.51
2021	0	0	0.0%	1,401,609	100.0%	$0	0.0%	$0.00
2022	0	0	0.0%	1,401,609	100.0%	$0	0.0%	$0.00
2023	0	0	0.0%	1,401,609	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	1,401,609	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	1,401,609	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	1,401,609	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	1,401,609	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	1,401,609	100.0%			$35,760,000	100.0%	$25.51

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the One Court Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	2/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Citi lease.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

ONE COURT SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One Court Square Property:

Cash Flow Analysis(1)

	In Place	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$35,760,000	$35,760,000	65.0%	$25.51
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	0	22,110,231	40.2	15.77
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(2,893,512)(2)	(5.3)	(2.06)
Effective Gross Income	$35,760,000	$54,976,719	100.0%	$39.22

Total Operating Expenses	$0	$22,110,231	40.2%	$15.77

Net Operating Income	$35,760,000	$32,866,488	59.8%	$23.45
TI/LC	0	1,401,609	2.5	1.00
Capital Expenditures	0	210,241	0.4	0.15
Net Cash Flow	$35,760,000	$31,254,638	56.9%	$22.30

NOI DSCR(3)	2.87x	2.64x
NCF DSCR(3)	2.87x	2.51x
NOI DY(3)	11.4%	10.4%
NCF DY(3)	11.4%	9.9%

(1)	Historical financials were not available. Citibank’s lease is a triple net lease, in which Citibank is responsible for direct payment of taxes, insurance, utilities, and other operating expenses.

(2)	The underwritten economic vacancy is 5.0%. The One Court Square Property is 100.0% physically occupied as of February 1, 2016.

(3)	Based on the One Court Square Whole Loan.

Appraisal. As of the appraisal valuation date of July 30, 2015, the One Court Square Property had an “as-is” appraised value of $640,000,000, a “go dark” value of $580,000,000 and a land value of $308,100,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 12, 2015, there was no evidence of any recognized environmental condition at the One Court Square Property.

Market Overview and Competition. The One Court Square Property is located in Long Island City, Queens, New York, and is built directly above the Court Square subway station, providing access to Midtown Manhattan, as well as other destinations in Manhattan, Brooklyn and Queens via the (E), (M), (G) and (7) trains. The One Court Square Property is one subway stop (approximately three minutes) from Citibank’s East 53rd Street Midtown Manhattan campus (which includes 399 Park Avenue, Citigroup Center (601 Lexington Avenue), and 875 Lexington Avenue). In 2011, the Court Square subway station was renovated for approximately $47.6 million, $33.7 million of which was contributed by Citigroup. Citigroup also built a new entrance to the Court Square complex at Jackson Avenue and 23rd Street. Access to the (F) train and the elevated (N), (Q) and (R) trains are also within a few blocks of the One Court Square Property. All subway trains along with the East River Ferry and the nearby Queensborough Bridge and Long Island Railroad’s Hunters Point Avenue Station provide access to the entire New York metropolitan area from the One Court Square Property. Access to Grand Central Station, Penn Station, and the Port Authority Bus Terminal is available from the One Court Square Property without transferring trains via the subway lines listed above.

The One Court Square Property is located in the Long Island City neighborhood, which is home to nearly 6,300 businesses employing over 90,000 people. Major office tenants include Citibank, Publicis, MetLife, Fresh Direct, Uber, New York City Department of Health, JetBlue, Steve Madden and Silvercup Studios. In 2001, 37 blocks around Queens Plaza and Court Square were rezoned for large-scale development and the city designated the area a central business district. According to a Long Island City economic group, the neighborhood has added 2.0 million square feet of new class A office space since 2003, 20 hotels since 2008 and 8,600 apartment units since 2006; and an additional 22,500 apartment units are in the planning/construction phase. Long Island City’s population grew over 25.0% between 2000 and 2010, and the 22,500 residential units that are either planned or under construction will add approximately 40,000 new residents bringing the total population to approximately 160,000 by 2018. Long Island City is home to LaGuardia Community College (40,000 students/staff), which was joined by the City University of New York School of Law (600 students/staff), at Two Court Square in August of 2012. Cornell University and Technion Institute of Technology is expected to open a technology-focused campus on Roosevelt Island by 2017. Long Island City is also home to several museums dedicated to contemporary art, such as Metropolitan Museum of Art PS1 (an affiliate of the Museum of Modern Art), Socrates Sculpture Park, the Sculpture Center and the Noguchi Museum.

Per the appraisal, the One Court Square Property is located in the Northwest Queens office submarket, which contained 13.3 million square feet of office space and reported a direct vacancy of 4.5% as of the second quarter of 2015. The appraiser’s concluded gross market rent for the One Court Square Property is $47.00 per square foot, which is in line with the competitive set average but 25.0% higher than the current Citibank gross rent ($37.61 per square foot), based on the One Court Square Property re-measurement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

ONE COURT SQUARE

The following table presents certain information relating to comparable office leases for the One Court Square Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
2 Court Square Long Island City, NY	2007/NAV	17	600,000	100%	--	CUNY Law School	NAV	210,000	NAV	NNN
2 Gotham Center Long Island City, NY	2008/NAV	21	3,500,000	100%	1.0 miles	New York City Health Department	NAV	662,000	NAV	NNN
One Pierrepont Plaza Brooklyn, NY	1988/NAV	19	655,598	88%	5.8 miles	Regus	November 2014 / 12 Yrs	39,408	$36.00	NNN
4 Metrotech Center Brooklyn, NY	1993/NAV	25	1,300,000	100%	5.7 miles	JP Morgan Chase	NAV	NAV	NAV	NNN
15 Metrotech Center Brooklyn, NY	2003/NAV	19	670,000	100%	5.6 miles	NY Methodist	November 2014 / 5 Yrs	35,550	$33.00	NNN
Dumbo Heights Brooklyn, NY	2015/NAV	9-12	959,130	60% Pre-leased	5.9 miles	Etsy	November 2013 / 10 Yrs	172,135	$53.74	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Waterbridge Court Square Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Court Square Whole Loan. Waterbridge Court Square Holdings LLC is 100.0% owned by Court Square SREF Property Investors JV, LLC, a joint venture controlled and owned by the sponsors. Savanna Real Estate Fund III, L.P., Savanna Real Estate (PIV) Fund III, L.P., Savanna Real Estate Fund IIA, L.P., Savanna Real Estate (AIV) Fund IIA, L.P. and Savanna Real Estate (PIV) Fund IIA, L.P. are the guarantors of certain nonrecourse carveouts under the One Court Square Whole Loan. OCS Master LP (“Junius”) is a limited guarantor of certain nonrecourse carveouts under the One Court Square Whole Loan.

The Sponsors. The sponsors are: Savanna Real Estate Fund III, L.P., Savanna Real Estate (PIV) Fund III, L.P., Savanna Real Estate Fund IIA, L.P., Savanna Real Estate (AIV) Fund IIA, L.P. and Savanna Real Estate (PIV) Fund IIA, L.P. (collectively “Savanna”) and Junius. Savanna is a New York City-based real estate investment and development firm founded in 1992 by Christopher Schlank and Nicholas Bienstock, with a senior management team averaging 17 years of experience in the commercial real estate industry. Since inception, Savanna has invested $2.8 billion of total capital across 13.0 million square feet of real estate in the northeast United States. Savanna has completed 31 investments since the inception of Fund I, all of which have been in the greater New York and Tri-State area, where Savanna continues to focus its investment activity. Savanna has executed a wide variety of transactions, including office, retail, residential, and industrial investments. Junius is a specialized real estate investment unit of the J.P. Morgan Private Bank, a division of J.P. Morgan Asset Management. Junius operates as an investment boutique with a singular focus on executing high yield real estate equity and debt investments. J.P. Morgan Asset Management is owned by J.P. Morgan Chase & Co., one of the largest banking institutions in the world.

Pursuant to the joint venture agreement among the sponsors, Junius has certain notice and cure rights (which rights were recognized by the lender) with respect to any event of default related to a scheduled monthly payment on the One Court Square Whole Loan, which cure rights are limited to no more than six times during the term of the One Court Square Whole Loan.

Escrows. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the loan documents do not require monthly escrows for replacement reserves, provided (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease and (ii) Citi is obligated to make and pay for capital improvements and repairs pursuant to the terms of the Citi lease. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the loan documents do not require monthly escrows for real estate taxes and insurance premiums as long as (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease; (ii) Citi is obligated to pay the real estate taxes and insurance premiums (or is permitted to self-insure) pursuant to the terms of the Citi lease; (iii) with respect to insurance premiums, Citi has not made an Insurance Election (as defined below) under the Citi lease and (iv) the borrower provides the lender with evidence acceptable to the lender of timely payment of such taxes and insurance premiums (if applicable), with respect to insurance premiums, only if Citi is no longer self-insuring. At any time during the last two years of the term of the Citi lease, either prior to the occurrence of a casualty or after the occurrence of a casualty to which resulting damage has been restored (other than de minimis items of work), Citi or its corporate successor may elect (“Insurance Election”) to require the landlord to maintain the insurance coverages set forth in the Citi lease by delivering written notice to the landlord.

Lockbox and Cash Management. The One Court Square Whole Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The One Court Square Whole Loan requires all rents to be transmitted directly into a lockbox account. Prior to the occurrence of a Cash Management Period or Senior Debt Service Cash Management Period (each as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period or Senior Debt Service Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account. Upon the occurrence of a Citi Cash Management Trigger Event (as defined below), an amount not to exceed, in the aggregate, $40.00 per rentable square foot multiplied by the square footage of the One Court Square Property that has not been (i) renewed or leased by Citi, or (ii) leased to an acceptable replacement tenant pursuant to the terms of the loan agreement with all costs for tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and the applicable tenant being in occupancy and having commenced rent payment (the “Citi Reserve Cap”), are required to be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

ONE COURT SQUARE

deposited into the reserve for the Citi lease (the “Citi Reserve”), provided that deposits will no longer be required to be made to the Citi Reserve at any time following the date on which the Citi Reserve has reached the Citi Reserve Cap.

A “Cash Management Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Citi Cash Management Trigger Event; or (iii) the creation of a senior debt service structure, if for purposes of this clause (iii) only, Citi no longer qualifies as a Citi Credit Tenant in Good Standing (as defined below). A Cash Management Period will end upon any of the following: with respect to each of clauses (i) through (iii) above, the Citi lease is renewed for the entire building or the Citi lease is terminated or is not renewed for the entire building and the One Court Square Property is rented to tenant(s) who have taken occupancy and have commenced paying rent under one or more lease agreements entered into in accordance with the terms of the loan agreement, and all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date have been paid, expired (in the case of free rent) or remain on account in a reserve, subject to the requirements of the loan documents and the Citi Reserve; with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, (a) the Citi Reserve Cap has been deposited in the Citi Reserve, (b) the One Court Square Property achieves a net cash flow debt yield of 8.0% based on new leases or the renewal of the Citi lease, or (c) the borrower posts a letter of credit in accordance with the loan documents; and with respect to clause (iii), Citi then qualifies as a Citi Credit Tenant in Good Standing.

A “Citi Cash Management Trigger Event” will commence upon the date which (a) Citi becomes subject to a bankruptcy proceeding; (b) Citi goes “dark” in 80% or more of the rentable square feet area or vacates the One Court Square Property and in either case does not maintain a senior long-term debt rating by a Nationally-Recognized Statistical Rating Agency (“NRSRO”) of at least BBB-; (c) Citi is in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease; (d) Citi terminates the Citi lease or (e) as of December 11, 2018, the date that is eighteen months prior to the expiration of the Citi lease, either (A) Citi has not renewed its lease or given notice electing to exercise its renewal option or entered into a new lease with the borrower on terms acceptable to the lender or (B) the One Court Square Property has not been leased to another tenant(s) in accordance with the terms of the loan agreement, with all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and such tenant(s) being in occupancy and paying rent.

A “Citi Credit Tenant in Good Standing” means with respect to Citi at any time: (i) Citi is the sole the tenant with respect to the entire One Court Square Property; (ii) Citi is not in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease; (iii) Citi’s senior long-term debt rating by a NRSRO is not less than BBB-, and (iv) no Cash Management Period is in effect for a reason other than clause (iii) of such definition.

A “Senior Debt Service Cash Management Period” will commence upon the lender giving notice to the borrower and the clearing bank following the creation of a Mezzanine Loan (as defined below) or a senior/subordinate loan structure and provided Citi qualifies as a Citi Credit Tenant in Good Standing.

Property Management. The One Court Square Property is managed by Citibank.

Assumption. The borrower has the right to transfer the One Court Square Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2016-NXS5 Certificates and similar confirmations from each rating agency rating securities backed by any of the One Court Square Companion Loans.

Right of First Refusal. The sole tenant at the Mortgaged Property, Citibank, N.A., has a right of first offer to purchase the Mortgaged Property, if during the initial term of the lease, the borrower desires to sell all or any portion of the Mortgaged Property, provided that certain conditions under the lease are satisfied, which tenant may accept within 30 days by providing a written acceptance and 5% soft deposit.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower may enter into a mezzanine loan (a “Mezzanine Loan”) with an institutional investor reasonably acceptable to the lender, and on terms and pursuant to a structure reasonably acceptable to the lender in all respects. At the closing of the Mezzanine Loan (i) the aggregate loan-to-value ratio (including the One Court Square Whole Loan and the Mezzanine Loan) will not exceed 75.0%, and (ii) the aggregate underwritten debt service coverage ratio is at least 1.10x. All Mezzanine Loan documents will be subject to the lender’s consent. The Mezzanine Loan will be subject to an intercreditor agreement reasonably acceptable to the lender in all respects.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the One Court Square Property. According to the Citi lease, the tenant is required to obtain terrorism insurance in such amounts and types of coverage that are commercially available; provided that such amounts and types of coverage are consistent with those that are then generally required of, or carried by, owners of comparable buildings that are real estate investment trusts and taking into account the tenancy of such buildings (including the One Court Square Property); provided, that, if the tenant is self-insuring with respect to the base elements, the tenant will only be required to obtain terrorism insurance to the extent available at commercially reasonable rates. The loan documents also require business interruption

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

ONE COURT SQUARE

insurance covering no less than the 24-month period following the occurrence of a casualty event; provided, however, if the Citi lease is in effect and Citi is either self-insuring or providing the insurance for the entire One Court Square Property then the terms and provisions of the Citi lease will govern and satisfy the insurance requirements under the loan documents. Citi has elected to self-insure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

10 SOUTH LASALLE STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

10 SOUTH LASALLE STREET

10 SOUTH LASALLE STREET

Floor	Tenant	SF	Date
37	O'Rourke Hogan Fowler & Dwy	7,356 SF	4/2026
37	Dolan Law/Jeffry J Kroll	5,782 SF	12/2019
36	Figliulo & Silverman P.C.	13,685 SF	12/2018
35	Gaines & Puljic Ltd	10,330 SF	5/2018
35	Pomerantz LLP	4,198 SF	3/2024
35	Cook County Dba Turnstone D	1,888 SF	11/2020
35	Gaines & Puljic Ltd - Stg.	335 SF	5/2018
35	TV House Inc.	2,194 SF	8/2020
34	Sazerac Company Inc.	5,566 SF	12/2020
34	The Judge Group Inc	5,871 SF	4/2019
34	Intl Insurance Agency SVC LLC	7,168 SF	8/2021
34	International Insurance Agency	373 SF	MTM
33	2910 Services Ltd.	7,280 SF	5/2016
33	The Cincinnati Insurance Co	3,849 SF	5/2021
33	Mary Carmen R. Madrid-Crost	2,059 SF	12/2017
33	Metropolitan Life Insurance	9,377 SF	8/2020
33	Field & Goldberg LLC	275 SF	MTM
33	Gaines & Puljic Ltd	90 SF	MTM
32	Chicago Title	23,358 SF	10/2019
31	Chicago Title	23,358 SF	10/2019
30	Chicago Title	23,358 SF	10/2019
29	Vacant	10,976 SF	
29	Field & Goldberg LLC	4,744 SF	7/2021
29	Chicago Title	3,313 SF	10/2019
29	Tomasik, Kotin & Kasserman	3,787 SF	6/2018
28	Stetler & Duffy Ltd	8,477 SF	10/2020
28	Affiliated Engineers Inc	3,901 SF	6/2025
28	Chicago Title	10,980 SF	10/2019
28	2910 Services Ltd	35 SF	5/2016
27	Affiliated Engineers Inc	7,335 SF	6/2025
27	Chicago Title	16,133 SF	10/2019
26	Wiss Janey Elstner Assoc. Inc	18,888 SF	9/2021
26	Smith Hemmesch Burke & Br..	5,113 SF	7/2017
25	Nora & Partners LLP	11,998 SF	6/2021
25	Connect Search LLC	6,186 SF	4/2017
25	Vacant	4,225 SF	
24	Metropolitan Life Insurance	8,264 SF	10/2020
24	Channing Capital Management	6,902 SF	2/2022
24	Channing Capital Management	106 SF	MTM
24	Vacant	3,359 SF	
24	Cary J Wintroub & Assoc LLC	3,562 SF	5/2022
23	Iris Mobile Corporation	4,903 SF	11/2018
23	Facebook Inc	11,011 SF	11/2018
23	Echelon Consulting LLC	3,910 SF	6/2023
23	Vacant	2,944 SF	
23	Affiliated Engineers - Stg.	157 SF	6/2025
22	Blatt Hasenmiller Leibsker	22,874 SF	10/2025
21	Chromatin Inc	6,856 SF	4/2017
21	Vacant	8,930 SF	
21	Friedman & Bonebrake P.C.	2,432 SF	2/2020
21	Great American Group Advisory	4,380 SF	12/2017
20	AmWINS Brokerage of Illionis	22,979 SF	6/2021
19	Oak Ridge Investments	18,341 SF	3/2017
19	Oxpo Logistics LLC	2,431 SF	12/2016
19	Bridges Court Reporting LLC	2,093 SF	6/2020
18	Clausen Miller (Sublease)	21,158 SF	12/2018
17	Clausen Miller	21,209 SF	12/2025
16	Clausen Miller	21,209 SF	12/2025
15	Vacant	13,745 SF	
15	Integra Realty Resources	6,585 SF	12/2018
14	AmWINS Brokerage of Illionis	13,341 SF	6/2021
14	1420 La Salle Inc	5,711 SF	12/2018
14	Chicago Title	2,108 SF	10/2019
13	Lindsey Rappaport & Postel	4,031 SF	10/2017
13	Lindsey Rappaport & Postel	127 SF	MTM
13	Paradigm Technology Inc	3,410 SF	4/2018
13	Motion Recruitment Partners	5,683 SF	7/2023
13	Vacant	5,574 SF	
13	Adecco USA Inc	3,324 SF	3/2016
12	Purcell & Wardope Chartered	8,005 SF	12/2021
12	Vacant	3,514 SF	
12	Management Office	4,117 SF	
12	Law Offices of Leslie L. Ve	1,878 SF	7/2025
12	Donald Leibsker and Edward	1,355 SF	11/2020
12	Cullen Haskins Nicholson	6,557 SF	11/2019
11	Cullen Haskins Nicholson	140 SF	11/2019
11	Chiro One Wellness	2,690 SF	2/2020
11	Mcbreen & Kopko-Dayal LLP	2,867 SF	8/2020
11	Men's Health LaSalle LLC	2,333 SF	6/2018
11	Joseph J Blake and Associates	3,505 SF	2/2022
11	Mayster and Chaimson Ltd.	3,525 SF	9/2021
11	Vacant	2,971 SF	
11	Fitness Center	4,060 SF	
10	Computer Aid Inc	16,071 SF	2/2023
10	Cabrera Capital Markets LLC	10,949 SF	8/2020
9	Vacant	277 SF	
9	Brady Connolly & Masuda, P.	16,649 SF	11/2023
8	Northern Trust	20,722 SF	12/2020
7	Northern Trust	20,040 SF	12/2020
6	Northern Trust	20,040 SF	12/2020
5	Northern Trust	19,549 SF	12/2020
4	Northern Trust	20,006 SF	12/2020
3	Vacant	21,488 SF	
2	Teleport Communications	3,339 SF	12/2019
2	Vacant	7,509 SF	
2	Torrey & Gray, LP	1,993 SF	12/2018
1	Schurman Fine Papers Inc.	1,182 SF	2/2020
1	MB Financial Bank c/o US Eq	2,654 SF	3/2020
1	Peet's Operating Company	666 SF	7/2017
1	Tobmar Intl d/b/a Gateway	667 SF	10/2021
1	Fire Fin Poke	895 SF	1/2026
1	Chipotle Mexican Grill Inc.	2,703 SF	8/2020
1	Benjyehuda Lasalle LLC	1,343 SF	9/2022
1	Building Storage	875 SF	

Vacant | Building | MTM | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022 – 2023 | 2024+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

10 SOUTH LASALLE STREET

10 South LaSalle Street
10 South LaSalle Street
Chicago, IL 60603
CHICAGO
Chicago Loop
Near North Side
Gold Coast
Streeterville
New East Side
West Loop
Printers Row
South Loop
MILLENNIUM PARK
GRANT PARK
Lake Michigan
Chicago River
South Branch Chicago River
Lake Shore Drive
Eisenhower Expwy
290
41
E. Superior St.
Northwestern University Chicago Campus
E. Huron St.
E. Erie St.
Northwestern Memorial Hospital
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
River East Center
E. Hubbard St.
E. Kinzie St.
Tribune Tower
NBC Tower
N. Columbus Dr.
E. North Water St.
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
The Shops at North Bridge
Grand
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
MAGNIFICENT MILE
CTA RED LINE
E. Wacker Dr.
W. Wacker Dr.
333 Wacker Drive
CTA BLUE, GREEN PINK LINES
W. Lake St.
Clark/Lake
CTA LOOP
State/Lake
E. Lake St.
James R. Thompson Ctr./ Atrium Mall
Ford Ctr. for Performing Arts
Chicago Theatre
Lake/State
Prudential Plaza
AON Center
W. Randolph St.
Randolph/ Wabash
RANDOLPH STREET METRA
E. Randolph St.
Daley Plaza
City Hall
Chicago Cultural Center
Harris Music & Dance Theater
N. Canal St.
METRA COMMUTER RAIL
N. Wacker Dr.
W. Washington St.
Washington/State
Washington/ Wells
Jay Pritzker Pavilion
Ogilvie Transportation Center
Citigroup Center
W. Madison St.
Madison/ Wabash
Cloud Gate
Chase Tower
Monroe/State
E. Monroe St.
Chicago Mercantile Exchange
W. Monroe St.
Chicago Yacht Club
AT&T Corporate Center
W. Adams St.
Willis (Sears) Tower
Adams/ Wabash
Art Institute of Chicago
Union Station
UNION STATION
Quincy/ Wells
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
Chicago Symphony Center
W. Jackson Blvd.
E. Jackson Blvd.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
Jackson/State
Chicago Board of Trade
DePaul Univ. College of Law
W. Van Buren St.
CTA LOOP
VAN BUREN STREET METRA
Chicago Stock Exchange
LaSalle/ Van Buren
Library
Robert Morris Univ.
Auditorium Theatre
Buckingham Fountain
CTA BLUE LINE
LaSalle
E. Congress Pkwy.
LA SALLE ST. METRA
W. Harrison St.
Harrison
Spertus Inst. of Jewish Studies
E. Balbo Ave.
METRA
W. Polk St.
E. 8th St.
CTA GREEN, ORANGE LINES
S. Michigan Ave.
S. Columbus Dr.
Dearborn Park
E. 9th St.
E. 11th St.
Des Plaines
Skokie
Evanston
Niles
Park Ridge
Elk Grove Village
Chicago O'Hare International Airport
Elmhurst
Melrose Park
Oak Park
Maywood
Cicero
Berwyn
Oak Brook
Brookfield
La Grange
Downers Grove
Darien
Burbank
Oak Lawn
Bedford Park
Chicago Midway Intl. Airport
Lake Michigan
Evergreen Park
Orland Park
Blue Island
Riverdale
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

No. 2 – 10 South LaSalle Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$75,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$75,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	8.6%			Size:	781,426 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$134.37
Borrower Name:	10 South LaSalle Owner LLC			Year Built/Renovated:	1987/2013
Sponsor:	Jeffrey Feil			Title Vesting:	Fee
Mortgage Rate:	4.430%			Property Manager:	Self-managed
Note Date:	December 31, 2015			4th Most Recent Occupancy (As of)(3):	75.8% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	82.6% (12/31/2012)
Maturity Date:	January 11, 2026			2nd Most Recent Occupancy (As of):	85.9% (12/31/2013)
IO Period:	120 months			Most Recent Occupancy (As of):	88.5% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	88.9% (11/20/2015)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$7,211,200 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(4):	$10,720,027 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$11,336,324 (12/31/2014)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$11,857,421 (TTM 9/30/2015)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$25,604,042
				U/W Expenses:	$12,785,427
				U/W NOI(4):	$12,818,615
Escrows and Reserves(2):				U/W NCF:	$10,729,321
				U/W NOI DSCR(1):	2.71x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.27x
Taxes	$2,803,392	$467,233	NAP	U/W NOI Debt Yield(1):	12.2%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.2%
Replacement Reserves	$0	$16,280	NAP	As-Is Appraised Value:	$166,500,000
TI/LC	$0	$130,238	$1,000,000	As-Is Appraisal Valuation Date:	December 2, 2015
Tenant Specific TI/LC Reserve	$2,248,889	$0	NAP	Cut-off Date LTV Ratio(1):	63.1%
Rent Concession Reserve	$630,218	$0	NAP	LTV Ratio at Maturity or ARD(1):	63.1%

(1)	The 10 South LaSalle Street Whole Loan (as defined below), totaling $105,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2 had an original balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and will be contributed to the WFCM 2016-NXS5 Trust. Note A-1 had an original balance of $30,000,000 and is expected to be contributed to the WFCM 2016-C32 Trust. All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 10 South LaSalle Street Whole Loan.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “10 South LaSalle Street Mortgage Loan”) is part of a whole loan (the “10 South LaSalle Street Whole Loan”) evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a 37-story office buildings located in the central business district of Chicago, Illinois (the “10 South LaSalle Street Property”). The 10 South LaSalle Street Whole Loan was originated on December 31, 2015 by Wells Fargo Bank, National Association. The 10 South LaSalle Street Whole Loan had an original balance of $105,000,000, has an outstanding principal balance as of the Cut-off Date of $105,000,000 and accrues interest at an interest rate of 4.430% per annum. The 10 South LaSalle Street Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the term of the 10 South LaSalle Street Whole Loan. The 10 South LaSalle Street Whole Loan matures on January 11, 2026. See “Description of the Mortgage Pool – Whole Loans – The 10 South LaSalle Street Whole Loan” in the Preliminary Prospectus.

The Note A-2, which will be contributed to the WFCM 2016-NXS5 Trust and represents the non-controlling interest, had an original principal balance of $75,000,000 and has an outstanding principal balance as of the Cut-off Date of $75,000,000. The controlling Note A-1 (the “10 South LaSalle Street Companion Loan”) had an original principal balance of $30,000,000 and is expected to be contributed to the WFCM 2016-C32 Trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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10 SOUTH LASALLE STREET

Following the lockout period, the borrower has the right to defease the 10 South LaSalle Street Whole Loan in whole, but not in part, on any date before October 11, 2025. In addition, the 10 South LaSalle Street Whole Loan is prepayable without penalty on or after October 11, 2025.

Sources and Uses

Sources			Uses
Original whole loan amount	$105,000,000	68.5%	Loan payoff(1)	$144,858,926	94.5%
Sponsor’s new equity contribution	48,257,703	31.5	Reserves	5,682,499	3.7
			Closing costs	2,716,278	1.8
Total Sources	$153,257,703	100.0%	Total Uses	$153,257,703	100.0%

(1)	Includes the sponsor’s buyout of additional ownership interest.

The Property. The 10 South LaSalle Street Property is a 37-story, class B+ office tower totaling approximately 781,426 square feet located in the central business district of Chicago, Illinois. Built in 1987 and renovated between 2004 and 2013, the 10 South LaSalle Street Property’s amenities include a state-of-the-art fitness center with locker rooms, a sundry shop, a lobby ATM, a full-service MB Financial branch and various quick service restaurants. Renovated in 2011, the lobby is finished in polished granite floors and flame finished granite walls, as well as anodized aluminum and glass storefronts. Over the past five years, the sponsor has invested approximately $17.8 million in capital improvements at the 10 South LaSalle Street Property. The 10 South LaSalle Street Property features a diverse tenant roster with the two largest tenants, Chicago Title Insurance Co (“Chicago Title”) and Northern Trust Company (“Northern Trust”), which are both investment grade rated (see Major Tenants table below), representing only 26.0% of the combined net rentable area and no other tenant representing more than 8.1% of the net rentable area. Many small law and real estate firms prefer to be located near Chicago Title, a member of the Fidelity National Financial family of companies and one of the largest title insurers in the industry. The 10 South LaSalle Street Property is physically connected to Northern Trust’s historic headquarters via two pedestrian bridges, which create a campus-like setting for Northern Trust allowing access to parking options, restaurants, hotels and public transportation. As of November 20, 2015, the 10 South LaSalle Street Property was 88.9% leased to 91 tenants.

The following table presents certain information relating to the tenancies at the 10 South LaSalle Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Chicago Title	A-/A3/A	102,608	13.1%	$31.13(3)	$3,194,367(3)	19.0%	10/31/2019(4)(5)
Northern Trust	AA-/A2/A+	100,357	12.8%	$22.25(6)	$2,232,943(6)	13.3%	12/31/2020(7)(8)
Clausen Miller	NR/NR/NR	63,576	8.1%	$26.00(9)(10)	$1,652,976(9)(10)	9.9%	Various(10)
AmWINS Brokerage of Illinois	NR/NR/NR	36,320	4.6%	$19.89	$722,253	4.3%	6/30/2021
Oak Ridge Investments	NR/NR/NR	18,341	2.3%	$33.75(11)	$619,009(11)	3.7%	3/31/2017
Total Major Tenants		321,202	41.1%	$26.22	$8,421,548	50.2%

Non-Major Tenants(12)		373,402	47.8%	$22.38	$8,356,176	49.8%

Occupied Collateral Total		694,604	88.9%	$24.15	$16,777,724	100.0%

Vacant Space		86,822	11.1%

Collateral Total		781,426	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $409,303. Contractual rent steps through February 1, 2017 were underwritten with the exception of one tenant for which the rent step totaling $2,497 occurring in February 2018 was underwritten.

(3)	Chicago Title operates on a modified gross lease while the other tenants at the 10 South LaSalle Street Property primarily operate on triple-net leases.

(4)	Chicago Title may terminate its lease on October 31, 2017 upon providing 12 months’ notice and payment of a termination fee of $532,219.

(5)	Chicago Title has two, 5-year renewal options.

(6)	Northern Trust’s Annual U/W Base Rent PSF and Annual U/W Base Rent represent the tenant’s average rent through the remainder of the lease term. Northern Trust has a current annual base rent of $2,132,586 ($21.25 per square foot).

(7)	Northern Trust may contract its seventh floor space (20,040 square feet; 2.6% of net rentable area) on December 31, 2017 upon providing 12 months and payment of a fee of $901,800.

(8)	Northern Trust has two, 5-year renewal options.

(9)	Clausen Miller has abated rent from September 1, 2015 through February 29, 2016 and January 1, 2017 through February 28, 2017 with respect to 21,158 square feet (2.7% of net rentable area) of its space; the associated abated rent was reserved upfront.

(10)	Clausen Miller leases two spaces with one space totaling 42,418 square feet (5.4% of the net rentable area) on a lease expiring December 31, 2025 and another space totaling 21,158 square feet (2.7% of the net rentable area) on a lease expiring December 31, 2018. The 21,158 square foot space is subleased to Ruberry, Stalmack & Garvey, LLC at a current rental rate of $23.00 per square foot. The entire Clausen Miller space was underwritten to the January 2017 contractual rent step of $26.00 per square foot.

(11)	Oak Ridge Investments operates on a modified gross lease while the other tenants at the 10 South LaSalle Street Property primarily operate on triple-net leases.

(12)	Non-Major Tenants includes 16,312 square feet (2.1% of the net rentable area) of gym, management and leased storage space which has no attributed rent. Annual U/W Base Rent PSF excluding the gym, management and storage space is $23.40.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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10 SOUTH LASALLE STREET

The following table presents certain information relating to the lease rollover schedule at the 10 South LaSalle Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM(3)	26	16,312	2.1%	16,312	2.1%	$0	0.0%	$0.00
2016	3	13,035	1.7%	29,347	3.8%	$359,754	2.1%	$27.60
2017	8	47,632	6.1%	76,979	9.9%	$1,244,616	7.4%	$26.13
2018(5)	10	84,496	10.8%	161,475	20.7%	$2,192,184	13.1%	$25.94
2019	5	124,157	15.9%	285,632	36.6%	$3,702,010	22.1%	$29.82
2020	17	165,328	21.2%	450,960	57.7%	$3,946,255	23.5%	$23.87
2021	10	95,164	12.2%	546,124	69.9%	$2,157,126	12.9%	$22.67
2022	4	15,312	2.0%	561,436	71.8%	$320,934	1.9%	$20.96
2023	4	42,313	5.4%	603,749	77.3%	$761,989	4.5%	$18.01
2024	1	4,198	0.5%	607,947	77.8%	$89,208	0.5%	$21.25
2025	4	78,406	10.0%	686,353	87.8%	$1,770,796	10.6%	$22.58
2026	2	8,251	1.1%	694,604	88.9%	$232,852	1.4%	$28.22
Thereafter	0	0	0.0%	694,604	88.9%	$0	0.0%	$0.00
Vacant	0	86,822	11.1%	781,426	100.0%	$0	0.0%	$0.00
Total/Weighted Average	91	781,426	100.0%			$16,777,724	100.0%	$24.15

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes 16,312 square feet of gym, management and leased storage space which has no attributed rent.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(5)	Includes a portion of Clausen Miller’s space totaling 21,158 square feet (2.7% of the net rentable area) which is on a lease expiring December 31, 2018.

The following table presents historical occupancy percentages at the 10 South LaSalle Street Property:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)(2)	12/31/2013(1)	12/31/2014(1)	11/20/2015(3)
75.8%	82.6%	85.9%	88.5%	88.9%

(1)	Information obtained from the borrower.

(2)	Occupancy increased from 2011 to 2012 due to seven tenants totaling 60,955 square feet (7.8% of the net rentable area) taking occupancy in 2012.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 10 South LaSalle Street Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$11,207,285	$14,086,825	$14,951,160	$15,524,948(2)	$16,777,724(2)	65.5%	$21.47
Grossed Up Vacant Space	0	0	0	0	1,597,045	6.2	2.04
Total Reimbursables	5,518,241	6,537,162	6,845,961	7,441,021	8,623,889	33.7	11.04
Other Income	168,929	224,384	206,812	257,520	202,430	0.8	0.26
Less Vacancy & Credit Loss	0	0	0	0	(1,597,045)(3)	(6.2)	(2.04)
Effective Gross Income	$16,894,455	$20,848,371	$22,003,933	$23,223,489	$25,604,042	100.0	$32.77

Total Operating Expenses	$9,683,255	$10,128,344	$10,667,609	$11,366,068	$12,785,427	49.9%	$16.36

Net Operating Income	$7,211,200	$10,720,027	$11,336,324	$11,857,421	$12,818,615	50.1%	$16.40
TI/LC	0	0	0	0	1,893,938	7.4	2.42
Capital Expenditures	0	0	0	0	195,357	0.8	0.25
Net Cash Flow	$7,211,200	$10,720,027	$11,336,324	$11,857,421	$10,729,321	41.9%	$13.73

NOI DSCR(4)	1.52x	2.27x	2.40x	2.51x	2.71x
NCF DSCR(4)	1.52x	2.27x	2.40x	2.51x	2.27x
NOI DY(4)	6.9%	10.2%	10.8%	11.3%	12.2%
NCF DY(4)	6.9%	10.2%	10.8%	11.3%	10.2%

(1)	The increase in Net Operating Income from 2012 to 2013 is primarily due to Chicago Title taking occupancy and commencing rent payments in November 2012. The tenant’s first full year of rent is reflected in 2013.

(2)	The increase in U/W Base Rent from TTM 9/30/2015 is primarily attributable to six new leases commencing since August 2015 contributing approximately $676,123 to the U/W Base Rent, contractual rent steps totaling $409,303 and Northern Trust’s average rent with an increase of $150,535 being underwritten. Contractual rent steps through February 1, 2017 were underwritten with the exception of one tenant for which the rent step totaling $2,497 occurring in February 2018 was underwritten.

(3)	The underwritten economic vacancy is 8.7%. The 10 South LaSalle Street Property was 88.9% physically occupied as of November 20, 2015.

(4)	The debt service coverage ratios and debt yields are based on the 10 South LaSalle Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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10 SOUTH LASALLE STREET

Appraisal. As of the appraisal valuation date of December 2, 2015, the 10 South LaSalle Street Property had an “as-is” appraised value of $166,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 3, 2015, there was no evidence of any recognized environmental conditions at the 10 South LaSalle Street Property.

Market Overview and Competition. The 10 South LaSalle Street Property is located at the southwest corner of LaSalle Street and Madison Street in the Chicago, Illinois central business district (“CBD”). Downtown Chicago benefits by being the center of the metropolitan area’s transportation network. A total of five interstate highways lead directly to downtown Chicago, as do eight suburban railroad commuter lines, plus numerous public routes and six transit train lines. The 10 South LaSalle Street Property is located adjacent to the Chicago Transit Authority’s elevated “L” transportation and within half of a mile of both Ogilvie Transportation Center, which has approximately 110,000 daily rail commuters, and Union Station, which saw approximately 3.3 million rail commuters in 2015.

The 10 South LaSalle Street Property is located within the Central Loop submarket, which is known as the epicenter of the central business district featuring an urban mixed-use community supporting office, government, entertainment, shopping, residential and hotel accommodations. According to the appraisal, the area has undergone a resurgence over the past decade with the addition of residential and high-end retail, leading to renewed office tenant interest in the area which is illustrated by one the lowest office vacancy rates downtown. Immediately south of the 10 South LaSalle Street Property is the Financial District which is located primarily along LaSalle Street and is home to a large concentration of financial institutions including the Chicago offices for JP Morgan Chase, Harris Bank, Bank of America and the Federal Reserve. Further, at the southern end of the Financial District, approximately 5 blocks south of the 10 South LaSalle Street Property, are the Chicago Board of Trade, the Chicago Board Options Exchange and Chicago Stock Exchange. The 10 South LaSalle Street Property is also proximate to the Daley Center, City Hall, the Thompson Center (State of Illinois Building) and the State of Illinois Courthouse, which is imperative for many of the legal tenants at the 10 South LaSalle Street Property. The estimated 2015 population within a half-, one- and three-mile radius of the 10 South LaSalle Street Property was 10,119, 64,195 and 323,109, respectively, and the estimated 2015 average household income within the same radii was $116,485, $127,408 and $109,289, respectively.

According to a third party market research report, as of the third quarter of 2015, the Central Loop office submarket contained 104 buildings totaling approximately 47.9 million square feet of office space, a vacancy rate of 10.5% and average asking rent of $31.04 per square foot, full service gross. As of the third quarter of 2015, the Central Loop submarket contained 48 buildings totaling approximately 22.1 million square feet of class B space. The Central Loop office submarket class B vacancy was approximately 10.3% and the rental rate for class B space within the submarket was approximately $30.06 per square foot, full service gross.

The following table presents certain information relating to comparable office leases for the 10 South LaSalle Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
190 S LaSalle St Chicago, IL	1985/NAP	40	798,439	88%	0.1 miles	Deutsche Leasing	October 2016/ 7.0 Yrs	7,135	$25.00	NNN
125 S Wacker Dr Chicago, IL	1974/2005	31	518,276	77%	0.4 miles	Addison Group	March 2016 / 9.3 Yrs	4,427	$19.00	NNN
200 W Madison St Chicago, IL	1983/2006	45	928,040	94%	0.1 miles	Knowledgepoint 360 Group, Inc.	December 2015/ 11.0 Yrs	4,822	$21.50	NNN
1 S Wacker Dr Chicago, IL	1982/2000	40	1,195,170	86%	0.3 miles	US Fire Insurance Company	October 2015 / 10.0 Yrs	10,403	$24.00	NNN
225 W Washington St Chicago, IL	1987/NAP	28	484,916	88%	0.3 miles	WKFC Underwriting Managers	September 2015/ 5.5 Yrs	2,233	$19.00	NNN
440 S LaSalle St Chicago, IL	1984/NAP	40	1,000,000	74%	0.5 miles	Spot Trading, LLC	May 2015 / 5.0 Yrs	25,946	$20.00	NNN
200 W Adams St Chicago, IL	1985/NAP	30	683,129	92%	0.3 miles	Burns & McDonnell Engineering Co., Inc.	May 2015 / 5.5 Yrs	24,276	$16.50	NNN
540 W Madison St Chicago, IL	2003/NAP	31	1,107,819	93%	0.5 miles	Variance Health	April 2015 / 12.0 Yrs	125,005	$26.00	NNN

(1)      Information obtained from the appraisal and a third party market report.

The Borrower. The borrower is 10 South LaSalle Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 10 South LaSalle Street Whole Loan. Jeffrey Feil is the guarantor of certain nonrecourse carveouts under the 10 South LaSalle Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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10 SOUTH LASALLE STREET

The Sponsor. The 10 South LaSalle Street Loan Sponsor is Jeffrey Feil. Mr. Feil is the CEO of The Feil Organization, a real estate investment, development and management firm based in New York City. Founded over 60 years ago, The Feil Organization owns, develops and manages over 26.0 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. Mr. Feil is involved in ongoing litigation with various family members and shareholders. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $2,803,392 for real estate taxes, $2,248,889 for outstanding tenant improvements and leasing commissions (“TI/LCs”) associated with 13 tenants, and $630,218 for rent concessions related to 15 tenants. The loan documents provide for ongoing monthly escrows of $467,233 for real estate taxes, $16,280 for replacement reserves. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred or is continuing; (ii) the 10 South LaSalle Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

The loan documents also provide for ongoing monthly escrows of $130,238 for TI/LCs (capped at $1.0 million); however, upon the occurrence of the earlier of (i) the date that is 12 months prior to the expiration of the Chicago Title lease (including extension periods) or (ii) Chicago Title terminating its lease, the leasing reserve cap will be $3,000,000 and the monthly deposits will increase to an amount equal to one twelfth of the difference of the then-current balance of the TI/LC reserve and $3,000,000. Commencing upon (a) the lender receiving satisfactory evidence that the entire Chicago Title space is leased to an acceptable replacement tenant and such tenant is in occupancy, paying full unabated rent and all landlord obligations have been completed or paid in full; or (b) Chicago Title exercises its lease extension option with respect to the entire Chicago Title space, the leasing reserve will be required to maintain a balance of $750,000 and will be capped at $1,000,000.

Lockbox and Cash Management. The 10 South LaSalle Street Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the net cash flow debt yield being less than 7.5%. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the net cash flow debt yield being at least 7.5% for two consecutive calendar quarters.

Property Management. The 10 South LaSalle Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 10 South LaSalle Street Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates, and similar confirmations with respect to the ratings of any securities backed by the 10 South LaSalle Street Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 10 South LaSalle Street Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

CHICAGO INDUSTRIAL PORTFOLIO II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

CHICAGO INDUSTRIAL PORTFOLIO II

Chicago Industrial Portfolio II
1 3883 Butterfield Road Aurora, IL
2 703 Foster Avenue Bensenville, IL
3 1601 North Main Street Wheaton, IL
4 2101-2111 West 21st Street Broadview, IL
5 6200 Regency West Drive Racine, WI
6 900-926 South Westwood Avenue Addison, IL
7 1001-1091 Davis Road Elgin, IL
8 2101-2171 West Cermak Road Broadview, IL
9 902-924 Industrial Drive Aurora, IL
10 2001 Parkes Drive Broadview, IL
11 641-655 South Vermont Street Palatine, IL
12 707-717 South Vermont Street Palatine, IL
13 1958 Brandon Court Glendale Heights, IL
14 850-880 Greenleaf Avenue Elk Grove Village, IL
15 619-631 South Vermont Street Palatine, IL
16 601-617 South Vermont Street Palatine, IL
17 764-768 Thomas Drive Bensenville, IL
18 250 South Shaddle Avenue Mundelein, IL
19 1501-1525 North Main Street Wheaton, IL
20 930 North Shore Drive Lake Bluff, IL
21 120-138 West Lake Street Northlake, IL
22 888 Tower Road Mundelein, IL
23 7660 West Industrial Drive Forest Park, IL
John H. Batten Airport
Racine
Mount Pleasant
Racine County
Kenosha Regional Airport
Kenosha
Kenosha County
Pleasant Prairie
Wisconsin
Illinois
Zion
Waukegan Regional Airport
Waukegan
Lake Michigan
North Chicago
Fox Lake
McHenry County
Woodstock
McHenry
Lake County
Mundelein
Lake Bluff
Lake Forest
Crystal Lake
Long Grove
Highland Park
Buffalo Grove
Northwest Tollway
Palatine
Northbrook
Arlington Heights
Hoffman Estates
Evanston
Elgin
Schaumburg
Elk Grove Village
Des Plaines
Skokie
Park Ridge
Cook County
Bensenville
Chicago O'Hare Intl. Airport
DuPage County Airport
Kane County
St. Charles
Glendale Heights
Northlake
Oak Park
Addison
West Chicago
Broadview
Lombard
Chicago
Wheaton
Cicero
DuPage County
Oak Brook
Forest Park
Tri-State Tollway
R. Reagan Tollway
Midway Airport
Downers Grove
Aurora
Naperville
Will County
Oak Lawn
Lake Shore Drive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

No. 3 – Chicago Industrial Portfolio II

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$48,800,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$48,800,000			Location:	Various – See Table
% of Initial Pool Balance:	5.6%			Size:	1,122,573 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$43.47
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	George J. Cibula, Jr.; Matthew Lewandowski			Title Vesting:	Fee
Mortgage Rate:	5.210%			Property Manager:	Self-managed
Note Date:	December 23, 2015			4th Most Recent Occupancy (As of)(4):	92.7% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	84.5% (12/31/2012)
Maturity Date:	January 11, 2026			2nd Most Recent Occupancy (As of)(4):	83.5% (12/31/2013)
IO Period:	24 months			Most Recent Occupancy (As of)(4):	89.5% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	91.0% (Various)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(13),GRTR 1% or YM(103),O(4)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(5):	$3,600,459 (12/31/2014)
Additional Debt(2):	Yes			Most Recent NOI (As of)(5):	$4,389,182 (TTM 10/31/2015)
Additional Debt Type(2):	Mezzanine
				U/W Revenues:	$7,654,606
				U/W Expenses:	$3,153,503
Escrows and Reserves(3):				U/W NOI:	$4,501,103
				U/W NCF:	$4,056,299
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.40x
Taxes	$740,067	$140,276	NAP	U/W NCF DSCR(1):	1.26x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	9.2%
Replacement Reserves	$0	$20,804	NAP	U/W NCF Debt Yield(1):	8.3%
TI/LC Reserve	$750,000	$32,742	$1,600,000	As-Is Appraised Value:	$73,295,000
Deferred Maintenance	$648,901	$0	NAP	As-Is Appraisal Valuation Date:	Various
Environmental Reserve	$100,000	$0	NAP	Cut-off Date LTV Ratio(1):	66.6%
Rent Concession Reserve	$473,703	$0	NAP	LTV Ratio at Maturity or ARD(1):	57.9%

(1)	See “The Borrowers” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $4,500,000. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Chicago Industrial Portfolio II Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD were 1.09x, 7.6%, 72.7% and 64.0%, respectively.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section. Historical cash flows prior to 2014 are not available due to the sponsors’ acquisition of four of the Chicago Industrial Portfolio II Properties from 2013 to 2015. In aggregate, these four properties (3883 Butterfield Road, 1958 Brandon Court, 930 North Shore Drive and 7660 West Industrial Drive) account for 21.4% of the underwritten base rent and 33.2% of the Portfolio Cut-off Date Principal Balance.

The Mortgage Loan. The mortgage loan (the “Chicago Industrial Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 21 industrial properties and two retail properties located throughout the Chicago metropolitan statistical area (the “Chicago Industrial Portfolio II Properties”). The Chicago Industrial Portfolio II Mortgage Loan was originated on December 23, 2015 by Wells Fargo Bank, National Association. The Chicago Industrial Portfolio II Mortgage Loan had an original principal balance of $48,800,000, has an outstanding principal balance as of the Cut-off Date of $48,800,000 and accrues interest at an interest rate of 5.210% per annum. The Chicago Industrial Portfolio II Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Chicago Industrial Portfolio II Mortgage Loan matures on January 11, 2026.

Following the lockout period, the borrowers have the right to prepay the Chicago Industrial Portfolio II Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before October 11, 2025, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Chicago Industrial Portfolio II Mortgage Loan is prepayable without penalty on or after October 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

CHICAGO INDUSTRIAL PORTFOLIO II

Sources and Uses

Sources			Uses
Original loan amount	$48,800,000	91.6%	Loan payoff	$41,768,187	78.4%
Mezzanine loan	4,500,000	8.4	Reserves	2,712,671	5.1
			Closing costs	1,927,969	3.6
			Return of equity	6,891,173	12.9
Total Sources	$53,300,000	100.0%	Total Uses	$53,300,000	100.0%

The Properties. The Chicago Industrial Portfolio II Properties comprise 21 industrial properties and two retail properties totaling 1,122,573 square feet and are located throughout the Chicago, Illinois metropolitan statistical area. Built between 1956 and 2003, the Chicago Industrial Portfolio II Properties range in size from 12,000 square feet to 174,824 square feet. The two retail properties consist of a free-standing Walgreens (1601 North Main Street) and an unanchored retail center (1501-1525 North Main Street). The 21 industrial properties feature clear heights ranging from 14 feet to 24 feet, with a weighted average of 19 feet, and have office space ranging from 1.7% to 78.1% of the net rentable area, with a weighted average of 12.3%. Eight of the Chicago Industrial Portfolio II Properties (41.9% of net rentable area) are 100.0% occupied by single tenants; while the 15 remaining Chicago Industrial Portfolio II Properties (58.1% of net rentable area) are multi-tenanted and feature two to thirteen tenant spaces. No tenant occupies more than 15.6% of the net rentable area or represents more than 19.5% of annual underwritten base rent. The 3883 Butterfield Road property, which accounts for 28.0% of the Portfolio Cut-off Date Principal Balance, is 100.0% occupied by FedEx Freight, Inc. (rated Baa1/BBB by Moody’s/S&P) with a lease expiring in December 2028. The borrower does not have the right to release the 3883 Butterfield property (see “Partial Release” section). As of dates ranging from December 1, 2015 to February 1, 2016, the Chicago Industrial Portfolio II Properties were 91.0% occupied by 76 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

CHICAGO INDUSTRIAL PORTFOLIO II

The following table presents certain information relating to the Chicago Industrial Portfolio II Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
3883 Butterfield Road – Aurora, IL	Industrial	$13,665,598	28.0%	100.0%	2003/NAP	63,740	$20,525,000	66.6%
703 Foster Avenue – Bensenville, IL	Industrial	$4,444,232	9.1%	100.0%	1972/NAP	174,824	$6,675,000	66.6%
1601 North Main Street – Wheaton, IL	Retail	$3,761,785	7.7%	100.0%	2003/NAP	14,560	$5,650,000	66.6%
2101-2111 West 21st Street – Broadview, IL	Industrial	$3,046,047	6.2%	100.0%	1972/NAP	120,960	$4,575,000	66.6%
6200 Regency West Drive – Racine, WI	Industrial	$2,663,208	5.5%	100.0%	1992/2013	115,823	$4,000,000	66.6%
900-926 South Westwood Avenue – Addison, IL	Industrial	$1,797,667	3.7%	85.7%	1970/NAP	53,062	$2,700,000	66.6%
1001-1091 Davis Road – Elgin, IL	Industrial	$1,731,087	3.5%	90.5%	1977/NAP	67,128	$2,600,000	66.6%
2101-2171 West Cermak Road – Broadview, IL	Industrial	$1,664,506	3.4%	100.0%	1979/NAP	55,476	$2,500,000	66.6%
902-924 Industrial Drive – Aurora, IL	Industrial	$1,531,346	3.1%	74.4%	1974/NAP	43,000	$2,300,000	66.6%
2001 Parkes Drive – Broadview, IL	Industrial	$1,464,766	3.0%	100.0%	1968/NAP	53,284	$2,200,000	66.6%
641-655 South Vermont Street – Palatine, IL	Industrial	$1,424,818	2.9%	90.9%	1968/NAP	44,000	$2,140,000	66.6%
707-717 South Vermont Street – Palatine, IL	Industrial	$1,424,818	2.9%	100.0%	1967/NAP	44,120	$2,140,000	66.6%
1958 Brandon Court – Glendale Heights, IL	Industrial	$1,265,025	2.6%	0.0%	1970/NAP	35,833	$1,900,000	66.6%
850-880 Greenleaf Avenue – Elk Grove Village, IL	Industrial	$1,215,090	2.5%	100.0%	1980/NAP	34,500	$1,825,000	66.6%
619-631 South Vermont Street – Palatine, IL	Industrial	$1,158,496	2.4%	100.0%	1969/NAP	36,784	$1,740,000	66.6%
601-617 South Vermont Street – Palatine, IL	Industrial	$1,111,890	2.3%	45.5%	1969/NAP	36,667	$1,670,000	66.6%
764-768 Thomas Drive – Bensenville, IL	Industrial	$932,124	1.9%	100.0%	1983/NAP	19,200	$1,400,000	66.6%
250 South Shaddle Avenue – Mundelein, IL	Industrial	$915,479	1.9%	100.0%	1976/NAP	17,234	$1,375,000	66.6%
1501-1525 North Main Street – Wheaton, IL	Retail	$885,517	1.8%	100.0%	1956/NAP	14,458	$1,330,000	66.6%
930 North Shore Drive – Lake Bluff, IL	Industrial	$832,253	1.7%	100.0%	1970/2006	12,000	$1,250,000	66.6%
120-138 West Lake Street – Northlake, IL	Industrial	$765,673	1.6%	100.0%	1961/NAP	27,000	$1,150,000	66.6%
888 Tower Road – Mundelein, IL	Industrial	$649,158	1.3%	100.0%	1968/NAP	22,400	$975,000	66.6%
7660 West Industrial Drive – Forest Park, IL	Industrial	$449,417	0.9%	0.0%	1989/NAP	16,520	$675,000	66.6%
Total/Weighted Average		$48,800,000	100.0%	91.0%		1,122,573	$73,295,000	66.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

CHICAGO INDUSTRIAL PORTFOLIO II

The following table presents certain information relating to the tenancies at the Chicago Industrial Portfolio II Properties:

Major Tenants

Tenant Name	Property Name – Location	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
FedEx Freight, Inc.(3)	3883 Butterfield Road – Aurora, IL	NR/Baa1/BBB	63,740	5.7%	$21.27	$1,355,604	19.5%	12/31/2028
Grane Distribution Services, LLC	703 Foster Avenue – Bensenville, IL	NR/NR/NR	174,824	15.6%	$4.12	$720,000	10.3%	10/31/2016
Goodwill(4)	6200 Regency West Drive – Racine, WI	NR/NR/NR	115,823	10.3%	$3.66	$423,912	6.1%	12/31/2025(5)
Walgreen Co.	1601 North Main Street – Wheaton, IL	NR/Baa2/BBB	14,560	1.3%	$22.32	$325,000	4.7%	10/31/2078(6)
Max Ex, Inc.	2101-2111 West 21st Street – Broadview, IL	NR/NR/NR	46,973	4.2%	$5.50	$258,348	3.7%	3/31/2017
Builders Surplus, LLC	2101-2171 West Cermak Road – Broadview, IL	NR/NR/NR	39,626	3.5%	$6.25	$247,662	3.6%	9/30/2025(7)
Strikeforce Bowling, LLC	2001 Parkes Drive – Broadview, IL	NR/NR/NR	53,284	4.7%	$4.36	$232,376	3.3%	3/31/2018
Arrow Pneumatics, Inc.	2101-2111 West 21st Street – Broadview, IL	NR/NR/NR	43,175	3.8%	$3.95	$170,541	2.5%	6/30/2018(8)
Auto Union, Inc.	764-768 Thomas Drive – Bensenville, IL	NR/NR/NR	19,200	1.7%	$7.96	$152,760	2.2%	7/31/2022
Golden Eagle Distributors, LLC	2101-2111 West 21st Street – Broadview, IL	NR/NR/NR	30,812	2.7%	$4.57	$140,948	2.0%	11/30/2019
Total Major Tenants			602,017	53.6%	$6.69	$4,027,151	57.9%

Non-Major Tenants			419,212	37.3%	$6.99	$2,930,327	42.1%

Occupied Collateral Total			1,021,229	91.0%	$6.81	$6,957,479	100.0%

Vacant Space			101,344	9.0%

Collateral Total			1,122,573	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2016 totaling $17,494.

(3)	FedEx Freight, Inc. was granted abated rent of $11.07 per square foot through May 2016 as part of its June 2015 lease extension. The difference between the tenant’s abated rent and Annual U/W Base Rent (which the tenant will commence paying in June 2016) was reserved for at loan closing.

(4)	Goodwill was granted abated rent of $1.00 per month through May 2016 as part of its new lease. The difference between the tenant’s abated rent and Annual U/W Base Rent (which the tenant will commence paying in June 2016) was reserved for at loan closing.

(5)	Goodwill has a one-time right to terminate its lease on January 31, 2019 with six months’ notice and payment of a termination fee of $364,374.
(6)	Walgreen Co. has the right to terminate its lease on October 31, 2028 and every five years thereafter with six months’ notice.
(7)	Builders Surplus, LLC has a one-time right to terminate its lease on September 30, 2020 with six months’ notice.
(8)	In the event Arrow Pneumatics, Inc. (“Arrow”) or the majority of Arrow’s assets are sold and the buyer chooses not to assume Arrow’s lease, Arrow has the right to terminate its lease with six months’ notice and payment of a termination fee of $114,198.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

CHICAGO INDUSTRIAL PORTFOLIO II

The following table presents certain information relating to the lease rollover schedule at the Chicago Industrial Portfolio II Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	8,120	0.7%	8,120	0.7%	$55,110	0.8%	$6.79
2016	23	274,271	24.4%	282,391	25.2%	$1,386,119	19.9%	$5.05
2017	19	173,578	15.5%	455,969	40.6%	$1,204,332	17.3%	$6.94
2018	9	157,438	14.0%	613,407	54.6%	$806,500	11.6%	$5.12
2019	8	69,972	6.2%	683,379	60.9%	$411,043	5.9%	$5.87
2020	13	78,551	7.0%	761,930	67.9%	$530,000	7.6%	$6.75
2021	0	0	0.0%	761,930	67.9%	$0	0.0%	$0.00
2022	1	19,200	1.7%	781,130	69.6%	$152,760	2.2%	$7.96
2023	0	0	0.0%	781,130	69.6%	$0	0.0%	$0.00
2024	1	6,350	0.6%	787,480	70.1%	$59,436	0.9%	$9.36
2025	2	155,449	13.8%	942,929	84.0%	$671,575	9.7%	$4.32
2026	0	0	0.0%	942,929	84.0%	$0	0.0%	$0.00
Thereafter	2	78,300	7.0%	1,021,229	91.0%	$1,680,604	24.2%	$21.46
Vacant	0	101,344	9.0%	1,122,573	100.0%	$0	0.0%	$0.00
Total/Weighted Average	80(4)	1,122,573	100.0%			$6,957,479	100.0%	$6.81

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	The Chicago Industrial Portfolio II Properties are occupied by 76 tenants subject to 80 leases.

The following table presents historical occupancy percentages at the Chicago Industrial Portfolio II Properties:

Historical Occupancy(1)

12/31/2011(2)	12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	Various(3)
92.7%	84.5%	83.5%	89.5%	91.0%

(1)	The historical occupancies represent the weighted average monthly occupancies for the trailing twelve month periods ending on the dates shown and include the Chicago Industrial Portfolio II Properties that were owned by the sponsor in each applicable month. The sponsor acquired six of the Chicago Industrial Portfolio II Properties totaling 19.1% of total net rentable area in 2011 or later (1001-1091 Davis Road in August 2011 (6.0% of total net rentable area); 3883 Butterfield Road in May 2014 (5.7% of total net rentable area); 1958 Brandon Court in July 2015 (3.2% of total net rentable area); 764-768 Thomas Drive in October 2011 (1.7% of total net rentable area); 7660 West Industrial Drive in January 2013 (1.5% of total net rentable area); 930 North Shore Drive in September 2013 (1.1% of total net rentable area)).

(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. Occupancy shown is as of dates ranging from December 1, 2015 to February 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

CHICAGO INDUSTRIAL PORTFOLIO II

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Chicago Industrial Portfolio II Properties:

Cash Flow Analysis(1)

	2014(2)	TTM 10/31/2015(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,308,803	$7,033,964	$6,957,479(3)	90.9%	$6.20
Grossed Up Vacant Space	0	0	636,247	8.3	0.57
Total Reimbursables	310,351	465,900	927,870	12.1	0.83
Other Income	63,850	23,864	0	0.0	0.00
Less Vacancy & Free Rent	(334,907)	(393,859)	(866,989)(4)	(11.3)	(0.77)
Effective Gross Income	$6,348,098	$7,129,869	$7,654,606	100.0%	$6.82

Total Operating Expenses	$2,747,639	$2,740,687	$3,153,503	41.2%	$2.81

Net Operating Income	$3,600,459	$4,389,182	$4,501,103	58.8%	$4.01
TI/LC	0	0	195,153	2.5	0.17
Capital Expenditures	0	0	249,651	3.3	0.22
Net Cash Flow	$3,600,459	$4,389,182	$4,056,299	53.0%	$3.61

NOI DSCR	1.12x	1.36x	1.40x
NCF DSCR	1.12x	1.36x	1.26x
NOI DY	7.4%	9.0%	9.2%
NCF DY	7.4%	9.0%	8.3%

(1)	Historical cash flows prior to 2014 are not available due to the sponsors’ acquisition of four of the Chicago Industrial Portfolio II Properties from 2013 to 2015. In aggregate, these four properties (3883 Butterfield Road, 1958 Brandon Court, 930 North Shore Drive and 7660 West Industrial Drive) account for 21.4% of the underwritten base rent and 33.2% of the Portfolio Cut-off Date Principal Balance.

(2)	The increase in Net Operating Income from 2014 to TTM 10/31/2015 was due to new leasing activity and contractual rent increases, in addition to the sponsors’ acquisition of the 3883 Butterfield Road property in May 2014 and the 1958 Brandon Court property in July 2015.

(3)	U/W Base Rent includes contractual rent steps through November 2016 totaling $17,494.

(4)	The underwritten economic vacancy is 11.4%. The Chicago Industrial Portfolio II Properties were 91.0% physically occupied as of dates ranging from December 1, 2015 to February 1, 2016.

Appraisal. As of the appraisal valuation dates ranging from November 11, 2015 to November 18, 2015, the Chicago Industrial Portfolio II Properties had an “as-is” appraised value of $73,295,000.

Environmental Matters. According to Phase I environmental site assessments dated from June 4, 2015 to November 20, 2015, there was evidence of a recognized environmental condition (“REC”) at one of the Chicago Industrial Portfolio II Properties, which was related to one underground storage tank at the 3883 Butterfield Road property. There was also evidence of controlled recognized environmental conditions (“CRECs”) related to (i) an on-site dry cleaning operation located at the 1501-1525 North Main Street property, and (ii) an underground storage tank located at the 619-631 South Vermont Street property. In addition, the Phase I environmental site assessments identified potentially sensitive historical activities related to (a) the storage of chemical and petroleum products at 601-617 South Vermont Street, 619-631 South Vermont Street, 641-655 South Vermont Street, and 707-717 South Vermont Street (the “South Vermont Street properties”); (b) hazardous halogen solvent material at the 2101-2111 West 21st Avenue property; and (c) a triple trap oil/water separator unit at the 900-926 South Westwood Avenue property.

Although Phase II environmental site assessments were not recommended, the lender obtained an $8.0 million environmental insurance policy with a $2.0 million sublimit per claim from Steadfast Insurance Company, a member company of Zurich North American, with a 10 year term, 3 year policy tail and a $100,000 deductible, for which the lender reserved upfront. See “Description of the Mortgage Pool — Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Chicago Industrial Portfolio II Properties are located within the Chicago Industrial market, which has experienced a steady decline in vacancy from 10.0% in 2009 to 4.6% as of the third quarter of 2015. Additionally, the Chicago Industrial market has experienced positive absorption over the same time period. The Chicago Industrial market is divided into 19 submarkets, and the Chicago Industrial Portfolio II Properties are located within 9 of these submarkets. According to the appraisals, the submarket vacancy rates ranged from 1.6% to 10.5%, with a weighted average of 4.3%. Further, the appraiser concluded to market rents ranging from $3.15 per square foot to $22.50 per square foot, with a weighted average of $6.84 per square foot, which is in-line with the Annual U/W Base Rent PSF of $6.81.

The Borrowers. The borrower structure is comprised of one independent director and 23 single purpose entities, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Chicago Industrial Portfolio II Mortgage Loan. George J. Cibula, Jr. and Matthew Lewandowski are the guarantors of certain nonrecourse carveouts under the Chicago Industrial Portfolio II Mortgage Loan.

The Sponsors. The sponsors are George J. Cibula, Jr. and Matthew Lewandowski. Mr. Cibula has been involved in the industrial real estate market for over 40 years as a broker, investor, and developer. Mr. Cibula is a managing partner in over 60 industrial properties in Illinois, Indiana, and Wisconsin, comprising approximately 4.5 million square feet with over 200 tenants. In 1975 Mr. Cibula founded Darwin Realty & Development Corporation (“Darwin Realty”), a privately-held real estate brokerage, asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CHICAGO INDUSTRIAL PORTFOLIO II

management, investment and development firm based in suburban Chicago, Illinois. Darwin Realty has a focus on industrial properties in the Midwest, with a specific focus on Chicago. Mr. Lewandowski is a Vice President of Darwin Realty. During his career, Mr. Lewandowski has participated in over $500 million of real estate transactions.

Escrows. The loan documents provide for upfront reserves in the amount of $740,067 for real estate taxes; $750,000 for general tenant improvements and leasing commissions (“TI/LC”); $648,901 for deferred maintenance; $100,000 for the environmental insurance deductible; and $473,703 for rent concessions ($285,925 for FedEx Frieght, Inc. and $186,479 for Goodwill). Additionally, the loan documents provide for ongoing monthly escrows in the amount of $140,276 for real estate taxes, $20,804 for replacement reserves, and $32,742 for TI/LC (subject to a cap of $1,600,000).

The loan documents do not require monthly escrows for real estate taxes for the 3883 Butterfield Road and 1601 North Main Street properties provided (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely proof of payment of the real estate taxes. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Chicago Industrial Portfolio II Properties are insured under an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The Chicago Industrial Portfolio II Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all excess funds are swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio for the trailing 12-month period being less than 1.10x at the end of any calendar month; or (iii) the occurrence of an Anchor Tenant Trigger Event (as defined below). A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; and with regard to clause (iii), upon the occurrence of an Anchor Tenant Cure Event (as defined below).

An “Anchor Tenant Trigger Event” will commence upon the earlier of FedEx Freight, Inc. or Grane Distribution Services, LLC (i) filing for or becoming subject to a bankruptcy or similar insolvency proceeding; (ii) going dark, vacating or otherwise failing to be open for business; or (iii) terminating or canceling its lease, or giving written notice to the borrower of its intent to do so.

An “Anchor Tenant Cure Event” will commence with respect to clause (i) above, upon the bankruptcy or insolvency proceeding being terminated and the applicable tenant’s lease being affirmed; and with respect to clauses (ii) and (iii) above, upon a satisfactory replacement tenant acceptable to the lender occupying at least 50% of the applicable anchor space, resuming normal business operations and being open during customary hours, paying full, unabated rent and delivery to lender an estoppel certificate reasonably acceptable to lender.

Property Management. The Chicago Industrial Portfolio II Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Chicago Industrial Portfolio II Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates.

Right of First Refusal. Walgreen Co. has a right of first refusal (“ROFR”) to purchase the 1601 North Main Street property if a bona fide offer is received that the borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

Option to Purchase. Strikeforce Bowling, LLC (“Strikeforce”) has the option to purchase the 2001 Parkes Drive property through September 30, 2017 at a purchase price of $2.2 million. Strikeforce’s option to purchase must be submitted in writing to the borrower, along with an earnest money deposit of $220,000.

Partial Release. Following the lockout period (except for the 2001 Parkes Drive and 6200 Regency West Drive properties, which can be released at any time), the borrower is permitted to partially release any of the Chicago Industrial Portfolio II Properties (excluding the 3883 Butterfield Road property), subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the principal balance is reduced by the greater of (a)(1) 110% of the released property’s allocated loan amount for 7660 West Industrial Drive, 703 Foster Avenue, 902-924 Industrial Drive, 900-926 South Westwood Avenue, 1958 Brandon Court, 2001 Parkes Drive, and 707-717 South Vermont Street; (2) 120% of the released property’s allocated loan amount for 764-768 Thomas Drive and 1601 North Main Street; (3) 115% of the released property’s allocated loan amount for the remaining Chicago Industrial Portfolio II Properties; and (b) 100% of the net proceeds of the sale of the released property (but no more than 125% of the released property’s allocated loan amount); (iii) the net cash flow debt yield of the remaining Chicago Industrial Portfolio II Properties following the release being no less than the greater of (x) 8.0% and (y) the net cash flow debt yield of the Chicago Industrial Portfolio II Properties immediately prior to the release; (iv) the amortizing debt service coverage ratio of the remaining

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CHICAGO INDUSTRIAL PORTFOLIO II

Chicago Industrial Portfolio II Properties following the release being no less than the greater of (I) 1.25x and (II) the amortizing debt service coverage ratio of the Chicago Industrial Portfolio II Properties immediately prior to the release; (v) the loan-to-value ratio of the remaining Chicago Industrial Portfolio II Properties following the release being no more than the lesser of (X) 70.0% and (Y) the loan-to-value ratio of the Chicago Industrial Portfolio II Properties immediately prior to the release; (vi) rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates; and (vii) the lender receives a legal opinion that the release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. MSC–Welbic HoldCo, LLC, a Delaware limited liability company (the “Chicago Industrial Portfolio II Mezzanine Lender”) has originated a $4,500,000 mezzanine loan (the “Chicago Industrial Portfolio II Mezzanine Loan”) to Welbic Mezz Manager LLC, a Delaware limited liability company (the “Chicago Industrial Portfolio II Mezzanine Borrower”). MSC-Welbic HoldCo, LLC is owned by Morrison Street Debt Opportunities Fund, L.P., which is managed by Morrison Street Capital, LLC. The Chicago Industrial Portfolio II Mezzanine Loan is subject to an intercreditor agreement between lender and the Chicago Industrial Portfolio II Mezzanine Lender. The Chicago Industrial Portfolio II Mezzanine Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 119 months. The Chicago Industrial Portfolio II Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and requires interest-only payments through the term of the Chicago Industrial Portfolio II Mezzanine Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Chicago Industrial Portfolio II Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

WALGREENS-CVS PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

WALGREENS-CVS PORTFOLIO

CANADA
MANITOBA
Winnipeg
QUEBEC
NEW BRUNSWICK
Québec
Montreal
Ottawa
ONTARIO
Lake Superior
ME
ND
MN
VT
NH
Minneapolis
St. Paul
WI
Lake Michigan
Lake Huron
Toronto
L. Ontario
Boston
SD
MA
Buffalo
NY
West Hartford
RI
CT
MI
Milwaukee
Detroit
Lake Erie
New York
IA
Feasterville
NJ
Chicago
Cleveland
Philadelphia
Omaha
Joliet
Pittsburgh
PA
Brick Township
NE
Des Moines
Baltimore
Columbus
MD
DE
Blackwood
IL
Indianapolis
Glen Burnie
Decatur
Washington DC
OH
Kansas City
Taylorville
IN
Edgewater
Topeka
Cincinnati
WV
KS
MO
St. Louis
Louisville
Norfolk
VA
Virginia Beach
Wichita
KY
Raleigh
Nashville
NC
Tulsa
Charlotte
OK
Memphis
TN
Elk City
Oklahoma City
Little Rock
Atlanta
SC
Atlantic Ocean
AR
GA
Charleston
Birmingham
Fort Worth
Dallas
MS
AL
Jackson
Jacksonville
LA
Baton Rouge
Austin
TX
New Orleans
Orlando
Houston
Tampa
San Antonio
FL
Gulf of Mexico
Miami
BAHAMAS
CUBA
Walgreens-CVS Portfolio
1 Walgreens - Feasterville Feasterville, PA
2 Walgreens - Mechanicsville Blackwood, NJ
3 Walgreens - Baltimore Baltimore, MD
4 Walgreens - Brick Brick Township, NJ
5 Walgreens - West Hartford West Hartford, CT
6 Walgreens - Decatur Decatur, IL
7 Walgreens - Edgewater Edgewater, MD
8 Walgreens - Elk City Elk City, OK
9 CVS - Baton Rouge Baton Rouge, LA
10 Walgreens - Taylorville Taylorville, IL
11 Walgreens - Glen Burnie Glen Burnie, MD
12 Walgreens - Joliet Joliet, IL
0
100
200
Miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

No. 4 – Walgreens-CVS Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$45,750,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$45,750,000			Location:	Various – See Table
% of Initial Pool Balance:	5.2%			Size:	172,835 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$264.70
Borrower Name:	Maple Plaza Drugstores, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	David Wilstein; Leonard Wilstein			Title Vesting(2):	Various
Mortgage Rate:	5.150%			Property Manager:	Tenant-managed
Note Date:	January 28, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	February 11, 2026			2nd Most Recent Occupancy(As of):	100.0% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (2/1/2016)
Seasoning:	0 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(3):	NAV
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$4,281,893 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$4,279,452 (T9 Annualized 9/31/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$5,898,884
				U/W Expenses:	$1,747,884
				U/W NOI:	$4,151,000
				U/W NCF:	$4,107,126
				U/W NOI DSCR:	1.27x
Escrows and Reserves(1):				U/W NCF DSCR:	1.26x
				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$76,030,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(4):	Various
Replacement Reserves	$0	$0	NAP	Cut-off Date LTV Ratio:	60.2%
TI/LC Reserve	$0	$14,403	$518,508	LTV Ratio at Maturity or ARD:	45.2%

(1)	See “Escrows” section.
(2)

Two of the Walgreens-CVS Portfolio Properties (as defined below) are secured by the leasehold interest; one of the Walgreens-CVS Portfolio Properties is secured by a fee interest and the leasehold interest; and the remaining nine Walgreens-CVS Portfolio Properties are secured by the fee interest. See “Ground Lease” section.

(3)	See “Cash Flow Analysis” section.
(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Walgreens-CVS Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 12 single tenant retail properties located in seven states (the “Walgreens-CVS Portfolio Properties”). The Walgreens-CVS Portfolio Mortgage Loan was originated on January 28, 2016 by Wells Fargo Bank, National Association. The Walgreens-CVS Portfolio Mortgage Loan had an original principal balance of $45,750,000, has an outstanding principal balance as of the Cut-off Date of $45,750,000 and accrues interest at an interest rate of 5.150% per annum. The Walgreens-CVS Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Walgreens-CVS Portfolio Mortgage Loan matures on February 11, 2026.

Following the lockout period, the borrower has the right to defease the Walgreens-CVS Portfolio Mortgage Loan in whole, or in part (see ”Partial Release” section), on any day before November 11, 2025. In addition, the Walgreens-CVS Portfolio Mortgage Loan is prepayable without penalty on or after November 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

WALGREENS-CVS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$45,750,000	100.0%	Loan payoff(1)	$43,626,018	95.4%
			Closing costs	124,578	0.3
			Return of equity	1,999,404	4.4
Total Sources	$45,750,000	100.0%	Total Uses	$45,750,000	100.0%

(1)	The Walgreens-CVS Portfolio Properties were previously securitized in various transactions in 2006. See “Previously Securitization History” table in the Characteristics of the Mortgage Pool.

The Properties. The Walgreens-CVS Portfolio Properties comprise 11 single tenant Walgreens properties and one single tenant CVS retail property totaling 172,835 rentable square feet located in seven states: Maryland (3), Illinois (3), New Jersey (2), Connecticut (1), Louisiana (1), Oklahoma (1) and Pennsylvania (1). Built between 1949 and 2006 with one property renovated in 2006, two of the Walgreens-CVS Portfolio Properties are secured by the leasehold interest; one is secured by a fee interest and the leasehold interest; and the remaining nine are secured by the fee interest (see “Ground Lease” section). The Walgreens-CVS Portfolio Properties range in size from 12,805 square feet to 15,120 square feet and were 100.0% occupied as of February 1, 2016.

Walgreens is one of the largest drugstore chains in the U.S., with more than 8,000 stores located in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. With stores located within five miles of approximately 75.0% of Americans, Walgreens interacts with approximately 8.0 million customers each day. In December 2014, Walgreens completed its strategic combination with Alliance Boots to establish Walgreens Boots Alliance, Inc. (“WBA”)(NASDAQ: WBA and rated Baa2/BBB by Moody’s/S&P) and is now part of the Retail Pharmacy USA division of WBA. WBA reported net earnings of $1.1 billion for the first quarter of the 2016 fiscal year, a 30.6% increase over the same quarter one year prior. Additionally, net sales in the first quarter of 2016 were approximately $29.0 billion, a 48.5% increase over the same quarter one year prior, largely due to the inclusion of Alliance Boots consolidated results.

The following table presents certain information relating to the Walgreens-CVS Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Walgreens – Feasterville, PA	$5,325,365	11.6%	100.0%	2005/NAP	14,820	$8,850,000	60.2%
Walgreens – Baltimore, MD	$4,813,889	10.5%	100.0%	2005/NAP	13,677	$8,000,000	60.2%
Walgreens – Mechanicsville, NJ	$4,813,889	10.5%	100.0%	2005/NAP	14,820	$8,000,000	60.2%
Walgreens – Brick, NJ	$4,723,629	10.3%	100.0%	2005/NAP	14,550	$7,850,000	60.2%
Walgreens – West Hartford, CT	$3,983,493	8.7%	100.0%	1949/2006	12,805	$6,620,000	60.2%
Walgreens – Decatur, IL	$3,790,938	8.3%	100.0%	2006/NAP	14,820	$6,300,000	60.2%
Walgreens – Edgewater, MD	$3,730,764	8.2%	100.0%	2005/NAP	14,820	$6,200,000	60.2%
Walgreens – Elk City, OK	$3,309,549	7.2%	100.0%	2005/NAP	14,550	$5,500,000	60.2%
CVS – Baton Rouge, LA	$3,104,959	6.8%	100.0%	2004/NAP	13,813	$5,160,000	60.2%
Walgreens – Taylorville, IL	$3,038,768	6.6%	100.0%	2006/NAP	14,550	$5,050,000	60.2%
Walgreens – Glen Burnie, MD	$2,587,465	5.7%	100.0%	2005/NAP	14,490	$4,300,000	60.2%
Walgreens – Joliet, IL	$2,527,292	5.5%	100.0%	2000/NAP	15,120	$4,200,000	60.2%
Total/Weighted Average	$45,750,000	100.0%	100.0%		172,835	$76,030,000	60.2%

The following table presents certain information relating to the tenancies at the Walgreens-CVS Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Major Tenants
Walgreens	NR/Baa2/BBB	159,022(3)	92.0%(3)	$28.38(3)	$4,512,823(3)	92.6%(3)	Various(4)	Various(4)	Various(3)
CVS	NR/Baa1/BBB+	13,813	8.0%	$26.25	$362,651	7.4%	NAV	NAV	9/8/2024(5)
Occupied Collateral Total		172,835	100.0%	$28.21	$4,875,474	100.0%

Vacant Space		0	0.0%

Collateral Total		172,835	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2016 totaling $89,823.
(3)	See “Lease Detail” table for property level information.
(4)	See “Historical Sales (PSF) and Occupancy Costs” table for property level sales and occupancy costs.
(5)	CVS has four, five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WALGREENS-CVS PORTFOLIO

The following table presents certain information relating to the leases at the Walgreens-CVS Portfolio Properties:

Lease Detail

Property Name – Location	Tenant NRSF	% of Portfolio NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Portfolio U/W Base Rent	Lease Expiration Date	Termination Option Date(1)
Walgreens – Edgewater, MD	14,820	8.6%	$34.55	$512,000	10.5%	5/31/2081	5/31/2031
Walgreens – Feasterville, PA	14,820	8.6%	$34.35	$509,000	10.4%	12/31/2080	12/31/2030
Walgreens – Glen Burnie, MD	14,490	8.4%	$33.33	$483,000	9.9%	7/31/2080	7/31/2030
Walgreens – Mechanicsville, NJ	14,820	8.6%	$31.30	$463,823	9.5%	3/31/2081	3/31/2031
Walgreens – Brick, NJ	14,550	8.4%	$30.93	$450,000	9.2%	2/28/2081	2/28/2031
Walgreens – West Hartford, CT	12,805	7.4%	$33.58	$430,000	8.8%	2/28/2081	2/28/2031
Walgreens – Baltimore, MD	13,677	7.9%	$30.64	$419,000	8.6%	12/31/2080	12/31/2030
CVS – Baton Rouge, LA	13,813	8.0%	$26.25	$362,651	7.4%	9/8/2024(2)	NAP
Walgreens – Decatur, IL	14,820	8.6%	$23.82	$353,000	7.2%	3/31/2081	3/31/2031
Walgreens – Elk City, OK	14,550	8.4%	$21.72	$316,000	6.5%	12/31/2080	12/31/2030
Walgreens – Joliet, IL	15,120	8.7%	$19.51	$295,000	6.1%	12/31/2059	12/31/2019
Walgreens – Taylorville, IL	14,550	8.4%	$19.38	$282,000	5.8%	2/28/2081	2/28/2031
Total/Weighted Average	172,835	100.0%	$28.21	$4,875,474	100.0%

(1)	The Walgreens leases are structured with 60- to 75-year terms with termination options following the initial 20 to 25 years of the lease and every five years thereafter with required notice periods ranging from 6 to 12 months. The termination options presented represent the first termination option for each respective property.
(2)	The CVS lease has four, five-year renewal options.

Historical Sales (PSF) and Occupancy Costs(1)

Property Name – Location	2012(2)	2013(2)	2014(2)	2015(2)	Occupancy Cost(3)
Walgreens – Edgewater, MD	$202	$204	$213	$206	16.8%
Walgreens – Feasterville, PA	$155	$157	$146	NAV	23.5%
Walgreens – Glen Burnie, MD	$253	$240	$247	$218	15.3%
Walgreens – Mechanicsville, NJ	$165	$167	$174	$163	19.2%
Walgreens – Brick, NJ	$286	$289	$255	$224	13.8%
Walgreens – West Hartford, CT	$184	$173	$174	$166	20.3%
Walgreens – Baltimore, MD	$230	$230	$219	NAV	14.0%
CVS – Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV
Walgreens – Decatur, IL	$154	$147	$143	$128	18.6%
Walgreens – Elk City, OK	$294	$315	$299	NAV	7.3%
Walgreens – Joliet, IL	$297	$311	$297	NAV	6.6%
Walgreens – Taylorville, IL	$162	$155	$147	$131	14.8%
Total/Weighted Average	$217(4)	$218(4)	$211(4)	$200(4)(5)	15.4%(4)

(1)	Sales exclude tobacco products, alcoholic and non-alcoholic beverages and reimbursed prescription items.
(2)	Sales are based on the trailing 12-month period ending on various dates ranging from January through December for each respective year.
(3)	Based on sales for the most recent period available for each property.

(4)	Per the Walgreens 2015 10-K filing, sales of reimbursed prescription items represent approximately 64.0% of total chain-wide sales. Based on this information, the estimated Weighted Average Sales PSF for 2012, 2013, 2014 and 2015 for the Walgreens-CVS Portfolio Properties including reimbursed prescription items would be approximately $602, $604, $585, and $556, respectively, resulting in a Weighted Average Occupancy Cost of approximately 5.6%.
(5)	Weighted Average 2015 Sales PSF assumes 2014 sales figures for tenants which have not yet reported 2015 sales information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WALGREENS-CVS PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Walgreens-CVS Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	13,813	8.0%	13,813	8.0%	$362,651	7.4%	$26.25
2025	0	0	0.0%	13,813	8.0%	$0	0.0%	$0.00
2026	0	0	0.0%	13,813	8.0%	$0	0.0%	$0.00
Thereafter	11	159,022	92.0%	172,835	100.0%	$4,512,823	92.6%	$28.38
Vacant	0	0	0.0%	172,835	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	172,835	100.0%			$4,875,474	100.0%	$28.21

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Walgreens-CVS Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	2/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the leases.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Walgreens-CVS Portfolio Properties:

Cash Flow Analysis(1)

	2014	T9 Annualized 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,526,518	$4,531,452	$4,875,474(3)	82.7%	$28.21
Grossed Up Vacant Space	0	0	0	0.0	0.00
Total Reimbursables(2)	0	0	1,191,899	20.2	6.90
Other Income	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	(168,489)(4)	(2.9)	(0.97)
Effective Gross Income	$4,526,518	$4,531,452	$5,898,884	100.0%	$34.13

Total Operating Expenses(2)	$244,625	$252,000	$1,747,884	29.6%	$10.11

Net Operating Income	$4,281,893	$4,279,452	$4,151,000	70.4%	$24.02
TI/LC	0	0	26,590	0.5	0.15
Capital Expenditures	0	0	17,284	0.3	0.10
Net Cash Flow	$4,281,893	$4,279,452	$4,107,126	69.6%	$23.76

NOI DSCR	1.31x	1.31x	1.27x
NCF DSCR	1.31x	1.31x	1.26x
NOI DY	9.4%	9.4%	9.1%
NCF DY	9.4%	9.4%	9.0%

(1)	Operating history prior to 2014 is not available. All of the Walgreens-CVS Portfolio Properties are single-tenanted properties subject to triple net leases.
(2)	Historical Total Operating Expenses shown represent only the ground lease payments at the Walgreens – Edgewater, CVS – Baton Rouge and Walgreens – Glen Burnie properties, as all tenants are responsible for all operating expenses, real estate taxes and insurance premiums and pay such expenses directly.
(3)	U/W Base Rent include contractual rent steps through March 2016 totaling $89,823.
(4)	The underwritten economic vacancy is 3.5%. The Walgreens-CVS Portfolio Properties were 100.0% physically occupied as of February 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WALGREENS-CVS PORTFOLIO

Appraisals. As of the appraisal valuation dates ranging from September 6, 2015 to September 15, 2015, the Walgreens-CVS Portfolio Properties had an aggregate “as-is” appraised value of $76,030,000. The apparaiser also concluded to a “Go-Dark” value of $43,580,000 for the Walgreens-CVS Portfolio Properties.

Environmental Matters. According to the Phase I environmental site assessments dated from September 18, 2015 to September 24, 2015, there were recognized environmental conditions (“RECs”) related to (i) a former gas station located at the CVS – Baton Rouge property; (ii) several former gas stations and auto repair facilities located at the Walgreens – Elk City property; (iii) a former gas station located at the Walgreens – Mechanicsville property; and (iv) the absence of tank closure documentation or regulatory closure for a former 3,000-gallon fuel-oil underground storage tank located at the Walgreens – West Hartford property.

In lieu of performing recommended Phase II investigations for the aforementioned RECs, a $4.0 million environmental insurance policy was obtained with a 10-year term and a three-year tail. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Borrower. The borrower is Maple Plaza Drugstores, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walgreens-CVS Portfolio Mortgage Loan. David Wilstein and Century Trust UDT are the guarantors of certain nonrecourse carveouts under the Walgreens-CVS Portfolio Mortgage Loan.

The Sponsors. The sponsors are David Wilstein and Leonard Wilstein. David Wilstein is the founder and president of Realtech Construction Co. (“Realtech”), one of Los Angeles’ oldest and largest commercial real estate development firms. Since Realtech’s founding in 1976, Mr. Wilstein has overseen more than 100 projects, including the 12-story Roar building in Beverly Hills and the 25-story Wells Fargo Center in Brentwood, California.

Escrows. The loan documents provide for ongoing monthly reserves in the amount of $14,403 for tenant improvements and leasing commissions (capped at $518,508). Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing; (ii) each of the tenants of the Walgreens-CVS Portfolio Properties is obligated to and either are reimbursing the borrower for real estate taxes or are paying real estate taxes directly to the applicable taxing authority; (iii) if requested by the lender, the borrower provides acceptable evidence that real estate taxes have been paid; (iv) all leases are in full force and effect and neither the borrower or tenants are in default of any of their obligations; and (v) the debt service coverage based on a trailing three-month period is equal to or greater than 1.25x.

Ongoing monthly reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; (ii) the Walgreens-CVS Portfolio Properties are covered via an acceptable blanket insurance policy; (iii) each of the tenants of the Walgreens-CVS Portfolio Properties is obligated to and are either reimbursing the borrower for insurance premiums or are paying insurance premiums directly to the applicable insurance authority; (iv) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums; and (v) all leases are in full force and effect and neither the borrower or tenants are in default of any of its obligations. Notwithstanding the foregoing, ongoing monthly reserves for insurance premiums are not required for such Walgreens-CVS Portfolio Properties that elect to self-insure and maintain the self-insurance requirements as further outlined in the loan documents.

Lockbox and Cash Management. The Walgreens-CVS Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.20x at the end of any calendar quarter; or (iii) Walgreens or its parent company has its long-term credit rating withdrawn, qualified or downgraded below BBB- by S&P (or an equivalent rating from Fitch or Moody’s). A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), upon Walgreens or its parent company’s long-term rating no longer being withdrawn, qualified or rated below BBB- by S&P (or an equivalent rating from Fitch or Moody’s).

Property Management. The Walgreens-CVS Portfolio Properties are managed by the tenants.

Assumption. The borrower has the two-time right to transfer the Walgreens-CVS Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates.

Right of First Offer. Walgreens has a right of first offer (“ROFO”) to purchase any of the Walgreens-CVS Portfolio Properties occupied by Walgreens. The ROFO is not extinguished by a foreclosure of the Walgreens-CVS Portfolio Properties; however the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WALGREENS-CVS PORTFOLIO

Partial Release. Following the lockout period, and in connection with a bona-fide arm’s length sale, the borrower is permitted to partially release up to three of the Walgreens-CVS Portfolio Properties, subject to certain conditions including (i) the defeasance of a portion of the principal balance of the Walgreens-CVS Portfolio Mortgage Loan in an amount equal to the greater of (a) 125% of the released property’s allocated loan amount and (b) 100% of the net proceeds of the sale of the released property; (ii) the loan-to-value ratio with respect to the remaining properties will be no greater than the lesser of 65.0% or the loan-to-value-ratio of the Walgreens-CVS Portfolio Properties immediately prior to the release; (iii) the debt service coverage ratio with respect to the remaining properties will be no less than the debt service coverage ratio immediately prior to the release; (iv) the net cash flow debt yield with respect to the remaining properties will be no less than the greater of 8.5% and the net cash flow debt yield immediately prior to the release; (v) the lender receives rating agency confirmation from Fitch, Moody’s and Morningstar that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates; and (vi) the lender receives a legal opinion that the release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Additional Indebtedness. Not permitted.

Ground Lease. Three of the Walgreens-CVS Portfolio Properties are subject to ground leases: the Walgreens – Edgewater property is subject to a ground lease with Harvey W. Lee and the Lee Family Irrevocable Trust as ground lessor that expires on July 7, 2104; the CVS – Baton Rouge property is subject to a ground lease with The Succession of Jane Duplantier Kelley and the Duplantier Family Partnership as ground lessor that expires on September 8, 2029 with seven, five-year extension options; and the Walgreens – Glen Burnie property is subject to a ground lease with VEI Glen Burnie LLC as ground lessor that expires on July 31, 2080. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Walgreens-CVS Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. However, the borrower’s obligation to provide terrorism and business interruption insurance is suspended if the tenants elect to provide third party insurance or self-insure in accordance with its lease. Each of the Walgreens tenants is currently providing third-party insurance for its respective Walgreens-CVS Portfolio Properties that complies with the loan document requirements. The CVS tenant has provided notice of its elective to self-insure at the CVS – Baton Rouge property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

TORRANCE CROSSROADS

THE HOME DEPOT

BOX OF BAGELS

RUBY JEWELRY
NAILS
Flame Broiler

TORRANCE CROSSROADS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

TORRANCE CROSSROADS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

TORRANCE CROSSROADS

Torrance Crossroads
24427 & 24451 Crenshaw Boulevard
Torrance, CA 90505
Los Angeles International Airport
Inglewood
Downtown Los Angeles 11 miles
El Segundo
Hawthorne
Hawthorne Municipal Airport
Dockweiler State Beach
Del Aire
Compton
Chevron Oil Refinery
Gardena
Lawndale
Alondra Park
Manhattan Beach County Park
Manhattan Beach
Manhattan Beach Pier, Roundhouse Aquarium
Hermosa Beach
Hermosa Beach Pier
Redondo Beach
Redondo Beach Pier
The Pier Shopping Center
Torrance
Del Amo Fashion Center
Madrona Marsh Nature Preserve
Pacific Ocean
Redondo Beach State Park
Torrance Memorial Medical Center
Torrance Airport
Harbor UCLA Medical Center
Carson
LOS ANGELES
LOS ANGELES COUNTY
Lomita
Palos Verdes Estates
Palos Verdes Golf Course
South Coast Botanic Garden
Rolling Hills Country Club
Rolling Hills Estates
Rolling Hills
Rancho Palos Verdes
Kaiser Permanente South Bay Medical Center
Harbor Park Muni. GC
Los Angeles Harbor College
Wilmington
Cal. State University - Dominguez Hills
Victoria Golf Course
Southbay Pavilion
South Bay Galleria
Columbia Regional Park
South Bay Medical Center
Clark Stadium
El Camino College
Alondra Park Golf Course
Memorial Hospital of Gardena
Gardena Civic Center
Los Angeles Southwest College
Robert F. Kennedy Medical Ctr.
Northrop Grumman
Manhattan Village
Downtown Manhattan Beach
San Diego Fwy
Harbor Fwy
Pacific Coast Hwy
Palos Verdes Dr North
Vincent Thomas Bridge
Port of Los Angeles
Terminal Island
San Pedro
Downtown Long Beach 4 miles
Metro Green Line

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

No. 5 – Torrance Crossroads

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$45,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$45,000,000			Location:	Torrance, CA
% of Initial Pool Balance:	5.1%			Size:	128,121 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$351.23
Borrower Name:	Torrance Shopping Towne, LLC			Year Built/Renovated:	1992/NAP
Sponsor:	Dorian Bilak; Sara V. Dumont			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Self-managed
Note Date:	January 11, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	January 11, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (1/5/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,531,255 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(2):	$3,943,884 (12/31/2013)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$4,030,354 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$4,242,225 (12/31/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$5,004,398
				U/W Expenses:	$1,054,499
				U/W NOI:	$3,949,899
				U/W NCF:	$3,909,902
				U/W NOI DSCR:	1.82x
Escrows and Reserves(1):				U/W NCF DSCR:	1.80x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.7%
Taxes	$168,907	$43,830	NAP	As-Is Appraised Value:	$74,500,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 18, 2015
Replacement Reserves	$0	$1,388	NAP	Cut-off Date LTV Ratio:	60.4%
TI/LC	$0	$0	NAP	LTV Ratio at Maturity or ARD:	60.4%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Torrance Crossroads Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Torrance, California (the “Torrance Crossroads Property”). The Torrance Crossroads Mortgage Loan was originated on January 11, 2016 by Wells Fargo Bank, National Association. The Torrance Crossroads Mortgage Loan had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and accrues interest at an interest rate of 4.750% per annum. The Torrance Crossroads Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments throughout the loan term. The Torrance Crossroads Mortgage Loan matures on January 11, 2026.

Following the lockout period, the borrower has the right to defease the Torrance Crossroads Mortgage Loan in whole, but not in part, on any date before October 11, 2025. In addition, the Torrance Crossroads Mortgage Loan is prepayable without penalty on or after October 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

TORRANCE CROSSROADS

Sources and Uses

Sources			Uses
Original loan amount	$45,000,000	100.0%	Loan payoff(1)	$37,042,251	82.3%
			Reserves	168,907	0.4
			Closing costs	607,532	1.4
			Return of equity	7,181,310	16.0
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

(1)	The Torrance Crossroads Property was previously securitized in the WBCMT 2006-C24 transaction.

The Property. The Torrance Crossroads Property is an anchored retail property containing 128,121 square feet and located in Torrance, California, approximately 23.3 miles southwest of the Los Angeles central business district. Built in 1992 and situated on a 15.2-acre site, the Torrance Crossroads Property is anchored by Home Depot USA, Inc. (“Home Depot”)(94.6% of the net rentable area, 92.3% of underwritten base rent), which has been in occupancy since 1992. The remaining portion of the Torrance Crossroads Property is occupied by six inline tenants, none of which account for more than 1.1% of the net rentable area. The Torrance Crossroads Property is part of a larger retail center, which includes a Vons grocery store, Office Depot and additional inline space, which are not part of the collateral for the Torrance Crossroads Mortgage Loan. The Torrance Crossroads Property contains 985 surface parking spaces, accounting for a parking ratio of 7.7 spaces per 1,000 square feet of rentable area. As of January 5, 2016, the Torrance Crossroads Property was 100.0% occupied by seven tenants, and the Torrance Crossroads Property has been 100.0% occupied since 2005.

The following table presents certain information relating to the tenancies at the Torrance Crossroads Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Home Depot	A/A2/A	121,156	94.6%	$29.24(1)	$3,543,078(1)	92.3%	$636	6.1%	1/31/2028(3)
Total Major Tenants		121,156	94.6%	$29.24	$3,543,078	92.3%

Other Tenants		6,965	5.4%	$42.71	$297,472	7.7%

Occupied Collateral Total		128,121	100.0%	$29.98	$3,840,549	100.0%

Vacant Space		0	0.0%

Collateral Total		128,121	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for Home Depot represent the tenant’s average rent over the loan term. Home Depot’s current in-place rent is $28.82 per square foot.
(2)	Sales and occupancy cost are for the trailing 12-month period ending October 31, 2015. Home Depot’s occupancy cost shown includes underwritten base rent, reimbursements and percentage rent equal to 1.0% of gross sales above $44.0 million.
(3)	Home Depot has four, five-year lease renewal options.

Historical Sales (PSF) and Occupancy Cost

Tenant	2010	2011	2012	2013	2014	TTM 10/31/2015	Current Occupancy Cost(1)
Home Depot	$510	$524	$562	$607	$612	$636	6.1%
(1)	Occupancy cost is based on the trailing 12-month period ending October 31, 2015 and includes underwritten base rent, reimbursements and percentage rent equal to 1.0% of gross sales above $44.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TORRANCE CROSSROADS

The following table presents certain information relating to the lease rollover schedule at the Torrance Crossroads Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	977	0.8%	977	0.8%	$42,885	1.1%	$43.89
2016	2	2,608	2.0%	3,585	2.8%	$108,124	2.8%	$41.46
2017	1	1,105	0.9%	4,690	3.7%	$49,725	1.3%	$45.00
2018	0	0	0.0%	4,690	3.7%	$0	0.0%	$0.00
2019	1	975	0.8%	5,665	4.4%	$44,516	1.2%	$45.66
2020	0	0	0.0%	5,665	4.4%	$0	0.0%	$0.00
2021	0	0	0.0%	5,665	4.4%	$0	0.0%	$0.00
2022	0	0	0.0%	5,665	4.4%	$0	0.0%	$0.00
2023	0	0	0.0%	5,665	4.4%	$0	0.0%	$0.00
2024	1	1,300	1.0%	6,965	5.4%	$52,221	1.4%	$40.17
2025	0	0	0.0%	6,965	5.4%	$0	0.0%	$0.00
2026	0	0	0.0%	6,965	5.4%	$0	0.0%	$0.00
Thereafter	1	121,156	94.6%	128,121	100.0%	$3,543,078	92.3%	$29.24
Vacant	0	0	0.0%	128,121	100.0%	$0	0.0%	$0.00
Total/Weighted Average	7	128,121	100.0%			$3,840,549	100.0%	$29.98

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Torrance Crossroads Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	1/5/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Torrance Crossroads Property:

Cash Flow Analysis

	2012	2013(1)	2014	2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,318,290	$3,716,116	$3,763,226	$3,963,334	$3,840,549	76.7%	$29.98
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Percentage Rent	185,773	230,170	283,925	289,225	267,773	5.4	2.09
Total Reimbursables	993,396	1,007,510	1,016,697	1,064,105	925,823	18.5	7.23
Other Income	1,178	5,149	24,720	2,098	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(29,747)(2)	(0.6)	(0.23)
Effective Gross Income	$4,498,638	$4,958,945	$5,088,567	$5,318,762	$5,004,398	100.0%	$39.06

Total Operating Expenses	$967,383	$1,015,062	$1,058,213	$1,076,537	$1,054,499	21.1%	$8.23

Net Operating Income	$3,531,255	$3,943,884	$4,030,354	$4,242,225	$3,949,899	78.9%	$30.83
TI/LC	0	0	0	0	14,373	0.3	0.11
Capital Expenditures	0	0	0	0	25,624	0.5	0.20
Net Cash Flow	$3,531,255	$3,943,884	$4,030,354	$4,242,225	$3,909,902	78.1%	$30.52

NOI DSCR(3)	1.62x	1.81x	1.85x	1.95x	1.82x
NCF DSCR(3)	1.62x	1.81x	1.85x	1.95x	1.80x
NOI DY(3)	7.8%	8.8%	9.0%	9.4%	8.8%
NCF DY(3)	7.8%	8.8%	9.0%	9.4%	8.7%

(1)	The Net Operating Income increased from 2012 to 2013 due to a lease extension for Home Depot that commenced on February 1, 2013.

(2)	The underwritten economic vacancy is 0.8%. As of January 5, 2016, the Torrance Crossroads Property was 100.0% physically occupied by seven tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TORRANCE CROSSROADS

Appraisal. As of the appraisal valuation date of November 18, 2015, the Torrance Crossroads Property had an “as-is” appraised value of $74,500,000.

Environmental Matters. The Phase I environmental assessment dated January 5, 2016 identified a recognized environmental condition (“REC”) at the Torrance Crossroads Property due to the historic use of the adjacent property to the north/northwest as a gasoline and oil storage site and residual soil contamination. Unocal-Phillips has been identified as the responsible party, and the environmental assessment noted that risks to the Torrance Crossroads Property are further decreased by the engineering controls in place in the form of the buildings and asphalt paved parking areas and the non-residential use of the property. Further, the majority of the area in the path of potential contamination at the Torrance Crossroads Property appears to be surface parking, not collateral-owned buildings. The environmental assessment determined that no further action is necessary on the part of the Torrance Crossroads Property, other than monitoring the case status and cooperating with the responsible party as they continue remediation and monitoring.

The Phase I environmental assessment identified a second REC at the Torrance Crossroads Property due to groundwater contamination related to the adjacent property to the south, which houses a facility that manufactured fasteners for the aerospace industry. Lisi Aerospace/Hi-Shear Corporation has been identified as the responsible party and is undergoing remediation at the site. The environmental assessment noted that none of the collateral-owned buildings at the Torrance Crossroads Property appear to be within the affected area and that the Home Depot Building, which is closest to the affected area, is open-aired in the southern portion (used as the garden center) and is equipped with commercial grade HVAC systems, large bay doors and high ceilings, which should decrease potential vapor build-up inside the structure. Risks to the Torrance Crossroads Property are further decreased by the engineering controls in place in the form of the buildings and asphalt paved parking areas and the non-residential use of the property. The environmental assessment determined that no further action is necessary on the part of the Torrance Crossroads Property, other than monitoring the case status and cooperating with the responsible party as they continue remediation and monitoring.

Market Overview and Competition. The Torrance Crossroads Property is located in the city of Torrance, in the south-central portion of the South Bay area of Greater Los Angeles, approximately 21.4 miles southwest of the Los Angeles central business district and 13.1 miles southeast of Los Angeles International Airport. The city of Torrance is bordered by the cities of Lawndale and Gardena to the north; an unincorporated area of Los Angeles County to the east; the cities of Lomita, Rolling Hills Estates and Palos Verdes Estates to the south; and the city of Redondo Beach to the west. The Torrance Crossroads Property is located approximately four miles south of Interstate 405, which provides access to West Los Angeles, Beverly Hills and Century City to the northwest; and less than four miles west of Interstate 110, which provides access to San Pedro to the south and Pasadena to the northeast. The city of Torrance has significant retail development and is home to the Simon-owned Del Amo Fashion Center super-regional mall (approximately two miles northwest of the Torrance Crossroads Property), which contains approximately 3.0 million square feet of rentable area with seven anchor stores and over 300 inline retailers. According to the appraisal, the estimated 2015 population within a three- and five-mile radius of the Torrance Crossroads Property was 193,019 and 475,196, respectively, and median household income within the same radii was $68,375 and $69,646, respectively.

According to a third party market research report, the Torrance Crossroads Property is located within the Torrance submarket of the Los Angeles retail market. As of the fourth quarter of 2015, the submarket reported total inventory of 1,112 properties totaling approximately 17.5 million square feet with a 2.8% vacancy rate. The appraiser concluded to market rents for the Torrance Crossroads Property of $29.00 per square foot for the anchor space and $45.00 per square foot for inline space, both on a triple net basis.

The following table presents certain information relating to comparable retail anchor space leases for the Torrance Crossroads Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Midtown Crossing / Los Angeles, CA	2009/NAP	315,683	98%	19.6 miles	Lowes	February 2012 / 20 Yrs	145,000	$28.92	NNN
Plaza at Encinitas Ranch / Encinitas, CA	2002/NAV	105,896	100%	91.9 miles	Wal-Mart	July 2012 / 16 Yrs	95,000	$20.04	NNN
Edinger Plaza / Huntington Beach, CA	1963/2012	149,039	100%	29.0 miles	Dick’s Sporting Goods	August 2012 / 10 Yrs	48,000	$23.50	NNN
6255 East 2nd Street / Long Beach, CA	1961/NAV	49,299	100%	22.6 miles	Gelson’s Market	April 2014 / 15 Yrs	40,019	$27.00	NNN

(1)	Information obtained from the appraisal and a third party market report.

The Borrower. The borrower is Torrance Shopping Towne, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Torrance Crossroads Mortgage Loan. Dorian Bilak and Sara V. Dumont are the guarantors of certain nonrecourse carveouts under the Torrance Crossroads Mortgage Loan.

The Sponsor. The loan sponsors are Dorian Bilak and Sara V. Dumont, who is the President and CEO of The Bilak Companies. Mr. Bilak has approximately 30 years of real estate experience in asset management, property acquisitions, construction, mortgage brokerage and loan management and has overseen the management, maintenance and leasing of over three million square feet of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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retail properties. As of January 2016, The Bilak Companies, along with its related management company, Dolmar, Inc., managed a portfolio of 20 retail properties in Arizona, California, Nevada, Oregon, Texas and Washington totaling approximately 2.1 million square feet, inclusive of the Torrance Crossroads Property.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $168,907 for real estate taxes. The loan documents provide for ongoing monthly escrows of $43,830 for real estate taxes and $1,388 for replacement reserves. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Torrance Crossroads Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Ongoing real estate tax escrows related to the Home Depot space are not required as long as (i) no event of default has occurred and is continuing; (ii) the Home Depot space is a separately assessed tax parcel and Home Depot is obligated to pay a portion of the related taxes directly to the taxing authority pursuant to the terms of its lease; (iii) the borrower provides the lender with timely proof of Home Depot’s payment of such taxes prior to delinquency.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the Torrance Crossroads Property will be deposited into the lockbox account. During a Cash Trap Event Period, all excess funds in the lockbox account are swept to a lender-controlled subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Home Depot Event Period (as defined below); or (iii) the debt yield being less than 7.0% at the end of any calendar quarter. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon a Home Depot Event Period Cure (as defined below); or with respect to clause (iii), upon the debt yield being equal to or greater than 7.0% for two consecutive calendar quarters.

A “Home Depot Event Period” will occur upon the earlier of (a) a monetary default under the Home Depot lease; (b) Home Depot failing to occupy its entire space or failing to be open for business during customary hours; (c) Home Depot filing for bankruptcy or becoming insolvent; or (d) Home Depot terminating its lease, or Home Depot’s lease failing or ceasing to be in full force and effect.

A “Home Depot Event Period Cure” will occur upon (1) the Home Depot space being re-leased to one or more replacement tenants satisfactory to lender with such replacement tenants being in occupancy, open for business and paying full, unabated rent with all applicable tenant improvement costs and leasing commissions having been paid with a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing; or (2), with respect to clause (a) above, upon the cure of such default with no other monetary default under the lease for two consecutive calendar quarters; with respect to clause (b) above, upon Home Depot resuming its normal business operations in its entire space and being open for business during customary hours for two consecutive calendar quarters; with respect to clause (c) above, upon the termination of such bankruptcy or insolvency proceedings, along with affirmation of the Home Depot lease; and with respect to clause (d) above, solely in the event that the Home Depot Event Period commences as a result of Home Depot’s lease failing or ceasing to be in full force and effect, upon any applicable default having been cured and the Home Depot lease being in full force and effect for two consecutive calendar quarters.

Property Management. The Torrance Crossroads Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Torrance Crossroads Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Torrance Crossroads Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 19.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KEURIG GREEN MOUNTAIN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

KEURIG GREEN MOUNTAIN

Keurig Green Mountain
53 South Avenue
Burlington, MA 01803
Billerica
Wilmington
Burlington
Bedford
Woburn
Lexington
Winchester
Concord
Medford
Arlington
Belmont
Waltham
Somerville
CAMBRIDGE
Boston 9 miles
MIDDLESEX COUNTY
Hanscom Field
Hanscom Air Force Base
MINUTEMAN NATIONAL HISTORIC PARK
Tel NEXX, Inc.
Middlesex Community College
Progress Software
Joule Unlimited Technologies
iRobot Corp.
MITRE Center
Bedford VA Medical Center
Network Drive at Northwest Park
Citrix
Northwest Park
Burlington Mall
New England Executive Park
Oracle
IBM
Burlington Crossroads
Wayside Commons
Northeastern University - Burlington Campus
Middlesex Superior Court
Woburn Mall
Lurie Center for Autism-Mass General
BMC Software
Integration Partners
CSA Medical
Agilent Technologies
MIT Lincoln Laboratory
Choate Medical Center
New England Rehabilitation Hospital
Shire
Concert Pharmaceuticals
Synageva Biopharma
Constant Contact
Autodesk
MBTA LOWELL LINE
MISHAWUM
WINCHESTER CENTER
WEDGEMERE
WEST MEDFORD
Country Club of Billerica
Nutting Lake
Patriot Golf Course
Spring Brook Park
Simonds Park
Mill Pond Reservoir
Mishawum Lake
Forest Park
Willards Woods
Pine Meadows Country Club
Lexington Golf Club
Lincoln Park
Woburn Country Club
Horn Pond
Winchester Country Club
Upper Mystic Lake
Lower Mystic Lake
The Great Meadow
Turkey Hill Park
Belmont Country Club
Spy Pond
Cambridge Reservoir
Concord River
Allen Rd
Cook St
Bicknell Rd
Westwood St
Fox Hill Rd
Cambridge St
Lexington Rd
Middlesex Tpke
Bedford St
Terrace Hall Ave
Lexington St
Winn St
Center St
School St
Wyman St
Salem St
Montvale Ave
Bedford Rd
Lexington St
Green St
Main St
Washington St
Highland Ave
Hartwell Ave
Russell St
East St
Adams St
Lowell St
Ridge St
Massachusetts Ave
Woburn St
Winchester Dr
High St
Bacon St
Grove St
Mystic St
Waltham St
Marrett Rd
Cambridge Tpke
Spring St
Summer St
Concord Ave
Smith St
Winter St
Trapelo Rd
Lexington St
Gray St
River St
3A
3
62
4
95
128
2A
2
38
16
MAINE
NEW HAMPSHIRE
MASSACHUSETTS
CONN.
RHODE ISLAND
Claremont
Concord
Rochester
Portsmouth
Keene
Manchester
Hampton
Merrimack
Newburyport
Nashua
Haverhill
Lawrence
Lowell
Atlantic Ocean
Gloucester
Fitchburg
Leominster
Burlington
Peabody
Salem
Lynn
Cambridge
Massachusetts Bay
Worcester
Framingham
Newton
BOSTON
Quincy
CAPE COD NATIONAL SEASHORE
Brockton
Provincetown
Woonsocket
Plymouth
Taunton
Providence
Pawtucket
Cape Cod Bay
Cranston
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

No. 6 – Keurig Green Mountain

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$27,895,480			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$27,895,480			Location:	Burlington, MA
% of Initial Pool Balance:	3.2%			Size:	280,560 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$277.64
Borrower Name:	ARCP OFC Burlington MA (Phase 2), LLC			Year Built/Renovated:	2014/NAP
Sponsor:	Cole Corporate Income Operating Partnership II, LP			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	October 7, 2015			4th Most Recent Occupancy(3):	NAP
Anticipated Repayment Date:	November 1, 2020			3rd Most Recent Occupancy(3):	NAP
Maturity Date:	November 1, 2030			2nd Most Recent Occupancy(3):	NAP
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2014)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (2/1/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI(3):	NAP
Call Protection:	L(27),GRTR 1% or YM(29),O(4)			3rd Most Recent NOI(3):	NAP
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(3):	NAP
Additional Debt(1):	Yes			Most Recent NOI(3):	NAP
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$10,112,224
				U/W Expenses:	$2,559,069
				U/W NOI:	$7,553,155
				U/W NCF:	$6,991,512
				U/W NOI DSCR(1):	2.22x
Escrows and Reserves(2):				U/W NCF DSCR(1):	2.05x
				U/W NOI Debt Yield(1):	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$121,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 28, 2015
Replacement Reserves	$0	$0	NAP	Cut-off Date LTV Ratio(1):	64.4%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	64.4%

(1)	The Keurig Green Mountain Whole Loan (as defined below), with an original principal balance totaling $77,895,480, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $27,895,480, has an outstanding balance as of Cut-off Date of $27,895,480 and will be contributed to the WFCM 2016-NXS5 Trust. The controlling Note A-1 had an original principal balance of $50,000,000 and was contributed to the WFCM 2015-NXS4 Trust. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Keurig Green Mountain Whole Loan.

(2)	See “Escrows” section.

(3)	The Keurig Green Mountain Property was constructed in 2014, therefore historical operating information is not available.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Keurig Green Mountain Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in an office building located in Burlington, Massachusetts (the “Keurig Green Mountain Property”). The Keurig Green Mountain Whole Loan was originated on October 7, 2015 by Wells Fargo Bank, National Association. The Keurig Green Mountain Whole Loan had an original principal balance of $77,895,480, has an outstanding principal balance as of the Cut-off Date of $77,895,480 and accrues interest at an interest rate of 4.300% per annum. The Keurig Green Mountain Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is November 1, 2020 and the final maturity date is November 1, 2030. In the event the Keurig Green Mountain Whole Loan is not paid off in full on or before the ARD, the borrower will be required to make payments of principal and interest based on an interest rate equal to the initial mortgage rate plus 3.000% per annum. The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the Keurig Green Mountain Whole Loan. See “Description of the Mortgage Pool—ARD Loan” and “—Whole Loans—The Keurig Green Mountain Whole Loan” in the Preliminary Prospectus.

Note A-2, which will be contributed to the WFCM 2016-NXS5 Trust, had an original principal balance of $27,895,480, has an outstanding balance as of the Cut-off Date of $27,895,480 and represents the non-controlling interest in the Keurig Green Mountain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KEURIG GREEN MOUNTAIN

Whole Loan. Note A-1 (the “Keurig Green Mountain Companion Loan”), which was contributed to the WFCM 2015-NXS4 Trust, had an original principal balance of $50,000,000 and represents the controlling interest in the Keurig Green Mountain Whole Loan.

Following the lockout period, the borrower has the right to prepay the Keurig Green Mountain Whole Loan in whole, but not in part, on any date before August 1, 2020, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Keurig Green Mountain Whole Loan is prepayable without penalty on or after August 1, 2020.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$77,895,480	64.5%	Purchase price	$119,839,200	99.3%
Sponsor’s new cash contribution	42,807,675	35.5	Closing costs	863,955	0.7

Total Sources	$120,703,155	100.0%	Total Uses	$120,703,155	100.0%

The Property. The Keurig Green Mountain Property is a six-story, class A office building totaling 280,560 square feet and located in Burlington, Massachusetts, approximately 12.5 miles northwest of the Boston central business district. Built in 2014, the Keurig Green Mountain Property is situated on a 3.8-acre parcel. The Keurig Green Mountain Property is comprised of six stories of office space above four levels of above-ground garage parking. The Keurig Green Mountain Property was constructed on a build-to-suit basis for Keurig Green Mountain, Inc. (“Keurig”) and is attached via skybridge to an adjacent 150,673 square foot research and development facility (which the sponsor also owns but is not part of the collateral for the Keurig Green Mountain Whole Loan), which is also 100.0% leased to Keurig. Amenities at the Keurig Green Mountain Property include a fitness center, cafeteria, coffee bar on each floor, executive suites, a rooftop patio and four levels of above-ground garage parking. The Keurig Green Mountain Property contains 512 parking spaces (451 garage spaces and 61 surface spaces), which results in a parking ratio of 1.8 spaces per 1,000 square feet of rentable area, and has access to an additional 363 surface spaces on an adjacent parcel via a permanent easement agreement, equating to 875 total parking spaces and a parking ratio of 3.1 spaces per 1,000 square feet of rentable area.

According to news reports, the Keurig Green Mountain Property serves as a critical location for Keurig and is reportedly the largest build-to-suit lease in New England. The Keurig Green Mountain Property and the connected research and development building create a campus-like setting, allowing Keurig to consolidate resources in a single location, providing for enhanced collaboration while expanding innovation efforts and new product development capabilities. Keurig is a personal beverage system company widely known for its “pod” system of individual home coffee brewers. As of February 2015, Keurig had more than 6,000 employees, 80 brands and 575 beverage varieties. Keurig is a market-leader within the home beverage industry. In February 2014, the Coca-Cola Company purchased a 10.0% stake in Keurig, and increased their interest to 16.0% in May 2014. As of February 1, 2016, the Keurig Green Mountain Property was 100.0% leased.

In December 2015, it was announced that Keurig agreed to be acquired by an investor group led by private equity firm JAB Holding Co. (“JAB”) for approximately $13.9 billion. JAB, which has a controlling stake in Jacobs Douwe Egberts (one of the largest coffee companies in the world) and also owns Peet’s Coffee & Tea and Caribou Coffee, agreed to pay $92.00 per share to buy Keurig, an approximately 78.0% premium over the company’s closing price as of December 4, 2015. JAB indicated that it would operate Keurig as an independent, private subsidiary.

The following table presents certain information relating to the tenancy at the Keurig Green Mountain Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Keurig	NR/NR/NR	280,560	100.0%	$29.90	$8,388,744	100.0%	11/14/2029(1)
Occupied Collateral Total		280,560	100.0%	$29.90	$8,388,744	100.0%

Vacant Space		0	0.0%

Collateral Total		280,560	100.0%

(1)	Keurig has four, five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

KEURIG GREEN MOUNTAIN

The following table presents certain information relating to the lease rollover schedule at the Keurig Green Mountain Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	280,560	100.0%	280,560	100.0%	$8,388,744	100.0%	$29.90
Vacant	0	0	0.0%	280,560	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	280,560	100.0%			$8,388,744	100.0%	$29.90
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Keurig Green Mountain Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(2)	2/1/2016(3)
NAP	NAP	NAP	100.0%	100.0%

(1)	The Keurig Green Mountain Property was constructed in 2014, therefore historical operating information is not available.

(2)	Information obtained from the Keurig lease.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Keurig Green Mountain Property:

Cash Flow Analysis(1)

	In-Place	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,388,744	$8,388,744	83.0%	$29.90
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	0	2,142,917	21.2	7.64
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(419,437)(2)	(4.1)	(1.50)
Effective Gross Income	$8,388,744	$10,112,224	100.0%	$36.04

Total Operating Expenses	$0	$2,559,069(3)	25.3%	$9.12

Net Operating Income	$8,388,744	$7,553,155	74.7%	$26.92
TI/LC	0	491,503	4.9	1.75
Capital Expenditures	0	70,140	0.7	0.25
Net Cash Flow	$8,388,744	$6,991,512	69.1%	$24.92

NOI DSCR(4)	2.46x	2.22x
NCF DSCR(4)	2.46x	2.05x
NOI DY(4)	10.8%	9.7%
NCF DY(4)	10.8%	9.0%
(1)	The Keurig Green Mountain Property was constructed in 2014, therefore historical operating information is not available.

(2)	The underwritten economic vacancy is 5.0%. The Keurig Green Mountain Property is 100.0% leased as of February 1, 2016.

(3)	Keurig benefits from a Tax Increment Financing (“TIF”), which results in a reduced property tax expense relating to Keurig. The TIF will expire in 2029. Current taxes were underwritten, of which Keurig is responsible for the payment.

(4)	DSCRs and debt yields are based on the Keurig Green Mountain Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KEURIG GREEN MOUNTAIN

Appraisal. As of the appraisal valuation date of July 28, 2015, the Keurig Green Mountain Property had an “as-is” appraised value of $121,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated June 19, 2015, the historical activities prior to construction of the Keurig Green Mountain Property represent a controlled recognized environmental condition. Tyco Electronics, now known as TE Connectivity (rated “A-“ by both S&P and Fitch), the responsible party, will continue periodic limited groundwater monitoring and remediation activities as a result of the discovery of volatile organic compounds in the 1980’s. Substantial remediation activities also occurred prior to the redevelopment of the site.

Market Overview and Competition. The Keurig Green Mountain Property is located in Burlington, Massachusetts, approximately 12.5 miles northwest of the Boston central business district. The Keurig Green Mountain Property benefits from its location along the Route 128 (Interstate 95 – located 0.5 miles south) loop, which affords accessibility to other regional highways and the Boston central business district. The Route 128 corridor is considered a technology hub due to the numerous higher educational institutions in the Boston area. In 2014, Massachusetts-based companies received over $3.5 billion in venture capital investment, behind only California in terms of total investment. In addition, during 2014, 23 Boston-area companies completed IPOs for a total of $2.5 billion. Over 40.0% of college graduates stay in the Boston area after graduation, leading to a young, highly educated workforce.

The Keurig Green Mountain Property also benefits from surrounding retail uses and executive housing. Located directly east of the Keurig Green Mountain Property is the Simon-owned Burlington Mall, an approximate one-million square foot super regional mall anchored by Macy’s, Sears, Lord & Taylor and Nordstrom. Moreover, the nearby Third Avenue mixed-use redevelopment, anchored by Wegman’s and luxury retailers, such as Mitchell Gold and Carter’s Diamond and Fine Jewelers, will create a high-end shopping and restaurant destination similar to Boston’s Back Bay but in a suburban setting. These developments have been fueled by Burlington’s demographics: according to the appraisal, the estimated 2015 population within a three- and five-mile radius of the Keurig Green Mountain Property is 55,062 and 161,692, respectively, and the average household income within the same three- and five-mile radii was $136,940 and $133,170, respectively. According to the appraisal, the median home value within a one-mile radius of the Keurig Green Mountain Property is $682,584.

According to a third-party market research report, the Keurig Green Mountain Property is located within the Route 128 North submarket of the Boston office market. As of the third quarter of 2015, the submarket reported an inventory of 86 office properties totaling approximately 13.0 million square feet with a 9.7% vacancy rate. The Burlington office micro-market exhibited an 8.7% vacancy rate based on a total inventory of 8.1 million square feet during the same time period. The rental rates in Burlington increased 19.0% from 2013 to 2014. The appraiser concluded to a market rent for the Keurig Green Mountain Property of $30.00 per square foot, triple-net.

The following table presents certain information relating to comparable office leases for the Keurig Green Mountain Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	NNN/ MG/ FSG
400 Wheeler Road / Burlington, MA	2017/NAP	280,000	100%	0.7 mile	Millipore	July 2017 / 15 Yrs	280,000	$30.60	NNN
400 First Avenue / Needham, MA	2015/NAP	280,892	100%	14.6 miles	TripAdvisor	June 2015 / 15.7 Yrs	280,892	$33.00	NNN
275 Wyman Street / Waltham, MA	2015/NAP	302,000	100%	6.4 miles	Vista Print	August 2015 / 11 Yrs	302,000	$38.50	NNN
500 Totten Pond Road / Waltham, MA	2016/NAP	245,000	92%	7.1 miles	Wolverine Worldwide	July 2016 / 7 Yrs	155,000	$33.99	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is ARCP OFC Burlington MA (Phase 2), LLC, a Delaware limited liability company and single purpose entity with two independent directors. Cole Corporate Income Operating Partnership II, LP is the guarantor of certain nonrecourse carveouts under the Keurig Green Mountain Whole Loan.

The Sponsor. The sponsor is Cole Corporate Income Operating Partnership II, LP, a subsidiary of Cole Office & Industrial REIT, Inc. (“CCIT II”). Formed in February 2013, CCIT II primarily acquires office and industrial properties leased on a long-term basis to creditworthy tenants. As of August 31, 2015 CCIT II owned 25 properties comprising approximately 7.7 million square feet of commercial space in 15 states, acquired for a total cost of approximately $783.8 million. CCIT II is an investment program of Cole Capital, the investment manager with over 35 years of commercial real estate experience, with real estate acquisitions exceeding $20.0 billion since inception. American Realty Capital, who purchased Cole Capital in February 2014, revealed prior accounting irregularities and restated earnings for several periods. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with timely proof of full payment. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Keurig Green Mountain Property is insured under an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KEURIG GREEN MOUNTAIN

Lockbox and Cash Management. The Keurig Green Mountain Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio being less than 1.85x at the end of any fiscal quarter; (iii) the occurrence of an Anchor Tenant Trigger Event (as defined below); and (iv) the ARD, if the Keurig Green Mountain Whole Loan has not been repaid in full. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.90x for six consecutive calendar months; and with regard to clause (iii), upon the occurrence of an Anchor Tenant Cure Event (as defined below). A Cash Trap Event period triggered by clause (iv) will not expire until the full repayment of the Keurig Green Mountain Whole Loan.

An “Anchor Tenant Trigger Event” will occur upon the earlier of (1) any voluntary or involuntary bankruptcy filing filed by or against Keurig (including any successors, assigns, or any replacement tenant); (2) Keurig going dark; (3) the occurrence of a default under the Keurig lease that exists beyond any applicable notice and cure period and results in the termination of the Keurig lease; and (4) Keurig’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), as tested quarterly, falling below $177.0 million.

An “Anchor Tenant Cure Event” means, with regard to clause (1), upon Keurig emerging from bankruptcy and the lease being affirmed, assumed or assigned pursuant to a bankruptcy court or, if rejected, at least 90.0% of the Keurig Green Mountain Property has been re-tenanted to an acceptable replacement tenant or tenants who are in occupancy and paying full, unabated rent; with regard to clause (2), Keurig (including any successors, assigns, or any replacement tenant) being in occupancy of at least 90.0% of the Keurig Green Mountain Property and paying full unabated rent; with regard to clause (3), the date on which at least 90.0% of the Keurig Green Mountain Property has been re-tenanted to an acceptable replacement tenant or tenants who are in occupancy and paying full, unabated rent; and with regard to clause (4), the earlier of (a) Keurig’s quarterly EBITDA being greater than $177.0 million or (b) the balance of the excess cash flow subaccount equaling or exceeding $10.6 million (which equals one year of rent and reimbursements for Keurig), provided that Keurig’s EBITDA is greater than $118.0 million for such calendar quarter (stated differently: if Keurig’s EBITDA, as tested quarterly, falls below $118.0 million, the excess cash flow sweep will continue uncapped until such EBITDA exceeds $118.0 million). For calculation of the EBITDA triggers, Keurig’s initial EBITDA as stated in the loan documents is $235,998,000 as of June 27, 2015. Last, Keurig is required to provide a letter of credit to the borrower totaling approximately $3.1 million (the “Keurig LOC”) if Keurig’s EBITDA falls below $50.0 million prior to September 22, 2022 for two consecutive calendar quarters. The lease authorizes the borrower to draw on the Keurig LOC, and the loan documents require the borrower to draw upon the Keurig LOC. The Keurig LOC proceeds are considered rents that must be deposited into lender-controlled accounts (see “Lockbox and Cash Management” section).

Property Management. The Keurig Green Mountain Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Keurig Green Mountain Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the transferee satisfies certain specified criteria including value of real estate owned or under management and experience, or the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates and similar confirmations from each rating agency rating any securities backed by the Keurig Green Mountain Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Keurig Green Mountain Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

BOISE HOTEL PORTFOLIO

Holiday Inn Boise Airport

Hampton Inn Boise Airport

FAIRFIELD INN
Marriott

Fairfield Inn by Mariott Boise Airport

LA QUINTA

La Quinta Inn & Suites Boise Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

BOISE HOTEL PORTFOLIO

Garden City
W. Northview St
Winstead Park
W. Chinden Blvd
Boise River
N. 27th St
W. State St
Harrison Blvd
N. 13th St
N. 8th St
W. Fort St
W. Main St
N. 16th St
VA Medical Center
Westgate Shopping Center
N. Curtis Rd
W. Fairview Ave
State Capitol
Downtown
Boise Centre
CenturyLink Arena Boise
Boise Little Theater
N. Cole Rd
Saint Alphonsus Regional Medical Center
Kathryn Albertson Park
S. Americana Blvd
W. River St
Emerald St
Ann Morrison Park
W. Front St
W. Myrtle St
St Luke's Health System
Boise Town Square
Boise Junction
Crescent Rim Dr
Capitol Blvd
Zoo Boise
S. Curtis Rd
S. Orchard St
Franklin Rd
Boise State University
Taco Bell Arena
Albertsons Stadium
University Dr
BOISE
Rose Hill St
W. Beacon St
S. Cole Rd
Cassia Park
S. Roosevelt St
S. Latah St
S. Owyhee St
Bowden Park
Vista Village Shopping Center
W. Boise Ave
Borah Park
Hillcrest Plaza
ADA COUNTY
South Boise Village
W. Overland Rd
The Boise Spectrum
Overland Park Shopping Center
Mantou Park
S. Federal Way
S. Vista Ave
S. Broadway Ave
Hillcrest Country Club
Eagles Park
Shoshone Park
Vistas
W. Victory Rd
Owyhee Park
Boise Airport
W. Gowen Rd
BRITISH COLUMBIA
CANADA
ALBERTA
U.S.
Shelby
Sandpoint
Kalispell
Spokane
Coeur d'Alene
Great Falls
WA
MONTANA
Pullman
Missoula
Helena
Lewiston
Walla Walla
Butte
Bozeman
OREGON
Weiser
IDAHO
Ontario
BOISE
Caldwell
Nampa
Mountain View
Idaho Falls
Rexburg
Jackson
Blackfoot
Pocatello
Twin Falls
NEVADA
UTAH
Logan
Boise Hotel Portfolio
1 Holiday Inn Boise Airport — Boise, ID
2 Hampton Inn Boise Airport — Boise, ID
3 Fairfield Inn by Marriott Boise Airport — Boise, ID
4 La Quinta Inn & Suites Boise Airport — Boise, ID

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

No. 7 – Boise Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$26,880,000			Specific Property Type(2):	Various
Cut-off Date Principal Balance:	$26,880,000			Location:	Boise, ID
% of Initial Pool Balance:	3.1%			Size:	303 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$88,713
Borrower Names:	BHH HI, LLC; BHH HA, LLC; BHH M, LLC; BHH Q, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	James Burgess; Jeff Burgess			Title Vesting:	Fee
Mortgage Rate:	5.650%			Property Manager:	Self-Managed
Note Date:	January 22, 2016			4th Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(3):	NAV
Maturity Date:	February 6, 2026			2nd Most Recent Occupancy(3):	NAV
IO Period:	None			Most Recent Occupancy (As of)(3):	77.1% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	81.7% (TTM 11/30/2015)
Seasoning:	0 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(3):	NAV
Call Protection:	L(24),D(93),O(3)			3rd Most Recent NOI(3):	NAV
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$2,792,224 (12/31/2014)
Additional Debt:	No			Most Recent NOI (As of):	$3,653,091 (TTM 11/30/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$9,267,014
				U/W Expenses:	$5,790,971
				U/W NOI:	$3,476,042
				U/W NCF:	$3,105,362
				U/W NOI DSCR:	1.73x
Escrows and Reserves(1):				U/W NCF DSCR:	1.55x
				U/W NOI Debt Yield:	12.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.6%
Taxes	$92,165	$30,722	NAP	As-Is Appraised Value(4):	$38,400,000
Insurance	$22,287	$5,214	NAP	As-Is Appraisal Valuation Date(4):	Various – See Table
FF&E Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(4):	70.0%
PIP Reserve	$933,405	NAP	NAP	LTV Ratio at Maturity or ARD(4):	53.6%

(1)	See “Escrows” section.

(2)	The Boise Hotel Portfolio Properties are comprised of three limited-service hotels (Hampton Inn Boise Airport, Fairfield Inn by Marriott Boise Airport and La Quinta Inn & Suites Boise Airport) and one full-service hotel (Holiday Inn Boise Airport).

(3)	See “Cash Flow Analysis” section.

(4)	The appraiser also concluded to an “as-stabilized” appraised value of $42,200,000 as of January 1, 2018 (Fairfield Inn by Marriott Boise Airport) and January 1, 2019 (Hampton Inn Boise Airport; Holiday Inn Boise Airport; La Quinta Inn & Suites Boise Airport), which would indicate a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 63.7% and 48.7%, respectively

The Mortgage Loan. The mortgage loan (the “Boise Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering the fee interest in three limited-service hotels and one full-service hotel located in Boise, Idaho (the “Boise Hotel Portfolio Properties”). The Boise Hotel Portfolio Mortgage Loan was originated on January 22, 2016 by Silverpeak Real Estate Finance LLC. The Boise Hotel Portfolio Mortgage Loan had an original principal balance of $26,880,000, has an outstanding principal balance as of the Cut-off Date of $26,880,000 and accrues interest at a rate of 5.650% per annum. The Boise Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Boise Hotel Portfolio Mortgage Loan matures on February 6, 2026.

Following the lockout period, the borrowers have the right to defease the Boise Hotel Portfolio Mortgage Loan in whole, or in part, on any payment date before December 6, 2025. In addition, the Boise Hotel Portfolio Mortgage Loan is prepayable without penalty on or after December 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

BOISE HOTEL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$26,880,000	100.0%	Loan payoff	$14,102,267	52.5%
			Reserves	1,082,926	4.0
			Closing costs	600,694	2.2
			Return of equity	11,094,113	41.3
Total Sources	$26,880,000	100.0%	Total Uses	$26,880,000	100.0%

The Properties. The Boise Hotel Portfolio Properties are comprised of three limited-service hotels (Hampton Inn Boise Airport, Fairfield Inn by Marriott Boise Airport and La Quinta Inn & Suites Boise Airport) and one full-service hotel (Holiday Inn Boise Airport) located in Boise, Idaho and totaling 303 rooms. The Boise Hotel Portfolio Properties are located less than one mile north of the Boise Airport, approximately three miles south of Boise State University and approximately 3.5 miles south of downtown Boise. Built between 1995 and 2007 and renovated from 2009 to 2015, the Boise Hotel Portfolio Properties were acquired by the sponsors in 2013.

The Holiday Inn Boise Airport, Hampton Inn Boise Airport and Fairfield Inn by Marriott Boise Airport properties are situated at the northwest corner of the intersection of Interstate 84 and South Vista Avenue, a four lane thoroughfare that provides access from the Boise Airport to downtown Boise. The La Quinta Inn & Suites Boise Airport property is located along South Vista Avenue, approximately 0.7 miles northwest of the other three properties.

The following table presents certain information relating to the Boise Hotel Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value	Allocated Cut-Off Date LTV
Holiday Inn Boise Airport	$10,780,000	40.1%	119	$90,588	2007/2011	$15,400,000	70.0%
Hampton Inn Boise Airport	$6,580,000	24.5%	63	$104,444	1995/2009	$9,400,000	70.0%
Fairfield Inn by Marriott Boise Airport	$5,390,000	20.1%	61	$88,361	1995/2015	$7,700,000	70.0%
La Quinta Inn & Suites Boise Airport	$4,130,000	15.4%	60	$68,833	1995/2014	$5,900,000	70.0%
Total/Weighted Average	$26,880,000	100.0%	303	$88,713		$38,400,000	70.0%

Holiday Inn Boise Airport

The Holiday Inn Boise Airport property is a four story, 119-room full-service hotel situated on a 2.5 acre site. The Holiday Inn Boise Airport property opened for business in 2007 as a Cambria Suites, and was converted to a Holiday Inn in 2011.

Property amenities at the Holiday Inn Boise Airport property include an indoor swimming pool and whirlpool, fitness room, lobby workstation, market pantry, guest laundry room, and three meeting spaces totaling 2,207 square feet. The Holiday Inn Boise Airport property’s restaurant, Etc., is located adjacent to the lobby and offers a breakfast buffet, dinner, and evening drinks. The Holiday Inn Boise Airport property’s guestroom configuration includes 71 king rooms, 3 queen rooms, 31 queen/queen rooms, 2 one-bedroom suites, 2 two-bedroom suites, 7 ADA-compliant rooms, and 3 double rooms. Guestrooms feature a 37-inch flat-panel television, work desk with chair, sleeper sofa, armchair, small refrigerator, microwave, and coffeemaker. The Holiday Inn Boise Airport property features 120 surface parking spaces, reflecting a parking ratio of 1.0 space per room.

The franchise agreement with IHG expires in May 2023.

Hampton Inn Boise Airport

The Hampton Inn Boise Airport property is a 63-room limited-service hotel situated on a 1.1 acre site. The three-story property was developed as a Hampton Inn in 1995 and was extensively renovated in 2009. In order to remain compliant with the current Hilton Property Improvement Plan (“PIP”), exterior renovations, including the replacement of the roof, are required to be completed by the end of 2016, and guestroom renovations are required to be completed by the end of 2017. Guestroom renovations will include new soft goods, case goods, wallcovering, and carpeting. A $933,405 ($14,816 per key) reserve was required at origination in connection with the PIP.

Property amenities at the Hampton Inn Boise Airport property include an indoor swimming pool and whirlpool, a fitness room, business center, market pantry, vending areas, and a breakfast dining area. The property’s guestroom configuration includes 21 king rooms, 20 queen/queen rooms and 22 king study suites. Guestrooms feature a 37-inch flat-panel television, work desk with chair, armchair, dresser, small refrigerator, microwave, and coffeemaker. The Hampton Inn Boise Airport property features 64 surface parking spaces, reflecting a parking ratio of 1.0 space per room.

The franchise agreement with Hilton expires in November 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BOISE HOTEL PORTFOLIO

Fairfield Inn by Marriott Boise Airport

The Fairfield Inn by Marriott Boise Airport property is a three-story, 61-room limited-service hotel that was built in 1995 and is situated on a 1.0 acre site. Since acquiring the property in 2013, the sponsors have invested approximately $2.0 million ($32,787 per key) in renovations, which were completed in 2015. Upgrades included new soft goods and case goods, guest bathroom refurbishments, lobby expansion, and new exterior paint. In addition, the parking lot was repaired; landscaping was updated; the roof was replaced; the fitness center was relocated and expanded; and a market pantry and guest laundry room were added.

Property amenities at the Fairfield Inn by Marriott Boise Airport property include complimentary breakfast, free high-speed internet, business center, indoor swimming pool, same-day laundry service, fitness center and 2,200 square feet of meeting space. The property’s guestroom configuration includes 14 king rooms, 2 queen rooms, 25 queen/queen rooms and 20 king with sofa bed suites. Guestrooms feature a flat-panel television, work desk with chair, armchair, dresser, microwave, small refrigerator, and coffeemaker. The Fairfield Inn by Marriott Boise Airport property features 45 parking spaces, reflecting a parking ratio of 0.7 spaces per room.

The franchise agreement with Marriott expires in November 2023.

La Quinta Inn & Suites Boise Airport

The La Quinta Inn & Suites Boise Airport property is a 60-room limited service hotel situated on a 1.4 acre site. The property was originally developed as a Holiday Inn Express in 1995 and was converted to a La Quinta Inn & Suites in 2014 by the sponsors for approximately $1.5 million ($25,000/key). Renovations began in October 2013 and were completed in April 2014. The property received comprehensive updates including new case goods, new soft goods, and lobby reconfigurations. Three guestrooms were removed during the renovations, and a fitness center, a guest laundry room, and a market place were added.

Property amenities at the La Quinta Inn & Suites Boise Airport include an indoor swimming pool and whirlpool, fitness room, lobby workstation, market pantry, guest laundry area, and a breakfast dining area that seats 38 guests. The property’s guestroom configuration includes 14 king rooms, 2 queen rooms, 36 queen/queen rooms and 8 king suites. Guestrooms feature a flat-panel television, work desk with chair, armchair, microwave, small refrigerator, and coffeemaker. In-room amenities include wireless, high-speed Internet access, telephone with voicemail and data port, and a multi-media station with alarm clock. The LaQuinta Inn & Suites Boise Airport property features 67 parking spaces, reflecting a parking ratio of 1.1 spaces per room.

The franchise agreement with La Quinta expires in June 2033.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Boise Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2014	TTM 11/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	77.1%	81.7%	80.3%
ADR	$91.27	$99.30	$99.26
RevPAR	$70.37	$81.15	$79.72

Room Revenue	$7,782,975	$8,974,369	$8,816,565	95.1%	$29,098
F&B Revenue	331,791	317,156	317,156	3.4	1,047
Other Revenue	123,057	135,486	133,293	1.4	440
Total Revenue	$8,237,823	$9,427,011	$9,267,014	100.0%	$30,584

Total Department Expenses	2,273,582	2,457,390	2,418,880	26.1	7,983
Gross Operating Profit	$5,964,240	$6,969,621	$6,848,133	73.9%	$22,601

Total Undistributed Expenses	2,781,654	2,934,165	2,940,861	31.7	9,706
Profit Before Fixed Charges	$3,182,587	$4,035,456	$3,907,272	42.2%	$12,895

Total Fixed Charges	390,362	382,365	431,230	4.7	1,423

Net Operating Income	$2,792,224(2)	$3,653,091(2)	$3,476,042	37.5%	$11,472
FF&E	329,513	377,080	370,681	4.0	1,223
Net Cash Flow	$2,462,712	$3,276,011	$3,105,362	33.5%	$10,249

NOI DSCR	1.39x	1.82x	1.73x
NCF DSCR	1.23x	1.63x	1.55x
NOI DY	10.4%	13.6%	12.9%
NCF DY	9.2%	12.2%	11.6%

(1)	Borrower certified historical occupancy and operating history prior to 2014 are not available due to the sponsors’ acquisition of the Boise Hotel Portfolio Properties throughout 2013.

(2)	Net Operating Income increased from 2014 to TTM 11/30/2015 due to the completion of renovations at the Fairfield Inn by Marriott Boise Airport property in February 2015 and a brand conversion of the La Quinta Inn & Suites Boise Airport property from a Holiday Inn Express, which was completed in April 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BOISE HOTEL PORTFOLIO

Appraisal. As of the appraisal valuation dates of November 23, 2015 and November 24, 2015, the Boise Hotel Portfolio Properties had an “as-is” appraised value of $38,400,000 and an “as-stabilized” value of $42,200,000 as of January 1, 2018 and January 1, 2019.

Environmental Matters. According to the Phase I environmental site assessments dated November 30, 2015, there was no evidence of any recognized environmental conditions at the Boise Hotel Portfolio Properties.

Market Overview and Competition. The Boise Hotel Portfolio Properties are located less than one mile from Boise Airport, an international airport that serves both civilian and military purposes. Since 2014, Boise Airport has seen an increase in passenger traffic every month through December 2015 and had a 2015 year-end passenger traffic count of 2.9 million, which is the highest passenger traffic count since 2010. Boise Airport is home to Gowen Field, a military air base occupied by the Idaho Air National Guard as well as the 124th Fighter Wing, the Idaho Army National Guard, the reserve units of the Army, Navy, and Marines, and the National Interagency Fire Center.

The Boise Hotel Portfolio Properties are located approximately three miles south of Boise State University, which has the largest enrollment of higher education institutions in Idaho with approximately 22,000 students; overall approximately one million people visit the campus annually. Boise is home to over a dozen corporate headquarters. The Boise Hotel Portfolio Properties are located approximately five miles north of Micron Technologies, Inc. (“Micron”) (NASDAQ: MU), the largest publicly traded employer in Boise employing more than 30,000 people globally and approximately 6,000 people in Boise. Boise is home to Micron’s global headquarters, research and development, water fabrication, and test and module assembly facilities. Micron recently announced plans for a $200.0 million expansion of their research and development facility in Boise, which is expected to be completed by 2017.

According to the appraiser, there are three hotels currently under construction that are expected to open in 2016/2017 within the Boise market: the 104 room Inn @ 500, a boutique hotel in downtown Boise; the 186 room Residence Inn by Marriott Boise Downtown, an extended stay hotel; and the 104 room Holiday Inn Express Boise Airport. According to the appraiser, the Inn @ 500 and the Residence Inn by Marriott Boise are not expected to compete directly with the Boise Hotel Portfolio Properties. An affiliate of the sponsor is developing the Holiday Inn Express at an estimated cost of $119,275 per room, excluding developer’s profit.

The following tables present certain information relating to the competitive set for the Boise Hotel Portfolio Properties.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Holiday Inn Boise Airport

	Competitive Set			Holiday Inn Boise Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	77.6%	$99.91	$77.48	79.4%	$99.78	$79.20	102.3%	99.9%	102.2%
10/31/2014 TTM	68.9%	$95.11	$65.54	80.9%	$92.44	$74.78	117.4%	97.2%	114.1%
10/31/2013 TTM	70.1%	$90.15	$63.19	73.8%	$92.06	$67.90	105.2%	102.1%	107.5%

(1)	Information obtained from a third party hospitality research report dated November 16, 2015. The competitive set includes: Best Western Vista Inn @ The Airport, Springhill Suites Boise ParkCenter, Hampton Inn Suites Boise Spectrum, Hilton Garden Inn Boise Spectrum, and Comfort Suites Airport Boise.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Hampton Inn Boise Airport

	Competitive Set			Hampton Inn Boise Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	76.3%	$105.05	$80.16	87.3%	$108.48	$94.70	114.4%	103.3%	118.1%
10/31/2014 TTM	65.5%	$100.08	$65.54	82.0%	$100.89	$82.76	125.3%	100.8%	126.3%
10/31/2013 TTM	68.5%	$96.91	$66.36	81.1%	$97.26	$78.90	118.5%	100.4%	118.9%

(1)	Information obtained from a third party hospitality research report dated November 17, 2015. The competitive set includes: Best Western Airport Inn, Best Western Vista Inn @ The Airport, Holiday Inn Express Boise University Area, Courtyard Boise Downtown, Hampton Inn Suites Boise Spectrum, Hilton Garden Inn Boise Spectrum, and Comfort Suites Airport Boise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BOISE HOTEL PORTFOLIO

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

Fairfield Inn by Marriott Boise Airport

	Competitive Set			Fairfield Inn by Marriott Boise Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	75.6%	$101.85	$76.95	76.0%	$100.66	$76.49	100.6%	98.8%	99.4%
10/31/2014 TTM	67.1%	$94.83	$63.62	79.0%	$84.42	$66.70	117.8%	89.0%	104.8%
10/31/2013 TTM	67.3%	$90.24	$60.70	78.2%	$78.69	$61.52	116.2%	87.2%	101.4%

(1)	Information obtained from a third party hospitality research report dated November 17, 2015. The competitive set includes: Best Western Vista Inn @ The Airport, Hampton Inn Suites Boise Spectrum, Comfort Suites Airport Boise, Holiday Inn Express Boise West Meridian, TownePlace Suites Boise Downtown, and Fairfield Inn & Suites Boise Nampa.

(2)	The Fairfield Inn by Marriott Boise Airport was renovated in 2015 by the sponsors.

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

La Quinta Inn & Suites Boise Airport

	Competitive Set			La Quinta Inn & Suites Boise Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	77.0%	$87.83	$67.64	82.3%	$83.72	$68.89	106.9%	95.3%	101.8%
10/31/2014 TTM	67.2%	$81.52	$54.81	60.3%	$77.99	$47.03	89.7%	95.7%	85.8%
10/31/2013 TTM	67.8%	$78.29	$53.10	77.2%	$89.07	$68.76	113.8%	113.8%	129.5%

(1)	Information obtained from a third party hospitality research report dated November 17, 2015. The competitive set includes: Best Western Vista Inn @ The Airport, Quality Inn Airport Boise, Best Western Northwest Lodge, Comfort Suites Airport Boise, and TownePlace Suites Boise Downtown.

(2)	The La Quinta Inn & Suites Boise Airport property was originally developed as a Holiday Inn Express in 1995 and was converted to a La Quinta Inn & Suites in 2014.

The Borrowers. The borrowers are BHH HI, LLC, BHH HA, LLC, BHH M, LLC, and BHH Q, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Boise Hotel Portfolio Mortgage Loan. James Burgess and Jeff Burgess are the guarantors on a joint and several basis of certain nonrecourse carveouts under the Boise Hotel Portfolio Mortgage Loan.

The Sponsors. The sponsors, James Burgess and Jeff Burgess own and operate Burgess Investment Group, a private investment group that provides both equity and debt investment in a wide variety of industries from lodging to commercial development.

James Burgess has been the president of Safari Hospitality Inc (“Safari”) since its inception in 2005. During that time Mr. Burgess has overseen the acquisition or construction of over $200.0 million in hotel assets comprising over 20 properties in four states as well as the day to day management of Safari’s hotel portfolio.

Escrows. The loan documents provide for upfront reserves of $92,165 for real estate taxes, $22,287 for insurance premiums and $933,405 for a PIP reserve for the Hampton Inn Boise Airport property. The loan documents require monthly deposits of $30,722 for real estate taxes; $5,214 for insurance premiums; and, commencing with the payment date in March 2017, one-twelfth of 4.0% of the annual revenues generated by the Boise Hotel Portfolio Properties for the prior calendar year for FF&E reserves. The loan documents also require deposits into a PIP reserve in an amount equal to 110.0% of the estimated cost to satisfy any repairs or remediation required by any franchisor or licensor pursuant to a PIP required to be instituted for any property in conjunction with the existing franchise agreement or any replacement franchise or license agreement. The lender may transfer a portion of the balance in the FF&E reserve into the PIP reserve to satisfy any required deposits such that the remaining balance in the FF&E reserve account is equal to or greater than six times the monthly deposit required to be made therein.

Lockbox and Cash Management. Upon the occurrence of a Cash Management Period (as defined below), the Boise Hotel Portfolio Mortgage Loan requires that the borrowers establish a lender-controlled lockbox account. All revenues are required to be deposited into such lockbox account by the borrowers or the property manager and all credit card payments are to be transmitted directly to the lockbox account. During a Cash Management Period, all funds in the lockbox account will be swept into a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default under the loan documents; (ii) the borrowers’ failure to maintain, after the end of a calendar quarter, an amortizing debt service coverage ratio of at least 1.15x; (iii) the borrowers’ failure to provide evidence of the satisfaction of the New License Conditions (as defined below) upon the date that is 12 months prior to the expiration of any individual franchise agreement in relation to the applicable property; or (iv) the borrowers’ failure to timely deposit the required amounts into the PIP reserve for a PIP that is required by a franchisor for any of the Boise Hotel Properties. A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the borrowers maintaining an amortizing debt service coverage ratio of at least 1.15x for two consecutive calendar quarters; with respect to clause (iii), upon the date which the borrowers have satisfied the New License

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BOISE HOTEL PORTFOLIO

Conditions; or with respect to clause (iv), the funds on deposit in the PIP reserve are greater than or equal to the amount required to be deposited therein.

“New License Conditions” means the delivery of the following items, each of which is satisfactory to the lender: (i) either a replacement franchise agreement with a franchisor acceptable to the lender, or the extension of the existing franchise agreement for a term that does not expire until a date that is at least two years beyond the maturity date of the Boise Hotel Portfolio Mortgage Loan and that contains market terms consistent with other license agreements being issued by a franchisor for other similarly situated properties, (ii) an acceptable tri-party agreement or comfort letter issued by the franchisor for the benefit of the lender that relates to the extension of the existing franchise agreement (if required by the lender) or the replacement franchise agreement, and (iii) the satisfaction and payment in full of all repairs and renovations required in connection with any PIP required by the applicable franchisor.

Property Management. The Boise Hotel Portfolio Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have the one-time right to transfer the Boise Hotel Portfolio Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender resonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience and financial strength; and (iii) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates. The lender’s consent may be withheld in the lender’s sole and absolute discretion prior to the date which is six months following the issuance of securities involving the Boise Hotel Portfolio Mortgage Loan or any portion thereof. Thereafter, absent a continuing event of default, the lender’s consent may not be unreasonably withheld.

Partial Release. Following the lockout period, the borrowers may obtain the release of any individual property that is part of the Boise Hotel Portfolio Properties upon a bona-fide third-party sale of such individual property, provided that certain requirements set forth in the loan agreement are satisfied, including that the Boise Hotel Portfolio Mortgage Loan is partially defeased in an amount equal to the greater of (i) 125.0% of the allocated loan amount for the property being sold, or (ii) 100.0% of the net sales proceeds from the property being sold. As a condition to any such release, (a) the debt service coverage ratio for the remaining properties will be no less than the greater of (x) the debt service coverage ratio for the properties immediately preceding such release and (y) 1.55x, and (b) the loan to value ratio for the remaining properties will not be greater than the lesser of (I) 70.0% and (II) the loan-to-value ratio immediately prior to such release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Boise Hotel Portfolio Properties, to the extent such coverage is available. The loan documents also require, to the extent such coverage is available, business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. To the extent the “all risk” insurance policy does not include the terrorism insurance, the borrowers must obtain stand-alone coverage in the amounts described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

4400 JENIFER STREET

CUMULUS
WMAL
107.3
STOP

CUMULUS
WASHINGTON
DC

PARK
FULL

COUNSELORS TITLE, LLC
LONG & FOSTER
REALTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

4400 JENIFER STREET

4400 Jenifer Street
4400 Jenifer Street Northwest
Washington, DC 20015
Capital Beltway
National Naval Medical Center
National Institutes of Health
Medical Center
Greentree Rd
Jones Bridge Rd
Old Georgetown Rd
Bradley Blvd
Wisconsin Ave
Columbia Country Club
Walter Reed Annex
SILVER SPRING
Georgia Ave
City Place Mall
Downtown Silver Spring
Silver Spring
East-West Hwy
Montgomery County
Wilson Ln
Downtown Bethesda
Bethesda
The Shoppes of Bethesda
Bethesda Row
Chevy Chase
Connecticut Ave
Kalmia Rd NW
BETHESDA
Red Line Metro
Little Fall Branch Park
Chevy Chase Country Club
Kenwood Country Club
Goldsboro Rd
Western Ave NW
Rock Creek Park
16th St NW
Walter Reed Army Medical Center
Rock Creek Park Golf Course
Iowa Ave NW
Nebraska Ave NW
Oregon Ave NW
Brookmont
Massachusetts Ave
Military Rd NW
Friendship Heights
Kennedy St NW
MARYLAND
Potomac River
G. Wash. Pkwy
Clara Barton Pkwy
Sangamore Rd
River Rd NW
46th St NW
Fort Reno Park
Connecticut Ave NW
Forest Hills
Illinois Ave NW
Georgia Ave NW
Tenleytown
Tenleytown-AU
Dalecarlia Reservoir Grounds
Massachusetts Ave NW
Van Ness St NW
Univ. of the District of Columbia
Van Ness-UDC
49th St NW
14th St NW
13th St NW
WASHINGTON D.C.
McLean
American University
Pine Branch Park
Georgia Ave Petworth
MacArthur Blvd NW
New Mexico Ave NW
Macomb St NW
Cleveland Park
Metro
National Zoological Park
FAIRFAX COUNTY
VIRGINIA
Foxhall Crescent
Woodley Park
Columbia Heights
Woodley Park-Zoo Adams Morgan
Howard University
Naval Observatory
Mt. Vernon College at GWU
Glover Archbold Park
Montrose Park
U Street
Shaw-Howard Univ.
Reservoir Rd NW
R St NW
Georgetown University
P St NW
Dupont Circle
Georgetown
M St NW
Conv. Center
Walter E. Washington Conv. Center
Potomac River
G. Washington University Hospital
Farragut North
K St NW
Chinatown
George Washington University
Roosevelt Island
Rosslyn
White House
Downtown
ARLINGTON
Foggy Bottom
Federal Triangle
E St NW
Constitution Ave NW
Court House
Lincoln Memorial
Vietnam Veterans Memorial
Washington Monument
NATIONAL MALL
Rockville
Calverton
Laurel
Wheaton
Potomac
Beltsville
Silver Spring
Greenbelt
College Park
Takoma Park
Bethesda
Seabrook
Hyattsville
Langley
New Carrollton
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Seat Pleasant
Largo
Merrifield
ARLINGTON
Suitland
Forestville
Annandale
ALEXANDRIA
Hillcrest Heights
Upper Marlboro
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
MARYLAND
Burke
Groveton
Franconia
Clinton
Mount Vernon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

No. 8 – 4400 Jenifer Street

Loan Information				Property Information
Mortgage Loan Seller:		Natixis Real Estate Capital LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Office
Original Principal Balance:		$26,800,000		Specific Property Type:	CBD
Cut-off Date Principal Balance:		$26,800,000		Location:	Washington, DC
% of Initial Pool Balance:		3.1%		Size:	83,777 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF:	$319.90
Borrower Name:		Jenifer Street Limited Partnership		Year Built/Renovated:	1972/1999
Sponsors:		Charles A. Gravely; Shelton Zuckerman		Title Vesting:	Fee
Mortgage Rate:		4.910%		Property Manager:	Self-managed
Note Date:		January 22, 2016		4th Most Recent Occupancy (As of)(2):	84.2% (12/31/2012)
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of)(2):	94.7% (12/31/2013)
Maturity Date:		February 5, 2026		2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:		60 months		Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):		120 months		Current Occupancy (As of):	100.0% (1/8/2016)
Seasoning:		0 months
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Amortizing Balloon
Interest Accrual Method:		Actual/360		4th Most Recent NOI (As of)(3):	$2,024,964 (12/31/2012)
Call Protection:		L(24),GRTR 1% or YM or D(92),O(4)		3rd Most Recent NOI (As of)(3):	$1,517,324 (12/31/2013)
Lockbox Type:		Hard/Springing Cash Management		2nd Most Recent NOI (As of)(3):	$1,877,353 (12/31/2014)
Additional Debt:		NAP		Most Recent NOI (As of):	$2,084,216 (TTM 10/31/2015)
Additional Debt Type:		NAP
				U/W Revenues(3):	$3,687,571
				U/W Expenses(3):	$1,350,966
				U/W NOI(3):	$2,336,605
Escrows and Reserves(1):				U/W NCF(3):	$2,175,430
				U/W NOI DSCR:	1.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.27x
Taxes	$207,816	$41,563	NAP	U/W NOI Debt Yield:	8.7%
Insurance	$8,306	Springing	NAP	U/W NCF Debt Yield:	8.1%
Replacement Reserves	$0	$1,396	NAP	As-Is Appraised Value:	$37,100,000
TI/LC Reserve	$0	$12,035	$433,256	As-Is Appraisal Valuation Date:	August 22, 2015
DC Radio Renewal Reserve	$500,000	$0	NAP	Cut-off Date LTV Ratio:	72.2%
Deferred Maintenance	$10,000	$0	NAP	LTV Ratio at Maturity or ARD:	66.5%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “4400 Jenifer Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a three-story 83,777 square foot office building located in Washington, District of Columbia (the “4400 Jenifer Street Property”). The 4400 Jenifer Street Mortgage Loan was originated on January 22, 2016 by Natixis Real Estate Capital LLC. The 4400 Jenifer Street Mortgage Loan had an original principal balance of $26,800,000, has an outstanding principal balance as of the Cut-off Date of $26,800,000 and accrues interest at an interest rate of 4.910% per annum. The 4400 Jenifer Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the first 60 months following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 4400 Jenifer Street Mortgage Loan matures on February 5, 2026.

Following the lockout period, the borrower has the right to defease the 4400 Jenifer Street Mortgage Loan in whole or in part before November 5, 2025 and the borrower may prepay the 4400 Jenifer Street Mortgage Loan in whole, on any date before November 5, 2025, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the 4400 Jenifer Street Mortgage Loan is prepayable without penalty on or after November 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

4400 JENIFER STREET

Sources and Uses

Sources			Uses
Original loan amount	$26,800,000	100.0%	Loan payoff(1)	$21,106,743	78.8%
			Reserves	726,122	2.7
			Closing costs	438,863	1.6
			Return of equity	4,528,273	16.9
Total Sources	$26,800,000	100.0%	Total Uses	$26,800,000	100.0%

(1)	The 4400 Jenifer Street Property was previously securitized in the WBCMT 2006-C26 transaction.

The Property. The 4400 Jenifer Street Property is a three-story, 83,777 square foot mid-rise office building located on a 0.5-acre site at 4400 Jenifer Street NW in Washington, District of Columbia (“DC”). Built in 1972, the 4400 Jenifer Street Property was extensively renovated in 1999, and the sponsors have invested approximately $352,952 ($4.21 per square foot) in capital expenditures since 2012. The 4400 Jenifer Street Property is a rectangular building with a central core, which provides for functional floor plates, and the property benefits from convenient access to the Metrorail’s Red Line and secure underground tenant parking spaces. The ground level of the 4400 Jenifer Street Property features an all-glass storefront facade with pedestrian access from Jenifer Street NW. The 4400 Jenifer Street Property features 112 below-grade parking spaces, reflecting a parking ratio of 1.3 spaces per 1,000 square feet of rentable area. As of January 8, 2016, the 4400 Jenifer Street Property was 100.0% occupied by 18 tenants, and the property has averaged 95.8% occupancy since 1998.

The largest tenant at the 4400 Jenifer Street Property is DC Radio Assets, LLC (“DC Radio”), which has been in occupancy since 2003 and occupies 23,396 square feet (27.9% of the net rentable area). DC Radio, which is a subsidiary of Cumulus Media, Inc., owns the WMAL radio station, branded as 105.9 FM & AM 630 WMAL and 107.3 WRQX, which services Washington, DC and the greater DC area. Additional tenants at the 4400 Jenifer Street Property include Long & Foster Real Estate, Inc. (11.7% of the net rentable area), Sunstream Vacations, LLC (8.8% of net rentable area), and Evers & Company Real Estate, Inc. (7.6% of the net rentable area).

The following table presents certain information relating to the tenancies at the 4400 Jenifer Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
DC Radio	NR/B3/B-	23,396	27.9%	$36.36	$850,649	24.5%	6/30/2023(3)
Long & Foster Real Estate, Inc.	NR/NR/NR	9,786	11.7%	$50.36	$492,790	14.2%	9/30/2018(4)
Sunstream Vacations, LLC	NR/NR/NR	7,407	8.8%	$41.76	$309,349	8.9%	3/31/2019(5)
Evers & Company Real Estate, Inc.	NR/NR/NR	6,362	7.6%	$50.43	$320,827	9.2%	10/31/2018(6)
Counselor’s Title, LLC	NR/NR/NR	5,903	7.0%	$47.56	$280,762	8.1%	4/30/2020(7)
Total Major Tenants		52,854	63.1%	$42.65	$2,254,377	65.0%

Non-Major Tenants		30,673	36.6%	$39.64	$1,215,762	35.0%
Storage Space		250	0.3%	$0.00	$0	0.0%

Occupied Collateral Total		83,777	100.0%	$41.42	$3,470,139	100.0%

Vacant Space		0	0.0%

Collateral Total		83,777	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through December 31, 2016, totaling $91,794.

(3)	DC Radio has one five-year lease renewal option.

(4)	Long & Foster Real Estate, Inc. has one five year lease renewal option.

(5)	Sunstream Vacations, LLC has one five year lease renewal option.

(6)	Evers & Company Real Estate, Inc. has one five year lease renewal option.

(7)	Counselor’s Title, LLC has one five year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

4400 JENIFER STREET

The following table presents certain information relating to the lease rollover schedule at the 4400 Jenifer Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	4	5,721	6.8%	5,721	6.8%	$232,786	6.7%	$40.69
2017	1	2,800	3.3%	8,521	10.2%	$120,156	3.5%	$42.91
2018	4	19,569	23.4%	28,090	33.5%	$954,637	27.5%	$48.78
2019	3	12,209	14.6%	40,299	48.1%	$488,825	14.1%	$40.04
2020	3	10,085	12.0%	50,384	60.1%	$451,663	13.0%	$44.79
2021	1	2,322	2.8%	52,706	62.9%	$89,479	2.6%	$38.54
2022	2	3,949	4.7%	56,655	67.6%	$134,602	3.9%	$34.08
2023	3	25,503	30.4%	82,158	98.1%	$942,075	27.1%	$36.94
2024	1	1,369	1.6%	83,527	99.7%	$55,916	1.6%	$40.84
2025	0	0	0.0%	83,527	99.7%	$0	0.0%	$0.00
2026	0	0	0.0%	83,527	99.7%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	83,527	99.7%	$0	0.0%	$0.00
Storage Space(2)	0	250	0.3%	83,777	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	83,777	100.0%	$0	0.0%	$0.00
Total/Weighted Average	22	83,777	100.0%			$3,470,139	100.0%	$41.42
(1)	Information obtained from the underwritten rent roll.

(2)	The building storage space is not subject to a lease.

The following table presents historical occupancy percentages at the 4400 Jenifer Street Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)	12/31/2015(1)	1/8/2016(3)
84.2%	94.7%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Occupancy increased from 2012 to 2013 primarily due to new leases being executed for 14,069 sqaure feet representing 16.8% of the net rentable area.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 4400 Jenifer Street Property:

Cash Flow Analysis

	2012	2013	2014	TTM 10/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,082,685	$3,190,386	$3,247,215	$3,315,392	$3,470,139(1)	94.1%	$41.42
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	550,100	287,590	239,158	296,319	394,811	10.7	4.71
Other Income	20,062	18,313	16,183	16,616	16,703	0.5	0.20
Rent Abatement	(122,901)	(501,962)	(347,771)	0	0	0.0	0.00
Less Vacancy & Credit Loss	(417,132)	(355,307)	(51,285)	(271,691)	(194,083)(2)	(5.3)	(2.32)
Effective Gross Income	$3,112,815	$2,639,020	$3,103,497	$3,356,636	$3,687,571	100.0%	$44.02

Total Operating Expenses	$1,087,851	$1,121,696	$1,226,144	$1,272,420	$1,350,966	36.6%	$16.13

Net Operating Income	$2,024,964(3)	$1,517,324(3)	$1,877,353(3)	$2,084,216	$2,336,605	63.3%	$27.89
TI/LC	0	0	0	0	144,418	3.9	1.72
Capital Expenditures	0	0	0	0	16,755	0.5	0.20
Net Cash Flow	$2,024,964	$1,517,324	$1,877,353	$2,084,216	$2,175,430	59.0%	$25.97

NOI DSCR	1.19x	0.89x	1.10x	1.22x	1.37x
NCF DSCR	1.19x	0.89x	1.10x	1.22x	1.27x
NOI DY	7.6%	5.7%	7.0%	7.8%	8.7%
NCF DY	7.6%	5.7%	7.0%	7.8%	8.1%

(1)	U/W Base Rent includes contractual rent increases through December 31, 2016, totaling $91,794.

(2)	The underwritten economic vacancy is 5.0%. The 4400 Jenifer Street Property was 100.0% occupied as of January 8, 2016.

(3)	NOI decreased in 2013 from 2012 primarily due to rent abatements offered at the 4400 Jenifer Street Property related to new leases that increased occupancy from 84.2% in 2012 to 94.7% in 2013. NOI increased in 2014 mainly due to rent abatement periods expiring and the increase in occupancy from 94.7% in 2013 to 100.0% in 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

4400 JENIFER STREET

Appraisal. As of the appraisal valuation date of August 22, 2015, the 4400 Jenifer Street Property had an “as-is” appraised value of $37,100,000.

Environmental Matters. According to the Phase I environmental assessment dated December 14, 2015, there was no evidence of any recognized environmental conditions at the 4400 Jenifer Street Property.

Market Overview and Competition. The 4400 Jenifer Street Property is located in Washington, DC, approximately five miles northwest of the central business district. The building is located on the southwest corner of the intersection of Jenifer Street and 44th Street NW, within the Friendship Heights neighborhood. The 4400 Jenifer Street Property is situated one block south from the Friendship Heights Metrorail Station and immediately adjacent to Chevy Chase, Maryland, the 9th wealthiest town in the United States, per a nationally recognized news publication. Friendship Heights Station is on the Red Line of the DC Metro, and provides direct access to Bethesda (2 minutes), Dupont Circle (11 minutes), Union Station (20 minutes) and Metro Center (15 minutes), which in turn provides transfer access to Reagan National Airport, Tyson’s Corner and Arlington. The 4400 Jenifer Street Property also provides access to three major airports: Reagan National Airport (approximately 9.0 miles southeast), Dulles International Airport (approximately 24.0 miles west) and BWI Airport (approximately 35.0 miles northeast). According to the appraisal, the 2015 population within a three mile radius of the 4400 Jenifer Street Property was 28,037, with a 2015 median household income of $151,780 for the same radius. The 4400 Jenifer Street Property is located directly across the street from both the Shops at Wisconsin Place and the Mazza Gallerie retail developments, which include national retail tenants such as Whole Foods Market, Bloomingdales, T.J Maxx, and Saks Fifth Avenue. Other high end retailers, such as Brooks Brothers, Louis Vuitton, Ralph Lauren and Gucci, are located less than 0.4 miles from the 4400 Jenifer Street Property.

According to a third party market research report, the 4400 Jenifer Street Property is located in the Uptown office submarket of the Washington, DC market. As of the third quarter of 2015, the submarket contained inventory totaling 5,972,000 square feet with a 9.0% vacancy and average direct asking rent of $38.52 per square foot on a gross basis. The appraiser concluded to a vacancy and collection loss of 6.0% for the 4400 Jenifer Street Property.

The following table presents certain information relating to comparable office leases for the 4400 Jenifer Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
WTTG Building Washington, DC	1963/1988	8	104,000	88%	4.8 miles	NAV	NAV / 5 Yrs	NAV	$31.90	NAV
Van Ness Center Washington, DC	1967/NAP	6	223,362	93%	4.7 miles	Confidential	NAV / 5 Yrs	4,729	$35.00	NAV
4201 Connecticut Ave. NW Washington, DC	1966/2009	6	70,971	91%	1.9 miles	Confidential	NAV / 8.3 Yrs	5,111	$35.52	NAV
5225 Wisconsin Ave. NW Washington, DC	1963/NAP	6	93,601	98%	5.1 miles	Global Engineering	NAV / 5 Yrs	3,008	$38.73	NAV
4435-4437 Wisconsin Ave. NW Washington, DC	1956/NAP	5	35,600	99%	5.4 miles	Confidential	NAV / 3 Yrs	1,300	$32.50	NAV

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Jenifer Street Limited Partnership, which is a District of Columbia limited partnership and a single purpose entity, whose general partner is Jenifer Corporation, a District of Columbia corporation, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 4400 Jenifer Street Mortgage Loan. Charles A. Gravely and Shelton Zuckerman are the guarantors of certain nonrecourse carveouts under the 4400 Jenifer Street Mortgage Loan.

The Sponsor. The Sponsors are Charles A. Gravely and Shelton Zuckerman, who are the principals of Zuckerman-Gravely, which is a full-service real estate company with expertise in property management, development, leasing, finance and construction. Both Mr. Zuckerman and Mr. Gravely have over 35 years of experience in real estate, with an extensive portfolio of both commercial and residential real estate projects including shopping centers, major office buildings, apartment buildings and home building operations. As of March 31, 2015, Mr. Zuckerman reported net worth and liquidity of $164.1 million and $52.1 million respectively, while Mr. Gravely reported net worth and liquidity of $87.1 million and $30.4 million, respectively.

Escrows. The loan documents provide for upfront reserves in the amount of $207,816 for real estate taxes, $8,306 for insurance premiums, $500,000 for the DC Radio renewal reserve to be used for tenant improvements and leasing commissions incurred in connection with a renewal of the DC Radio lease and $10,000 for deferred maintenance. The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (currently equates to $41,563); $1,396 for replacement reserves and $12,035 for general tenant improvements and leasing commissions (“TI/LC”). The TI/LC reserve is subject to a cap of $433,256 and a minimum balance of $226,944. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred; (ii) the 4400 Jenifer Street Property is insured via an acceptable blanket insurance policy and (iiii) the borrower maintains an amount equal to $8,306 in the insurance reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

4400 JENIFER STREET

Lockbox and Cash Management. The 4400 Jenifer Street Mortgage Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The 4400 Jenifer Street Mortgage Loan requires all rents to be deposited directly by tenants of the 4400 Jenifer Street Property into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the amortizing debt service coverage ratio falling below 1.05x at the end of any calendar quarter; or (iii) a Primary Tenant Sweep Period (as defined below). A Cash Management Period will end, if for three consecutive months (a) no event of default has occurred; (b) no event that would trigger another Cash Management Period has occurred; (c) the amortizing debt service coverage ratio is at least 1.10x; and with respect to clause (iii) above, the occurrence of a Primary Tenant Sweep Period Cure (as defined below).

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of the Primary Tenant (as defined below) lease; (ii) the Primary Tenant becomes the subject of a bankruptcy action; (iii) the Primary Tenant “goes dark” in a majority of the Primary Tenant premises; (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under the Primary Tenant lease; (v) the date that is the earlier of twelve months prior to (A) any lease extension date set forth in the Primary Tenant lease or (B) the maturity date of such lease and, in the case of (A) or (B), such primary lease has not been extended with a term that expires no earlier than five years after the maturity date of the 4400 Jenifer Street Mortgage Loan.

A “Primary Tenant” means initially DC Radio as tenant under the DC Radio lease, and thereafter any acceptable replacement Tenant.

A Primary Tenant Sweep Period Cure will occur with respect to clause (i) or clause (v) above, the date a Primary Tenant Replacement Event (as defined below) has occurred; with respect to clause (ii), the date either (A) the bankruptcy action is dismissed or the Primary Tenant lease is affirmed, or (B) a Primary Tenant Replacement Event has occurred; with respect to clause (iii), upon either (A) the Primary Tenant or another tenant re-opens for business for a continuous period of not less than three months, or (B) a Primary Tenant Replacement Event has occurred; or with respect to clause (iv), upon either (A) the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant Lease, or (B) a Primary Tenant Replacement Event has occurred.

A Primary Tenant Replacement Event means the termination of the Primary Tenant lease and the borrower entering into one or more new leases for at least 90.0% of the Primary Tenant premises with acceptable replacement tenants and upon such terms and conditions as are reasonably acceptable to the lender in all respects or upon borrower achieving an amortizing debt service coverage ratio of at least 1.27x.

Property Management. The 4400 Jenifer Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 4400 Jenifer Street Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has approved the proposed transferee and guarantor; and (iii) if required by the lender, a rating agency comfort letter from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 4400 Jenifer Street Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

901 7TH STREET NW

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

901 7TH STREET NW

901 7th Street NW
901 7th Street, Northwest
Washington, DC 20001
WASHINGTON D.C.
Chinatown
Downtown
Logan Circle
North Capitol
Capitol Hill
Southwest/ Waterfront
THE NATIONAL MALL
Howard University
Howard University Hospital
White House
The Ellipse
Washington Monument
U.S. Capitol
Union Station
Tidal Basin
Potomac River
Washington Channel
Anacostia River
East Potomac Park
East Potomac Park Golf Course
Nationals Park
Washington Navy Yard
Southwest Frwy
Southeast Frwy
VIRGINIA
Rockville
Wheaton
Potomac
Silver Spring
Bethesda
McLean
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
Annandale
VIRGINIA
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

No. 9 – 901 7th Street NW

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$26,000,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$26,000,000			Location:	Washington, DC
% of Initial Pool Balance:	3.0%			Size:	39,686 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$655.14
Borrower Name:	Jemal’s Hermann L.L.C.			Year Built/Renovated:	1850/2000
Sponsor:	Norman Jemal			Title Vesting:	Fee
Mortgage Rate:	5.000%			Property Manager:	Self-managed
Note Date:	December 3, 2015			4th Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	December 5, 2025			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (11/30/2015)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,856,730 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$1,992,095 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$1,990,417 (12/31/2014)
Additional Debt(1):	Yes			Most Recent NOI (As of)(3):	$1,731,892 (TTM 6/30/2015)
Additional Debt Type(1):	Future Mezzanine

				U/W Revenues:	$2,836,714
				U/W Expenses:	$824,290
Escrows and Reserves(2):				U/W NOI:	$2,012,424
				U/W NCF:	$1,944,472
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.20x
Taxes	$123,527	$41,176	NAP	U/W NCF DSCR:	1.16x
Insurance	$5,000	Springing	NAP	U/W NOI Debt Yield:	7.7%
Replacement Reserves	$0	$702	NAP	U/W NCF Debt Yield:	7.5%
TI/LC Reserve	$0	$4,961	$178,587	As-Is Appraised Value:	$34,800,000
Tenant Cash Trap Reserve	$100,000	$20,000	NAP	As-Is Appraisal Valuation Date:	November 10, 2015
Initial TI Reserve	$819,182	$0	NAP	Cut-off Date LTV Ratio:	74.7%
Deferred Maintenance	$5,625	$0	NAP	LTV Ratio at Maturity or ARD:	68.9%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “901 7th Street NW Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 39,686 square foot mixed-use building located on 0.2 acres in Washington, District of Columbia (the “901 7th Street NW Property”). The 901 7th Street NW Mortgage Loan was originated on December 3, 2015 by Natixis Real Estate Capital LLC. The 901 7th Street NW Mortgage Loan had an original principal balance of $26,000,000, has an outstanding principal balance as of the Cut-off Date of $26,000,000 and accrues interest at an interest rate of 5.000% per annum. The 901 7th Street NW Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the first 60 months following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 901 7th Street NW Mortgage Loan matures on December 5, 2025.

Following the lockout period, the borrower has the right to defease the 901 7th Street NW Mortgage Loan in whole or in part on any date before September 5, 2025. In addition, the 901 7th Street NW Mortgage Loan is prepayable without penalty on or after September 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

901 7TH STREET NW

Sources and Uses

Sources			Uses
Original loan amount	$26,000,000	100.0%	Loan payoff(1)	$17,250,000	66.3%
			Reserves	1,053,334	4.1
			Closing costs	1,425,807	5.5
			Return of equity	6,270,859	24.1
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	The 901 7th Street NW Property was previously securitized in the WBCMT 2007-C31 transaction.

The Property. The 901 7th Street NW Property is a 39,686 square foot mixed-use building located on a 0.2-acre parcel in Washington, District of Columbia (“DC”). The 901 7th Street NW Property is comprised of two conjoined structures: a six-story office building that was built in 1850 and renovated in 2000; and an adjacent/conjoined, six-story office building that was constructed in 2003. Interior build-outs at the 901 7th Street NW Property include hardwood floors and high ceilings. The 901 7th Street NW Property has been 100.0% occupied since 2007. As of November 30, 2015, the 901 7th Street NW Property was 100.0% occupied by the following five tenants: Toronto Dominion Bank (“TD Bank”), Washington DC Convention & Tourism (“DC Tourism”), Navigators Global, LLC, Heather Podesta + Partners, LLC (“Heather Podesta”), and Dangerously Delicious DC, LLC.

The following table presents certain information relating to the tenancies at the 901 7th Street NW Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants - Office
DC Tourism	NR/NR/NR	17,362	43.7%	$56.24	$976,395	39.6%	8/31/2027(3)
Heather Podesta	NR/NR/NR	5,787	14.6%	$60.88	$352,335	14.3%	11/30/2016(4)
Navigators Global, LLC	NR/NR/NR	5,787	14.6%	$57.49	$332,680	13.5%	12/31/2020(5)
Total Major Tenants - Office		28,936	72.9%	$57.42	$1,661,410	67.4%

Occupied Total - Office		28,936	72.9%	$57.42	$1,661,410	67.4%

Major Tenants - Retail
TD Bank	NR/Aa1/AA-	10,300	26.0%	$71.50(6)	$736,476(6)	29.9%	4/30/2027(7)
Dangerously Delicious DC, LLC	NR/NR/NR	450	1.1%	$150.07	$67,531	2.7%	10/31/2022
Total Major Tenants - Retail		10,750	27.1%	$74.79	$804,006	32.6%

Occupied Total - Retail		10,750	27.1%	$74.79	$804,006	32.6%

Occupied Collateral Total		39,686	100.0%	$62.12	$2,465,416	100.0%

Vacant Space - Office		0	0.0%

Vacant Space - Retail		0	0.0%

Collateral Total		39,686	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through December 31, 2016, totaling $48,077.
(3)	DC Tourism has one, five-year lease extension option.
(4)	Heather Podesta has one, five-year lease extension option.
(5)	Navigators Global, LLC has one, five-year lease extension option.
(6)	TD Bank’s Annual U/W Base Rent represents its average base rent over the 901 7th Street NW Mortgage Loan term. TD Bank’s current rent is $654,500 ($63.54 per square foot)
(7)	TD Bank has three, five-year lease extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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901 7TH STREET NW

The following table presents certain information relating to the lease rollover schedule at the 901 7th Street NW Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	5,787	14.6%	5,787	14.6%	$352,335	14.3%	$60.88
2017	0	0	0.0%	5,787	14.6%	$0	0.0%	$0.00
2018	0	0	0.0%	5,787	14.6%	$0	0.0%	$0.00
2019	0	0	0.0%	5,787	14.6%	$0	0.0%	$0.00
2020	1	5,787	14.6%	11,574	29.2%	$332,680	13.5%	$57.49
2021	0	0	0.0%	11,574	29.2%	$0	0.0%	$0.00
2022	1	450	1.1%	12,024	30.3%	$67,531	2.7%	$150.07
2023	0	0	0.0%	12,024	30.3%	$0	0.0%	$0.00
2024	0	0	0.0%	12,024	30.3%	$0	0.0%	$0.00
2025	0	0	0.0%	12,024	30.3%	$0	0.0%	$0.00
2026	0	0	0.0%	12,024	30.3%	$0	0.0%	$0.00
Thereafter	2	27,662	69.7%	39,686	100.0%	$1,712,871	69.5%	$61.92
Vacant	0	0	0.0%	39,686	100.0%	$0	0.0%	$0.00
Total/Weighted Average	5	39,686	100.0%			$2,465,416	100.0%	$62.12

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 901 7th Street NW Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/30/2015(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 901 7th Street NW Property:

Cash Flow Analysis

	2012	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,112,848	$2,215,057	$2,282,556	$2,309,292	$2,465,416(1)	86.9%	$62.12
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	590,266	554,152	575,698	587,117	477,060	16.8	12.02
Other Income	4,604	11,639	14,092	14,770	3,300	0.1	0.08
Rent Abatement	0	0	(12,000)(2)	(333,303)(2)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	(11,080)	(11,080)	(109,062)(3)	(3.8)	(2.75)
Effective Gross Income	$2,707,718	$2,780,848	$2,849,266	$2,566,796	$2,836,714	100.0%	$71.48

Total Operating Expenses	$850,988	$788,753	$858,849	$834,904	$824,290	29.1%	$20.77

Net Operating Income	$1,856,730	$1,992,095	$1,990,417	$1,731,892(4)	$2,012,424(4)	70.9%	$50.71
TI/LC	0	0	0	0	59,529	2.1	1.50
Capital Expenditures	0	0	0	0	8,423	0.3	0.21
Net Cash Flow	$1,856,730	$1,992,095	$1,990,417	$1,731,892	$1,944,472	68.5%	$49.00

NOI DSCR	1.11x	1.19x	1.19x	1.03x	1.20x
NCF DSCR	1.11x	1.19x	1.19x	1.03x	1.16x
NOI DY	7.1%	7.7%	7.7%	6.7%	7.7%
NCF DY	7.1%	7.7%	7.7%	6.7%	7.5%

(1)	The U/W Base Rent includes contractual rent steps through December 31, 2016, totaling $48,077 and TD Bank’s average base rent increase over the 901 7th Street NW Mortgage Loan term, totaling $81,976.
(2)	Dangerously Delicious DC, LLC received rent abatement from May 1, 2014 to April 30, 2015. DC Tourism received six months free of rent from March 2015 to August 2015 as part of its lease renewal.
(3)	The underwritten economic vacancy is 3.7%. As of November 30, 2015, the 901 7th Street NW Property was 100.0% physically occupied.
(4)	The increase in NOI from TTM June 30, 2015 to U/W is prmarly due to rent abatment expiring periods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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901 7TH STREET NW

Appraisal. As of the appraisal valuation date of November 10, 2015, the 901 7th Street NW Property had an “as-is” appraised value of $34,800,000.

Environmental Matters. According to the Phase I environmental assessment dated November 16, 2015, there was no evidence of any recognized environmental conditions at the 901 7th Street NW Property.

Market Overview and Competition. The 901 7th Street NW Property is located in Washington, DC on the border of the neighborhoods of Mount Vernon Square and Chinatown. The primary access to the neighborhood is provided via Interstate 395, New York Avenue, K Street, and Massachusetts Avenue. Interstate 395 and Interstate 66 provide access to Virginia and Maryland via the Capital Beltway (Interstate 495), and are each located within two miles of the 901 7th Street NW Property. The 901 7th Street NW Property is situated at the corner of the intersection of 7th Street NW and I Street NW, and is located one block north of the Gallery Place/Chinatown Metro Station (Red, Green, Yellow lines). The 901 7th Street NW Property is also located within walking distance to the Metro Center Metro Station (Red, Blue, Orange, Silver lines), McPherson Square (Blue, Orange, Silver lines), and the Mount Vernon Square/7th Street Convention Center Metrorail Station (Green, Yellow Lines). The 901 7th Street NW Property is also located within walking distance of the White House, the Verizon Center (a major sports and entertainment arena) and the Walter E. Washington Convention Center.

According to a third party market research report, the 901 7th Street NW Property is situated within the East End office/retail submarket of the Washington, DC market. According to a third party market research report, as of the fourth quarter of 2015, the office submarket contained a total office inventory of 48,859,497 square feet, overall vacancy rate of 11.3% and average asking rent of $54.63 per square feet on a gross basis. According to a third party market research report, as of the fourth quarter of 2015, the retail submarket contained a total retail inventory of 1,939,354 square feet, overall vacancy rate of 4.6% and average asking rent of $56.52 per square foot, on a gross basis.

The following table presents certain information relating to comparable office leases for the 901 7th Street NW Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Confidential Washington, DC	1977/2011	12	420,822	NAV	NAV	Confidential	Jan 2016 / 3.6 Yrs	12,367	$52.65	Full Service Gross
Franklin Plaza I Washington, DC	1985/NAP	12	218,000	89%	0.4 miles	Hill International	Dec 2015 / 11 Yrs	6,508	$48.00	Full Service Gross
National Press Building Washington, DC	1928/1985	14	477,688	87%	0.7 miles	Canadian Broadcasting	July 2015 / 10 Yrs	3,598	$45.00	Full Service Gross
Washington Center Washington, DC	1989/NAP	12	345,397	71%	0.4 miles	Astellas Pharma	Jan 2014 / 7.5 Yrs	8,084	$54.00	Full Service Gross
Arch Square Washington, DC	1900/2013	6	55,723	100%	0.1 miles	Alliance of Automobile	June 2013 / 15.6 Yrs	24,987	$55.00	Full Service Gross

(1)	Information obtained from the appraisal and a third party market research report.

The Borrower. The borrower is Jemal’s Hermann L.L.C., which is a District of Columbia limited liability company and a single purpose entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 901 7th Street NW Mortgage Loan. Norman Jemal is the guarantor of certain nonrecourse carveouts under the 901 7th Street NW Mortgage Loan.

The Sponsor. The sponsor is Norman Jemal. Mr. Jemal and his father Douglas Jemal are the principals of Douglas Development Corp. (“DDC”). DDC is a large real estate developer in the Washington, DC area founded in 1990 with a current portfolio of nearly 9.0 million leasable square feet and over 8.0 million square feet of developable real estate in the pipeline. DDC is comprised of over 100 full time employees. As of July 31, 2015, Mr. Jemal reported net worth and liquidity of approximately $421.0 million and approximately $4.9 million respectively. Mr. Jemal has been involved in litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $123,527 for real estate taxes, $5,000 for insurance premiums, $100,000 for the tenant cash trap reserve, $819,182 for initial tenant improvement related to the DC Tourism lease extension and $5,625 for deferred maintenance. The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (currently equates to $41,176), $702 for replacement reserves and $4,961 for tenant improvements and leasing commissions (“TI/LC”). The TI/LC reserve is subject to a cap of $178,587 and a minimum balance of $89,294. The loan documents require monthly deposits of $20,000 into the tenant cash trap reserve until May 2016 to be used for anticipated TI/LCs for the Heather Podesta tenant space. Any funds remaining in the reserve following the renewal of the Heather Podesta lease or the commencement of an acceptable Heather Podesta replacement tenant lease will be returned to the borrower. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred or is continuing; (ii) the 901 7th Street NW Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of insurance policies and timely proof of payment of insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

901 7TH STREET NW

In addition, upon the occurrence and during the continuance of a Tenant Cash Trap Period (as defined below), all excess cash will be deposited in the tenant cash trap reserve subaccount.

A “Tenant Cash Trap Period” will commence (A) with respect to tenant Heather Podesta, on May 31, 2016, unless on or prior to such date a Heather Podesta Renewal (as defined below) has occurred; or (B) if any Major Tenant (defined as TD Bank or DC Tourism) (i) goes dark, (ii) is the subject of a bankruptcy action or (iii) is in monetary default under its lease beyond any applicable notice and/or cure period for a period of more than 15 days (a “Major Tenant Default Trigger”).

A “Heather Podesta Renewal” means, collectively, (a) tenant Heather Podesta irrevocably exercises its extension option under its lease for a five year renewal term expiring on November 30, 2021 and (b) the borrower delivers evidence of the lease extension reasonably satisfactory to the lender.

A Tenant Cash Trap Period will end with respect to clause (A), upon the satisfaction of the following: (x) the borrower has (I) entered into one or more leases with tenants reasonably satisfactory to the lender demising all or a portion of the Heather Podesta space, each for a term of not less than five years, (II) delivered to the lender with respect to each replacement tenant, an acceptable tenant estoppel and a reasonably acceptable subordination, non-disturbance and attornment agreement and (III) paid all brokerage commissions in connection with each such replacement lease; and (y) the aggregate annual net effective rent payable under all of the replacement leases is not less than that payable under the Heather Podesta lease as of May 31, 2016.

A Tenant Cash Trap Period will end, with respect to a Major Tenant, with respect to clause (B), at such time as any of the following conditions has been satisfied: (w) the date on which a Major Tenant Replacement Event (as defined below) occurs with respect to such Major Tenant; (x) with respect to clause (B)(i) such Major Tenant re-opens for business for a continuous period of not less than three months; (y) with respect to clause (B)(ii) the bankruptcy action is dismissed or such Major Tenant’s lease is affirmed; and (z) with respect to clause (B)(iii) (A) with respect to the first such Major Tenant Default Trigger, such Major Tenant has cured such default under its lease, and (B) with respect to any subsequent Major Tenant Default Trigger, when (1) such Major Tenant has cured such default under its lease and (2) $40.00 per square foot of such Major Tenant’s space has accumulated in the tenant cash trap reserve subaccount.

A “Major Tenant Replacement Event” with respect to a Major Tenant will occur upon the satisfaction of the following: (x) the borrower has (A) entered into one or more leases with tenants reasonably satisfactory to the lender demising all or a portion of such Major Tenant’s space, each for a term of at least the greater of (1) the number of months remaining in the term of the lease being replaced and (2) five years, (B) delivered to the lender with respect to each replacement tenant an acceptable tenant estoppel and a reasonably acceptable subordination, non-disturbance and attornment agreement and (C) paid all brokerage commissions in connection with each such replacement lease; and (y) the aggregate annual net effective rent payable under all such replacement leases is not less than that payable under the applicable Major Tenant lease as of the date of the applicable Tenant Cash Trap Period occurred.

Lockbox and Cash Management. The 901 7th Street NW Mortgage Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The 901 7th Street NW Mortgage Loan requires all rents to be deposited directly by tenants of the 901 7th Street NW Property into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) a default or an event of default; (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter; (iii) the commencement of a Tenant Cash Trap Period, or (iv) the incurrence of mezzanine debt as described in “Subordinate and Mezzanine Indebtedness” below. A Cash Management Period will end with respect to clause (i) or (ii) above, if for three consecutive months (a) no default or event of default has occurred or is continuing; (b) no event that would trigger another Cash Management Period has occurred and (c) the amortizing debt service coverage ratio is at least 1.15x; and with respect to clause (iii), upon the termination of such Tenant Cash Trap Period.

Property Management. The 901 7th Street NW Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 901 7th Street NW Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, receipt of a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt, provided the following conditions are met: (i) a maximum combined loan-to-value ratio of 80.0%; (ii) a minimum combined amortizing underwritten debt service coverage ratio of 1.10x; (iii) the receipt of a rating agency confirmation from Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) no event of default exists with respect to the 901 7th Street NW Mortgage Loan.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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901 7TH STREET NW

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 901 7th Street NW Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

HOMEWOOD SUITES BY HILTON - MELVILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOMEWOOD SUITES BY HILTON - MELVILLE

Homewood Suites by Hilton - Melville
1585 Round Swamp Road
Plainview, NY 11803
Oyster Bay Harbor
Cove Neck
Cold Spring Harbor
Lloyd Harbor
Huntington Country Club
Halesite
Huntington Hospital
Huntington
Oyster Bay
Cove Rd
Park Ave
Woodbury Rd
Cold Spring Harbor Laboratory
Oyster Bay Cove
Laurel Hollow
Cold Spring Harbor
East Norwich
Huntington Station
Berry Hill Rd
Cold Spring Rd
Stillwell Woods Park
Oheka Castle
Muttontown Eastwoods Rd
LIRR PORT JEFFERSON LINE
Jericho Tpke
South Huntington
Cold Springs Country Club
The Woodcrest Club
Syosset
Woodbury
West Hills
Walt Whitman Shops
Muttontown
Oyster Bay GC
Woodbury Village
North Shore-University Hosp. Syosset
West Hills County Park
Northern State Pkwy
Melville Mall
Old Country Rd
Wolf Hill Rd
Vanderbilt Pkwy
Dix Hills
Riverhead 37 miles
Jericho
Expwy
Manetto Hills Park
The Five Towns College
Long Island Expwy
N.Y. City 28 miles
Long Island
Plainview Shopping Center
Plainview
Pine Ridge Conservation Area
Melville
Deer Park Ave
Carlls Straight Path
Strathmore Park
Commack Rd
Woodbury Rd
North Shore Univ. Hospital at Plainview
Old Country Rd
Round Swamp Rd
SUFFOLK COUNTY
Old Country Rd
NASSAU COUNTY
Colonial Springs Rd
Deer Park
Hicksville
Old Bethpage
Wheatley Heights
Nicolls Rd
Tanger Outlet Deer Park
Bethpage
Bethpage State Park
Farmingdale State College
New Hwy
Wellwood Ave
Long Island Ave
Jerusalem Ave
LIRR RONKONKOMA LINE
WYANDANCH
PINELAWN
Wyandanch
North Babylon
Colonial Springs GC
Sunset Plaza
Bethpage State Park Golf Course
East Farmingdale
Edison Ave
Straight Path
Little East Neck Rd
Southern State Pkwy
West Islip
Levittown
Farmingdale
Hempstead Tpke
St. Joseph Hospital
Republic Airport
Belmont Lake State Park
Bethpage State Pkwy
Main St
West Babylon
Wantagh State Pkwy
Oyster Bay Expwy
Sunrise Hwy
Wantagh Ave
Southern State Pkwy
North Lindenhurst
North Massapequa
North Amityville
Wellwood Ave
North Wantagh
Great Neck Rd
LIRR MONTAUK LINE
Babylon
North Bellmore
Seaford
Massapequa Park
LIRR BABYLON LINE
LINDENHURST
Great South Bay Shopping Ctr.
Wantagh
Massapequa Park
Sunrise Mall
AMITYVILLE
COPIAGUE
Lindenhurst
Bergen Point Golf Club
SEAFORD
MASSAPEQUA
Amityville
WANTAGH
Sunrise Hwy
BELLMORE
East Massapequa
Merrick Rd
Copiague
Indian Island County Park
Great South Bay
Bellmore
Seaford
Massapequa
Tanner Park
CONNECTICUT
STAMFORD
Norwalk
Long Island Sound
White Plains
New Rochelle
LONG ISLAND
N.Y. CITY
QUEENS
Hempstead
Levittown
Brentwood
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 - Homewood Suites by Hilton - Melville

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$24,000,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$24,000,000			Location:	Plainview, NY
% of Initial Pool Balance:	2.7%			Size:	147 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$163,265
Borrower Name:	Melville Hospitality, LLC			Year Built/Renovated:	2004/2015
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	5.244%			Property Manager:	Crossroads Hospitality Management Company, LLC
Note Date:	December 30, 2015			4th Most Recent Occupancy (As of):	83.0% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.2% (12/31/2012)
Maturity Date:	January 06, 2026			2nd Most Recent Occupancy (As of):	89.9% (12/31/2013)
IO Period:	24 months			Most Recent Occupancy (As of):	83.4% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	73.6% (10/31/2015)
Seasoning:	1 month
Amortization Term (Original):	312 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)			4th Most Recent NOI (As of):	$2,726,672 (12/31/2012)
Lockbox Type:	Springing			3rd Most Recent NOI (As of):	$2,928,569 (12/31/2013)
Additional Debt:	NAP			2nd Most Recent NOI (As of):	$2,675,683 (12/31/2014)
Additional Debt Type:	NAP			Most Recent NOI (As of):	$2,276,004 (TTM 10/31/2015)

				U/W Revenues:	$7,881,590
				U/W Expenses:	$5,084,729
				U/W NOI:	$2,796,861
				U/W NCF:	$2,481,597
Escrows and Reserves(2):				U/W NOI DSCR:	1.65x
				U/W NCF DSCR:	1.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.7%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.3%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$34,600,000
FF&E Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Dates:	November 17, 2015
PIP Reserve	$4,300,000	$0	NAP	Cut-off Date LTV Ratio(4):	69.4%
Seasonality Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(4):	57.4%

(1)	See “The Sponsors” section.
(2)	See “Escrows” section.
(3)	Current Occupancy is based on a stabilized room count of 147, which includes 23 guestrooms that were out of service due to flood damage from a burst pipe that occurred in February 2015. The 23 guestrooms are back online at the Homewood Suites by Hilton – Melville Property as of December 2015. The Current Occupancy adjusted to exclude the rooms that were taken out of service is 83.6%.
(4)	The appraiser also concluded to a “when-complete” appraised value of $40,100,000 with a valuation date of December 1, 2017 (which assumes completion of the PIP described within “The Property” section), which would indicate a “when-complete” Cut-off Date LTV Ratio of 59.9% and a LTV Ratio at Maturity of 49.5%

The Mortgage Loan. The mortgage loan (the “Homewood Suites by Hilton - Melville Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 147 room limited service, extended stay hotel located in Plainview, New York (the “Homewood Suites by Hilton - Melville Property”). The Homewood Suites by Hilton - Melville Mortgage Loan was originated on December 30, 2015 by Silverpeak Real Estate Finance LLC. The Homewood Suites by Hilton - Melville Mortgage Loan had an original principal balance of $24,000,000, has an outstanding principal balance as of the Cut-off Date of $24,000,000 and accrues interest at an interest rate of 5.244% per annum. The Homewood Suites by Hilton - Melville Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 26-year amortization schedule. The Homewood Suites by Hilton - Melville Mortgage Loan matures on January 6, 2026.

Following the lockout period, the borrower has the right to defease the Homewood Suites by Hilton - Melville Mortgage Loan in whole, but not in part, on any date before October 6, 2025. In addition, the Homewood Suites by Hilton - Melville Mortgage Loan is prepayable without penalty on or after October 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOMEWOOD SUITES BY HILTON - MELVILLE

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	100.0%	Loan payoff(1)	$18,412,415	76.7%
			Reserves	4,300,000	17.9
			Closing costs	968,946	4.0
			Return of equity	318,639	1.3
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%
(1)	The Homewood Suites by Hilton – Melville Property was previously securitized in the WBCMT 2006-C23 transaction.

The Property. The Homewood Suites by Hilton - Melville Property is a four-story, 147 room, limited service, extended stay, hotel located in Plainview, New York, approximately 35.0 miles east of Manhattan. Developed by the sponsors in 2004, the Homewood Suites by Hilton - Melville Property is situated on a 5.8 acre site and contains 246 surface parking spaces resulting in a parking ratio of 1.7 spaces per room.

The Homewood Suites by Hilton - Melville Property comprises 77 studio suites, 48 one-bedroom suites, and 22 two-bedroom suites. Amenities at the Homewood Suites by Hilton - Melville Property include complimentary wireless internet, indoor pool and whirlpool, fitness room, business center, complimentary breakfast, market pantry, guest laundry room, two outdoor patios, sport court, vending areas and two meeting rooms. Guestrooms feature kitchens with a microwave, full-sized refrigerator, coffeemaker, stove, dishwasher, and cooking and dining utensils. The franchise agreement with Hilton expires in April 2023. The sponsors are currently pursuing an early extension of the franchise agreement in conjunction with the Property Improvement Plan (“PIP”), which is expected to extend the franchise agreement to 2031.

The Homewood Suites by Hilton - Melville Property is currently undergoing a $5.6 million brand management PIP. Approximately $1.3 million of the PIP work has been completed, including complete renovations for 23 guestrooms that were taken offline for most of 2015 due to flood damage sustained from a burst pipe, as well as interior corridor and hallway upgrades. A $4.3 million PIP reserve was required at origination for the remaining PIP work, which is expected to be completed by December 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Homewood Suites by Hilton - Melville Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 10/31/2015(2)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	86.2%	89.9%	83.4%	73.6%	83.6%
ADR	$161.33	$163.27	$173.51	$172.91	$172.91
RevPAR	$139.06	$146.81	$144.65	$127.26	$144.52

Room Revenue	$7,481,579	7,876,910	$7,761,124	$6,829,704	$7,754,241	98.4%	$52,750
F&B Revenue	0	0	0	0	0	0.0	0
Other Revenue	134,813	146,715	121,978	112,164	127,350	1.6	866
Total Revenue	$7,616,392	$8,023,625	$7,883,102	$6,941,868	$7,881,590	100.0%	$53,616

Total Department Expenses	1,704,153	1,802,961	1,858,229	1,649,769	1,873,127	23.8	12,742
Gross Operating Profit	$5,912,239	$6,220,664	$6,024,873	$5,292,099	$6,008,463	76.2%	$40,874

Total Undistributed Expenses	2,772,184	2,875,703	2,933,474	2,589,592	2,786,438	35.4	18,955
Profit Before Fixed Charges	$3,140,055	$3,344,961	$3,091,399	$2,702,507	$3,222,025	40.9%	$21,919

Total Fixed Charges	413,383	416,392	415,716	426,503	425,164	5.4	2,892

Net Operating Income(1)	$2,726,672	$2,928,569	$2,675,683	$2,276,004	$2,796,861	35.5%	$19,026
FF&E	304,658	320,357	319,391	289,557	315,264	4.0	2,145
Net Cash Flow	$2,422,014	$2,608,212	$2,356,292	$1,986,447	$2,481,598	31.5%	$16,882

NOI DSCR	1.61x	1.73x	1.58x	1.34x	1.65x
NCF DSCR	1.43x	1.54x	1.39x	1.17x	1.47x
NOI DY	11.4%	12.2%	11.1%	9.5%	11.7%
NCF DY	10.1%	10.9%	9.8%	8.3%	10.3%

(1)	The Homewood Suites by Hilton - Melville Property benefitted from increased demand related to Hurricane Sandy in late 2012 and the first half of 2013. Net Operating Income decreased from 2013 to 2014 as the hurricane-related demand diminished.
(2)	Net Operating Income decreased from 2014 to TTM 10/31/2015 as 23 of the 147 guestrooms were removed from inventory in 2015 due to flood damage sustained from a burst pipe. All 23 guestrooms are back online following comprehensive renovations. During the time the rooms were offline, the sponsors replaced the income with business interruption insurance. The TTM 10/31/2015 Occpuancy and RevPar, adjusted to exclude the 23 guestrooms that were out of service, are 83.6% and $144.52, respectively. The historical room revenue does not include business interruption proceeds.

The Appraisal. As of the appraisal valuation date of November 17, 2015, the Homewood Suites by Hilton - Melville Property had an “as-is” appraised value of $34,600,000 and a “when-complete” appraised value as of December 1, 2017 of $40,100,000, following the completion of the PIP.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOMEWOOD SUITES BY HILTON - MELVILLE

Environmental Matters. According to a Phase I environmental assessment dated November 17, 2015, there was no evidence of any recognized environmental conditions at the Homewood Suites by Hilton - Melville Property.

Market Overview and Competition. The Homewood Suites by Hilton - Melville Property is located in Plainview, New York, just off of the Round Swamp Exit (Exit 48) of the Long Island Expressway (Interstate 495), allowing for freeway visibility. Melville is part of the greater town of Huntington, the westernmost community in Long Island’s Suffolk County, bordering Nassau County directly to the west. Regional access through the central Long Island region is provided by Interstate 495, a major east-west connector spanning 71 miles from the western portal of the Queens-Midtown Tunnel in Manhattan to Riverhead, New York.

According to the appraisal, Long Island’s economy has shifted from manufacturing-based to research and service-oriented over the last few decades, and the region has become New York State’s leader in the bioscience and healthcare sectors. The Homewood Suites by Hilton – Melville Property is approximately 5.0 miles southeast of the RXR Executive Park, a 554,162 square foot office park, which includes tenants such as Morgan Stanley and MassMutual Insurance. Other businesses and corporate headquarters located within 5.0 miles of the Homewood Suites by Hilton - Melville include Adecco, Cannon USA, Estee Lauder, Nikon and Northrop Grumman. Leisure demand generators for the Homewood Suites by Hilton – Melville include Adventure Land Theme Park, Jillian’s Entertainment Center, Jones Beach, Bethpage State Park, Atlantis Marine World, and Fire Island National Seashore.

According to the appraisal, the 2014 market mix of the Homewood Suites by Hilton - Melville Property was 50% extended stay, 30% commercial, 10% leisure and 10% group. The 2015 estimated population within a five-mile radius of the Homewood Suites by Hilton – Melville Property is estimated to be 242,704, with average household incomes of $130,776.

The following table presents certain information relating to the Homewood Suites by Hilton - Melville Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Homewood Suites by Hilton - Melville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015 TTM	74.3%	$166.07	$123.31	75.1%	$172.48	$129.51	101.1%	103.9%	105.0%
12/31/2014 TTM	72.2%	$165.96	$119.85	83.4%	$173.51	$144.65	115.4%	104.5%	120.7%
12/31/2013 TTM	77.5%	$159.22	$123.35	89.9%	$163.27	$146.81	116.1%	102.5%	119.0%

(1)	Information obtained from a third party hospitality report as of December 31, 2015. The competitive set includes the following hotels: Marriott Melville Long Island, Four Points Plainview Long Island, Hilton Long Island Huntington, Residence Inn Plainview Long Island, Inn at Fox Hollow, and TownePlace Suites by Marriott Republic Airport .
(2)	Due to flood damage from a burst pipe that occurred in February 2015, 23 of the 147 guestrooms were taken out of service. The 23 guestrooms are back online at the Homewood Suites by Hilton – Melville Property as of December 2015.

The Borrower. The borrower is Melville Hospitality, LLC, a New York limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Homewood Suites by Hilton - Melville Mortgage Loan. Lawrence A. Levine, Charles R. Feinbloom, Paul F. Amoruso, Burt M. Levine, Michael Hahn, Do-Ro-Mi Hotel Associates LLC and the Lawrence A. Levine 2013 Family Trust are the guarantors of certain nonrecourse carveouts under the Homewood Suites by Hilton - Melville Mortgage Loan.

The Sponsors. The sponsors are Lawrence A. Levine; Charles R. Feinbloom; Paul F. Amoruso; Burt M. Levine; Michael Hahn; Do-Ro-Mi Hotel Associates LLC; Lawrence A. Levine 2013 Family Trust.

Lawrence Levine, Charles Feinbloom and Burt Levin are executive managers and partners of Melville Industrial Associates, Westpark Associates, and Inlaw Realty LLC. Melville Industrial Associates owns and/or manages five commercial properties in Melville, Long Island. Inlaw Realty LLC owns and operates over one million square feet of class A office space within the Melville, Long Island and White Plains, Westchester County areas.

Paul Amoruso has been active in the commercial real estate brokerage and investment industry for over 20 years. He is a managing director at Oxford & Simpson Realty Services, Inc. a full-service commercial real estate company based in Long Island that provides corporate real estate services for regional, national and international clients. Mr. Amoruso is also the president of Melville Hospitality and currently owns and is active in the development of several hotels, shopping centers and office complexes on Long Island.

The sponsors were involved in two prior deeds-in-lieu of foreclosure in 2010 and 2011 with respect to two mortgage loans for which they were sponsors.  See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for an upfront escrow in the amount of $4,300,000 for a PIP Reserve, which will be released to perform work (the “PIP Work”) required by the “Take Flight Program” implemented by the franchisor. In the event that the PIP Work is not complete by the 24 month anniversary of the origination of the Homewood Suites by Hilton – Melville Mortgage Loan (which date may be extended for an additional 12 months in the lender’s reasonable discretion in the event that there are delays in completion resulting from circumstances outside of the borrower’s control), the lender is permitted to use funds on deposit in the PIP Reserve to pay down the Homewood Suites by Hilton – Melville Mortgage Loan and the borrower is required to pay to the lender the applicable yield maintenance premium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOMEWOOD SUITES BY HILTON - MELVILLE

The loan documents also provide for a seasonality reserve, in an amount reasonably determined by the lender, to fund projected shortfalls during certain months of the year. Such reserve will not be required provided (i) no Cash Trap Event Period (as defined below) is continuing; (ii) the property management agreement is in full force and effect; and (iii) the property manager is reserving funds for the projected seasonal shortfalls.

The loan documents do not require monthly escrows for taxes provided (i) the property manager is reserving for the timely payment of all taxes, (ii) the property manager is paying taxes directly to the appropriate public office on or before their due date, (iii) the property management agreement is in full force and effect and neither the property manager nor the borrower is in default of any of its respective obligations beyond applicable notice and cure periods, if any, and (iv) the lender has received evidence of the timely payment of all taxes. The loan documents do not require monthly escrows for insurance premiums, provided (i) the borrower and the property manager maintain the insurance policies in accordance with the terms of the property management agreement and the loan agreement; (ii) the property manager is reserving for the payment of insurance premiums and paying directly to the respective insurer or agent all insurance premiums on a timely basis; (iii) the property management agreement is in full force and effect and neither the property manager nor the borrower is in default of any of its respective obligations thereunder beyond applicable notice and cure periods; and (iv) evidence of the existence of all required insurance coverages and insurance policies required under the loan agreement and the payment of all insurance premiums therefor has been timely provided to the lender.

The loan documents provide that the borrower’s obligation to make monthly deposits for FF&E is suspended so long as (i) the property management agreement has not been terminated and is otherwise in full force and effect; (ii) the property manager is making deposits into the “Reserve Fund” (as defined in the property management agreement) in an amount equal to one-twelfth of the greater of (A) (x) during the second year of the loan term, 2% of total gross revenues, (y) during the third year of the loan term, 3% of total gross revenues and (z) 4% of total gross revenues thereafter, and (B) the amount required pursuant to the franchise agreement, provided, however, until such time as the franchise agreement is extended to 2030 or later, an amount equal to one-twelfth of the greater of (a) 4% of total gross revenues and (b) the amount required under the franchise agreement; and (iii) no event of default exists and the lender timely receives monthly reports of the balance in such Reserve Fund.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), or if Crossroads Hospitality Management Company, LLC has been terminated as property manager at the Homewood Suites by Hilton – Melville Property, the borrower will be required to establish a lender-controlled lockbox account. If Crossroads Hospitality Management Company, LLC is no longer the property manager, then the borrower must send out direction letters to credit card companies directing them to send monies to the lockbox account. If a Cash Trap Event Period has commenced and Crossroads Hospitality Management Company, LLC is still the property manager, it continues to collect receipts and send any money otherwise due to the borrower under the property management agreement to the lockbox account. The loan documents also require that all revenues received by the borrower when Crossroads Hospitality Management Company, LLC is no longer the property manager or during the continuance of a Cash Trap Event Period be deposited into the lockbox account within one business day of receipt. During a Cash Trap Event Period, all excess cash flow is swept on a daily basis to a lender-controlled cash collateral account. During a Franchise Agreement Sweep Period (as defined below) all excess cash flow (or such portion of excess cash flow as allocated by the lender) is swept to a Franchise Agreement Renewal Reserve to be used in connection with PIP Work associated with the renewal or replacement of the franchise agreement.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the bankruptcy or insolvency of any property manager affiliated with the borrower or the guarantor; (iii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar quarter; (iv) the failure to complete the PIP Work on or before the 18th month following the origination date of the Homewood Suites by Hilton - Melville Mortgage Loan (as such date may be extended by the lender in the event the borrower is diligently pursuing the completion of the PIP Work); or (v) the commencement of a Franchise Agreement Sweep Period (as defined below). A Cash Trap Event Period will end with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii), upon the affiliated property manager emerging from bankruptcy or insolvency, assuming the obligations under any applicable management agreement and remaining out of bankruptcy and in compliance with such management agreement for two consecutive calendar quarters; with regard to clause (iii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iv) upon the completion of the PIP Work; and with regard to clause (v), upon the termination of such Franchise Agreement Sweep Period.

A “Franchise Agreement Sweep Period” will commence upon the date that is 18 months prior to the expiration of the franchise agreement. A Franchise Agreement Sweep Period will end upon the borrower’s satisfaction of the following conditions: (A) the borrower either (i) enters into a renewal of the existing franchise agreement such that the term of the franchise agreement is extended to 2030 or later or (ii) enters into a replacement franchise agreement with a franchisor acceptable to the lender for an initial term expiring no earlier than 2030, (B) the delivery of a copy of the renewal or replacement franchise agreement, as applicable, together with any PIP required in connection therewith to the lender, (C) the lender has determined that sufficient funds have been accumulated in the Franchise Agreement Renewal Reserve to pay for all anticipated expenses in connection with any PIP required by the renewal or replacement franchise agreement, as applicable, and (D) delivery of evidence reasonably satisfactory to the lender that the borrower has completed any such PIP required in connection with such renewal or replacement franchise agreement to the satisfaction of the franchisor and paid all expenses in connection therewith.

Property Management. The Homewood Suites by Hilton - Melville Property is managed by Crossroads Hospitality Management Company, LLC.

Assumption. The borrower has the ongoing right to transfer the Homewood Suites by Hilton - Melville Property provided that certain conditions are satisfied, including, without limitation, (i) the borrower has provided the lender with not less than sixty days

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOMEWOOD SUITES BY HILTON - MELVILLE

prior written notice; (ii) no default or event of default has occurred and is continuing; (iii) the lender determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience and financial strength, (iv) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS5 Certificates, and (v) the lender receives evidence satisfactory to the lender that the franchisor has consented to the transfer and the proposed transferee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Homewood Suites by Hilton - Melville Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – The Shoppes at Zion

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$23,625,000			Specific Property Type:	Unanchored
Cut-off Date Principal Balance:	$23,598,643			Location:	St. George, UT
% of Initial Pool Balance:	2.7%			Size:	118,956 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$198.39
Borrower Name:	ZFS Holding 2005, LLC			Year Built/Renovated:	1993/NAP
Sponsor:	Yehuda Netanel			Title Vesting:	Fee
Mortgage Rate:	4.791%			Property Manager:	Self-managed
Note Date:	January 11, 2016			4th Most Recent Occupancy (As of):	93.4% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	93.7% (12/31/2012)
Maturity Date:	January 11, 2026			2nd Most Recent Occupancy (As of):	94.7% (12/31/2013)
IO Period:	None			Most Recent Occupancy (As of):	92.6% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	87.2% (1/6/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,916,386 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$1,992,033 (12/31/2013)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$2,049,623 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$2,156,364 (TTM 9/30/2015)
Additional Debt Type:	NAP

				U/W Revenues:	$2,613,272
Escrows and Reserves:				U/W Expenses:	$728,209
				U/W NOI(6):	$1,885,063
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$1,706,326
Taxes	$37,899	$12,633	NAP	U/W NOI DSCR(5):	1.40x
Insurance(1)	$0	Springing	NAP	U/W NCF DSCR(5):	1.27x
Replacement Reserve	$0	$1,975	NAP	U/W NOI Debt Yield(5):	8.8%
TI/LC Reserve(2)	$0	$13,000	$450,000	U/W NCF Debt Yield(5):	8.0%
Deferred Maintenance	$93,750	$0	NAP	As-Is Appraised Value:	$30,610,000
Rue 21 Rent Concession/TI/LC(3)	$263,431	$0	NAP	As-Is Appraisal Valuation Date:	November 13, 2015
Dress Barn TI/LC(4)	$43,000	$0	NAP	Cut-off Date LTV Ratio(5):	69.7%
Holdback(5)	$2,275,000	NAP	NAP	LTV Ratio at Maturity or ARD(5):	55.6%

(1)	Ongoing reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; (ii) The Shoppes at Zion Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)	The TI/LC reserve is capped at $450,000 as long as (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio is at least 1.20x.

(3)	Represents gap rent and outstanding tenant improvement and leasing commissions (“TI/LC”) for Rue 21, which is expected to take occupancy and commence rent payments in its expansion space by June 2016.

(4)	Represents costs associated with tenant improvements provided to Dress Barn as part of its recent lease renewal in July 2015.

(5)	The Shoppes at Zion mortgage loan is structured with a $2,275,000 holdback that will be released to the borrower upon The Shoppes at Zion Property achieving a net cash flow debt yield of at least 8.0% based on the full mortgage loan amount; if the 8.0% net cash flow debt yield is not achieved within two years of the Note Date, the lender may use the holdback to pay down the mortgage loan. All statistical information related to the loan-to-value ratios, debt service coverag ratios and debt yields are based on the Cut-off Date Principal Balance net of the holdback. The U/W NOI DSCR, U/W NCF DSCR, NOI Debt Yield, NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the full mortgage loan amount are 1.27x, 1.15x, 8.0%, 7.2%, 77.1% and 63.0%, respectively.

(6)	See “Cash Flow Analysis” section.

The Shoppes at Zion mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 118,956 square foot unanchored retail center (the “The Shoppes at Zion Property”) located in St. George, Utah. Built in 1993, The Shoppes at Zion Property consists of a one-story building located on an 8.6-acre site. The Shoppes at Zion Property includes 484 surface parking spaces resulting in a parking ratio of 4.1 spaces per 1,000 square feet of rentable area. As of January 6, 2016, The Shoppes at Zion Property was 87.2% occupied by 30 tenants, and has averaged 91.6% occupancy since 2006.

The Shoppes at Zion Property is located approximately 0.9 miles west of the GGP-owned Red Cliffs Mall, which is anchored by Dillard’s, JC Penney, Sears and Barnes & Noble and reported 99.7% occupancy in 2015 with inline sales of $425 per square foot. The Shoppes at Zion Property is situated just east of Interstate 15 (Veterans Memorial Highway), within a retail corridor that also

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE SHOPPES AT ZION

contains a Target, Lowe’s Home Improvement, Michael’s, Ross Dress for Less and TJ Maxx. The 2015 population within a three- and five-mile radius of The Shoppes at Zion Property was 45,970 and 92,348, respectively, while the estimated average household income within the same radii was $40,076 and $44,180, respectively. According to a third party market research report, as of 2015 there was 6.8 million square feet of retail inventory located within a five-mile radius of The Shoppes at Zion Property, which reported a 4.1% vacancy rate and has averaged 3.1% vacancy since 2007.

Sources and Uses

Sources			Uses
Original loan amount	$23,625,000	100.0%	Loan payoff(1)	$18,163,162	76.9%
			Closing costs	162,688	0.7
			Reserves	2,713,080	11.5
			Return of equity	2,586,070	10.9
Total Sources	$23,625,000	100.0%	Total Uses	$23,625,000	100.0%

(1)	The Shoppes at Zion Property was previously securitized in the WBCMT 2006-C23 transaction.

The following table presents certain information relating to the tenancy at The Shoppes at Zion Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Major Tenants
The Dress Barn	NR/Ba2/BB	8,937	7.5%	$20.00	$178,740	8.6%	$154	16.9%	12/31/2021
Tuesday Morning	NR/Ba3NR	7,632	6.4%	$19.50	$148,824	7.2%	$112	21.3%	1/31/2019
Eddie Bauer Outlet	NR/NR/NR	6,721	5.6%	$20.00	$134,420	6.5%	$221	11.5%	5/31/2021
Rue 21	NR/NR/NR	6,509(3)	5.5%	$19.50(3)	$126,926(3)	6.1%(3)	$233(4)	10.8%(4)	1/31/2027(5)
Outback Steakhouse	NR/NR/NR	6,220	5.2%	$19.97	$124,182	6.0%	$535	4.5%	5/31/2019(6)
Total Major Tenants		36,019	30.3%	$19.80	$713,092	34.4%

Non-Major Tenants(7)		67,716	56.9%	$20.11	$1,361,684	65.6%

Occupied Collateral Total		103,735	87.2%	$20.00	$2,074,775	100.0%

Vacant Space		15,221	12.8%

Collateral Total		118,956	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)	Sales and occupancy costs are for the trailing 12-month period ending July 31, 2015.

(3)	Rue 21 is currently building out 2,000 sqaure feet of expansion space and is expected to take occupany and commence rent payments in June 2016. All gap rent and tenant improvement and leasing commissions related to the expansion space were reserved for upfront.

(4)	Sales PSF and Occupancy Cost for Rue 21 excludes the 2,000 square-foot expansion space.

(5)	Rue 21 has one, 5-year lease renewal option.

(6)	Outback Steakhouse has one, 5-year lease renewal option.

(7)	Non-Major Tenants includes the management office (1,000 square feet representing 0.8% of the net rentable area) which has no attributed rent. Annual U/W Base Rent PSF excluding the management space is $20.41.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE SHOPPES AT ZION

The following table presents certain information relating to the lease rollover schedule at The Shoppes at Zion Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	1,000	0.8%	1,000	0.8%	$0	0.0%	$0.00
2016	1	5,334	4.5%	6,334	5.3%	$32,822	1.6%	$6.15
2017	6	15,442	13.0%	21,776	18.3%	$315,258	15.2%	$20.42
2018	2	4,454	3.7%	26,230	22.1%	$84,883	4.1%	$19.06
2019	6	27,867	23.4%	54,097	45.5%	$581,178	28.0%	$20.86
2020	8	19,878	16.7%	73,975	62.2%	$448,627	21.6%	$22.57
2021	3	19,164	16.1%	93,139	78.3%	$386,786	18.6%	$20.18
2022	1	3,879	3.3%	97,018	81.6%	$93,096	4.5%	$24.00
2023	0	0	0.0%	97,018	81.6%	$0	0.0%	$0.00
2024	1	208	0.2%	97,226	81.7%	$5,200	0.3%	$25.00
2025	0	0	0.0%	97,226	81.7%	$0	0.0%	$0.00
2026	0	0	0.0%	97,226	81.7%	$0	0.0%	$0.00
Thereafter	1	6,509	5.5%	103,735	87.2%	$126,926	6.1%	$19.50
Vacant	0	15,221	12.8%	118,956	100.0%	$0	0.0%	$0.00
Total/Weighted Average	30	118,956	100.0%			$2,074,775	100.0%	$20.00

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	MTM includes the management office which has no attributed rent.

The following table presents historical occupancy percentages at The Shoppes at Zion Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	1/6/2016(2)
93.4%	93.7%	94.7%	92.6%	87.2%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Shoppes at Zion Property:

Cash Flow Analysis

	2012	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,182,267	$2,210,006	$2,170,144	$2,277,527	$2,074,775(1)	79.4%	$17.44
Grossed Up Vacant Space	0	0	0	0	350,015	13.4	2.94
Percentage Rent	31,314	64,356	140,611	94,236	0	0.0	0.00
Total Reimbursables	540,982	537,935	515,437	502,699	537,536	20.6	4.52
Other Income	14,737	4,009	719	5,253	960	0.0	0.01
Less Vacancy and Credit Loss	0	0	0	0	(350,015)(2)	(13.4)	(2.94)
Effective Gross Income	$2,769,300	$2,816,306	$2,826,910	$2,879,715	$2,613,272	100.0%	$21.97

Total Operating Expenses	$852,914	$824,273	$777,288	$723,351	$728,209	27.9%	$6.12

Net Operating Income	$1,916,386	$1,992,033	$2,049,623	$2,156,364	$1,885,063(1)	72.1%	$15.85
TI/LC	0	0	0	0	154,946	5.9	1.30
Capital Expenditures	0	0	0	0	23,791	0.9	0.20
Net Cash Flow	$1,916,386	$1,992,033	$2,049,623	$2,156,364	$1,706,326	65.3%	$14.34

NOI DSCR(3)	1.43x	1.48x	1.53x	1.61x	1.40x
NCF DSCR(3)	1.43x	1.48x	1.53x	1.61x	1.27x
NOI DY(3)	9.0%	9.3%	9.6%	10.1%	8.8%
NCF DY(3)	9.0%	9.3%	9.6%	10.1%	8.0%

(1)	The decrease in U/W Base Rent and Net Operating Income from TTM 9/30/2015 is primarily due to a mark to market adjustment applied to certain tenant’s base rent totaling $199,353.

(2)	The underwritten economic vacancy is 14.4%. The Shoppes at Zion Property was 87.2% physically occupied as of January 6, 2016.

(3)	The debt service coverages and debt yields presented are based on the Cut-off Date Principal Balance net of the $2,275,000 holdback. The U/W NOI DSCR, U/W NCF DSCR, U/W NOI DY and U/W NCF DY based on the full mortgage loan amount are 1.27x, 1.15x, 8.0%, 7.2%, 77.1% and 63.0%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to some comparable retail leases for The Shoppes at Zion Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name(2)	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
875 West Red Cliffs Washington, UT	1997/NAP	NAP	23,204	95%	1.9 miles	NAV	September 2014 / NAV	2,500	$19.20	NNN
Telegraph Retail Washington, UT	2004/NAP	NAP	23,691	100%	2.4 miles	Perks Expresso & Smoothies	September 2014 / 5 Yrs	1,400	$13.80	NNN
Red Rock Commons St. George, UT	2012/NAP	Dick’s Sporting Goods, Old Navy, Ulta, Petsmart	128,025	100%	0.5 miles	Café Rio	August 2013 / 10 Yrs	4,067	$30.00	NNN
Red Rock Commons St. George, UT	2012/NAP	Dick’s Sporting Goods, Old Navy, Ulta, Petsmart	128,025	100%	0.5 miles	Einsteins Bagels	July 2013 / 10 Yrs	2,520	$29.00	NNN
Pineview Plaza St. George, Ut	2005/NAP	NAP	94,013	67%	1.4 miles	Game Haven	August 2012 / 5 Yrs	2,208	$14.95	NNN

(1)	Information obtained from the appraisal and third party market research reports.

(2)	Represents in line tenant comparables only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

No. 12 – Chase Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$23,200,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$23,200,000			Location:	Birmingham, AL
% of Initial Pool Balance:	2.7%			Size:	211,257 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$109.82
Borrower Name:	Chase Corporate Center, LLC			Year Built/Renovated:	1985/1987
Sponsors:	Abhishek Mathur; Brian Adams; Andrew Stone			Title Vesting:	Fee
Mortgage Rate:	5.030%			Property Manager:	EGS Commercial Real Estate, Inc.
Note Date:	January 14, 2016			4th Most Recent Occupancy (As of):	85.5% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	87.8% (12/31/2012)
Maturity Date:	February 11, 2023			2nd Most Recent Occupancy (As of):	90.5% (12/31/2013)
IO Period:	60 months			Most Recent Occupancy (As of):	93.7% (12/31/2014)
Loan Term (Original):	84 months			Current Occupancy (As of):	91.8% (10/30/2015)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(24),D(50),O(10)			3rd Most Recent NOI (As of):	$2,305,354 (12/31/2013)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$2,355,046 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of)(5):	$1,832,793 (TTM 9/30/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$4,110,215
				U/W Expenses:	$1,527,343
Escrows and Reserves:				U/W NOI(4):	$2,582,873
				U/W NCF:	$2,294,008
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.72x
Taxes	$84,518	$28,172	NAP	U/W NCF DSCR:	1.53x
Insurance	$9,005	$4,501	NAP	U/W NOI Debt Yield:	11.1%
Replacement Reserves(1)	$0	$3,521	$250,000	U/W NCF Debt Yield:	9.9%
TI/LC Reserve	$0	$8,803	NAP	As-Is Appraised Value:	$36,000,000
Major Tenant TI/LC Reserve(2)	$71,923	$8,803	NAP	As-Is Appraisal Valuation Date:	November 24, 2015
Tenant Specific TI/LC Reserve(3)	$161,432	$0	NAP	Cut-off Date LTV Ratio:	64.4%
Rent Concession Reserve(4)	$70,737	$0	NAP	LTV Ratio at Maturity or ARD:	62.6%

(1)	Upon the occurrence of an event of default or the lender determines the borrower is not adequately maintaining the Chase Corporate Center Property, ongoing monthly replacement reserves will not be subject to the cap.

(2)	The Major Tenant TI/LC Reserve represents potential tenant improvements and leasing commissions (“TI/LC”) that may be incurred to re-lease the HealthSpring space.

(3)	The Tenant Specific TI/LC Reserve represents outstanding TI/LC’s payable to Corporate Office Center ($111,555), Sovereign CPA ($14,555), United States Pipe & Foundry ($14,807), Hanover Insurance Company ($11,460) and Hazen & Sawyer ($9,055).

(4)	The Rent Concession Reserve represents future rent credits and abatements under existing leases at the Chase Corporate Center Property. So long as no event of default has occurred and is continuing, the lender will disburse all rent concession reserve funds to the borrower on February 11, 2016.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The Chase Corporate Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a five-story, class A office building totaling 211,257 square feet and located in Birmingham, Alabama (the “Chase Corporate Center Property”), approximately 14.4 miles south of the Birmingham central business district and 1.1 mile south of the Riverchase Galleria. Constructed in 1985 and renovated in 1987, the Chase Corporate Center Property is situated on a 14.4-acre site and features 674 parking spaces, resulting in a parking ratio of 3.2 spaces per 1,000 square feet of rentable area. The 2015 estimated population within a one-, three- and five-mile radius of the Chase Corporate Center Property was 12,310, 57,202 and 115,046, respectively, while the 2015 estimated median household income within the same radii was $46,720, $57,599 and $64,077, respectively. As of October 30, 2015 the Chase Corporate Center Property was 91.8% occupied by 30 tenants. According to a third party market research report, the Chase Corporate Center Property is located in the Hoover submarket of Birmingham, which, as of the fourth quarter of 2015, contained a total inventory of 146 buildings totaling approximately 2.6 million square feet. As of the fourth quarter of 2015 the Hoover class A office submarket reported a vacancy rate of 2.3% and an average asking rental rate of $21.51 per square foot, full service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$23,200,000	64.0%	Purchase price	$35,132,201	96.9%
Sponsor’s new cash contribution	13,073,137	36.0	Reserves	397,615	1.1
			Closing costs	743,321	2.0
Total Sources	$36,273,137	100.0%	Total Uses	$36,273,137	100.0%

The following table presents certain information relating to the tenancies at the Chase Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
HealthSpring	A-/Baa1/A	71,923	34.0%	$21.50	$1,546,345	38.1%	9/30/2021(3)
Regus	NR/NR/NR	23,271	11.0%	$21.25	$494,509	12.2%	12/31/2019(4)
United States Pipe & Foundry	NR/NR/NR	17,324	8.2%	$19.94	$345,427	8.5%	5/31/2024(5)
Fidelity Bank	NR/NR/NR	7,479	3.5%	$20.49	$153,245	3.8%	10/31/2019
Crown Castle USA, Inc.	BBB-/Ba1/BBB-	6,521	3.1%	$21.50	$140,202	3.5%	5/31/2022
Total Major Tenants		126,518	59.9%	$21.18	2,679,727	66.1%

Non-major Tenants		67,453	31.9%	$20.42	$1,377,112	33.9%

Occupied Collateral Total		193,971	91.8%	$20.91	$4,056,838	100.0%

Vacant Space		17,286	8.2%

Collateral Total		211,257	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2016 totaling $26,331.

(3)	HealthSpring has two, 5-year lease renewal options.

(4)	Regus has two, 5-year lease renewal options.

(5)	U.S. Pipe & Foundry has one, 5-year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the Chase Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	3	6,948	3.3%	6,948	3.3%	$144,381	3.6%	$20.78
2017	7	19,328	9.1%	26,276	12.4%	$374,072	9.2%	$19.35
2018	9	22,592	10.7%	48,868	23.1%	$469,296	11.6%	$20.77
2019	4	33,965	16.1%	82,833	39.2%	$712,685	17.6%	$20.98
2020	1	5,914	2.8%	88,747	42.0%	$124,268	3.1%	$21.01
2021	4	78,468	37.1%	167,215	79.2%	$1,685,607	41.5%	$21.48
2022	2	9,432	4.5%	176,647	83.6%	$201,102	5.0%	$21.32
2023	0	0	0.0%	176,647	83.6%	$0	0.0%	$0.00
2024	2	17,324	8.2%	193,971	91.8%	$345,427	8.5%	$19.94
2025	0	0	0.0%	193,971	91.8%	$0	0.0%	$0.00
2026	0	0	0.0%	193,971	91.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	193,971	91.8%	$0	0.0%	$0.00
Vacant	0	17,286	8.2%	211,257	100.0%	$0	0.0%	$0.00
Total/Weighted Average	32(3)	211,257	100.0%			$4,056,838	100.0%	$20.91

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	The Chase Corporate Center Property is occupied by 30 tenants subject to 32 leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CHASE CORPORATE CENTER

The following table presents historical occupancy percentages at the Chase Corporate Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/30/2015(2)
85.5%	87.8%	90.5%	93.7%	91.8%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Chase Corporate Center Property:

Cash Flow Analysis(1)

	2013	2014(2)	TTM 9/30/2015(2)(3)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,649,844	$3,750,167	$3,264,563	$4,056,838	98.7%	$19.20
Grossed Up Vacant Space	0	0	0	371,649	9.0	1.76
Total Reimbursables	(3,879)	22,201	21,412	21,372	0.5	0.10
Other Income	37,270	32,292	32,005	32,005	0.8	0.15
Less Vacancy & Credit Loss	0	0	(36,728)	(371,649)(4)	(9.0)	(1.76)
Effective Gross Income	$3,683,235	$3,804,660	$3,281,252	$4,110,215	100.0%	$19.46

Total Operating Expenses	$1,377,881	$1,449,614	$1,448,459	$1,527,343	37.2%	$7.23

Net Operating Income	$2,305,354	$2,355,046	$1,832,793	$2,582,873	62.8%	$12.23
TI/LC	0	0	0	246,613	6.0	1.17
Capital Expenditures	0	0	0	42,251	1.0	0.20
Net Cash Flow	$2,305,354	$2,355,046	$1,832,793	$2,294,008	55.8%	$10.86

NOI DSCR	1.54x	1.57x	1.22x	1.72x
NCF DSCR	1.54x	1.57x	1.22x	1.53x
NOI DY	9.9%	10.2%	7.9%	11.1%
NCF DY	9.9%	10.2%	7.9%	9.9%

(1)	Operating history prior to 2013 is not available.

(2)	The decrease in Net Operating Income from 2014 to TTM 9/30/2015 was due to HealthSpring receiving five months of free rent from January 2015 through May 2015.

(3)	The increase in Net Operating Income from TTM 9/30/2015 to U/W was due to the expiration of HealthSpring’s free rent period, new leasing activity and contractual rent increases at the Chase Corporate Center Property totaling $26,331.

(4)	The underwritten economic vacancy is 8.4%. The Chase Corporate Center Property is 91.8% occupied as of October 30, 2015.

The following table presents certain information relating to comparable office leases for the Chase Corporate Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1800 International Park Birmingham, AL	1999/NAP	5	147,715	99.8%	5.1 miles	AC Financial	September 2015 / 5 Yrs	2,466	$23.00	Full Service
2550 Acton Ridge Birmingham, AL	2000/NAP	2	58,474	100.0%	4.7 miles	Tom McLeod Software	June 2015 / 7 Yrs	47,622	$22.00	Full Service
Meadow Brook 100 Birmingham, AL	1986/2002	6	143,113	55.2%	10.3 miles	ALDOT	January 2015 / 5 Yrs	12,960	$23.00	Full Service
Concourse 100 Hoover, AL	1989/NAP	3	125,597	81.8%	2.3 miles	Paragon Systems	November 2014 / 3.75 Yrs	1,100	$17.50	Full Service
Riverchase Galleria Office Tower Hoover, AL	1986/NAP	17	375,000	98.9%	1.1 miles	Nationwide Insurance	June 2014 / 5 Yrs	3,200	$21.50	Full Service

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

No. 13 – Preferred Freezer - Westfield, MA

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$21,000,000			Specific Property Type:	Cold Storage Facility
Cut-off Date Principal Balance:	$21,000,000			Location:	Westfield, MA
% of Initial Pool Balance:	2.4%			Size:	147,594 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$142.28
Borrower Names:	Industrial Holding, LLC; Regional Holding, LLC; Westfield Venture, LLC			Year Built/Renovated:	2006/NAP
Sponsor:	Sherwin Jarol			Title Vesting:	Fee
Mortgage Rate:	4.870%			Property Manager:	Self-managed
Note Date:	December 1, 2015			4th Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	December 11, 2025			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (2/1/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,995,840 (12/31/2011)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$1,995,840 (12/31/2012)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$1,995,840 (12/31/2013)
Additional Debt:	None			Most Recent NOI (As of):	$1,995,840 (12/31/2014)
Additional Debt Type:	NAP
				U/W Revenues:	$2,594,268
				U/W Expenses:	$668,413
				U/W NOI:	$1,925,855
				U/W NCF:	$1,785,981
				U/W NOI DSCR:	1.44x
Escrows and Reserves:				U/W NCF DSCR:	1.34x
				U/W NOI Debt Yield:	9.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.5%
Taxes(1)	$0	Springing	NAP	As-Is Appraised Value:	$28,300,000
Insurance(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 5, 2015
Replacement Reserves(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	74.2%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD:	68.3%

(1)	Ongoing monthly reserves for real estate taxes are not required as long as no event of default has occurred and is continuing and the borrower provides the lender with proof of payment by Preferred Freezer Services prior to delinquency.
(2)	Ongoing reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Preferred Freezer – Westfield, MA Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.
(3)	Ongoing monthly replacement reserves in the amount of $5,535 are not required as long as no event of default has occurred and is continuing and the lender determines that the Preferred Freezer – Westfield, MA Property is properly maintained.

The Preferred Freezer – Westfield, MA mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a cold storage facility comprising 147,594 square feet located in Westfield, Massachusetts (the “Preferred Freezer – Westfield, MA Property”), approximately 34.9 miles north of Hartford, Connecticut. Built in 2006, the Preferred Freezer – Westfield, MA Property is a two-story cold storage facility that is 100.0% occupied by Preferred Freezer Services (“Preferred Freezer”). With over 140,000 square feet of cold storage warehouse space and approximately 5,904 square feet of office space, the Preferred Freezer – Westfield, MA Property features loading dock space with 33-foot clear height, freezer area with 58-foot clear height and 20 dock-high loading doors. Situated 2.2 miles north of Interstate 90, the major east-west thoroughfare in the region, the Preferred Freezer – Westfield, MA Property has been 100.0% occupied by Preferred Freezer since 2006. In addition, adjacent to the Preferred Freezer – Westfield, MA Property is an approximately 650,000-square foot warehouse that serves as a regional distribution center for Home Depot.

According to a third-party market research report, the Preferred Freezer - Westfield, MA Property is located within the Hampden County industrial submarket of the Hartford industrial market. As of year-end 2015, the submarket reported an inventory of 847 industrial properties totaling approximately 41.4 million square feet with a 7.1% vacancy. The appraiser concluded to a market rent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

PREFERRED FREEZER – WESTFIELD, MA

for the Preferred Freezer – Westfield, MA Property of $14.00 per square foot, triple net. As of February 1, 2016, the Preferred Freezer – Westfield, MA Property was 100.0% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100.0%	Loan payoff(1)	$20,152,063	96.0%
			Closing costs	438,771	2.1
			Return of equity	409,166	1.9
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

(1)	The Preferred Freezer – Westfield, MA Property was previously securitized in the CWCI 2006-C1 transaction.

The following table presents certain information relating to the tenant at the Preferred Freezer – Westfield, MA Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Preferred Freezer Services	NR/NR/NR	147,594	100.0%	$13.52	$1,995,840	100.0%	11/30/2031(1)
Occupied Collateral Total		147,594	100.0%	$13.52	$1,995,840	100.0%

Vacant Space		0	0.0%

Collateral Total		147,594	100.0%

(1)	Preferred Freezer has four, five-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Preferred Freezer – Westfield, MA Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	147,594	100.0%	147,594	100.0%	$1,995,840	100.0%	$13.52
Vacant	0	0	0.0%	147,594	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	147,594	100.0%			$1,995,840	100.0%	$13.52

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

PREFERRED FREEZER – WESTFIELD, MA

The following table presents historical occupancy percentages at the Preferred Freezer – Westfield, MA Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Preferred Freezer lease.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Preferred Freezer – Westfield, MA Property:

Cash Flow Analysis

	2011	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,995,840	$1,995,840	$1,995,840	$1,995,840	$1,995,840	76.9%	$13.52
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	0	698,220	26.9	4.73
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(99,792)(1)	(3.8)	(0.68)
Effective Gross Income	$1,995,840	$1,995,840	$1,995,840	$1,995,840	$2,594,268	100.0%	$17.58

Total Operating Expenses	$0	$0	$0	$0	$668,413	25.8%	$4.53

Net Operating Income	$1,995,840	$1,995,840	$1,995,840	$1,995,840	$1,925,855	74.2%	$13.05
TI/LC	0	0	0	0	73,456	2.8	0.50
Capital Expenditures	0	0	0	0	66,417	2.6	0.45
Net Cash Flow	$1,995,840	$1,995,840	$1,995,840	$1,995,840	$1,785,981	68.8%	$12.10

NOI DSCR	1.50x	1.50x	1.50x	1.50x	1.44x
NCF DSCR	1.50x	1.50x	1.50x	1.50x	1.34x
NOI DY	9.5%	9.5%	9.5%	9.5%	9.2%
NCF DY	9.5%	9.5%	9.5%	9.5%	8.5%

(1)	The underwritten economic vacancy is 5.0%. The Preferred Freezer – Westfield, MA Property was 100.0% physically occupied as of February 1, 2016.

The following table presents certain information relating to some comparable cold storage facility leases for the Preferred Freezer – Westfield, MA Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Property Sub-Type	Total SF	Occupancy	Distance to Subject	Clear Height (ft)	Dock Doors	Rent PSF	Lease Type
Preferred Freezer Avanel, NJ	2015/NAP	Cold Storage Facility	182,826	100%	176 miles	60	16	$16.84	Net

Freezer Warehouse Bow, NH	2005/NAP	Cold Storage Facility	11,500	100%	130 miles	24	1	$11.15	Net

Albert’s Organics Logan Township, NJ	2013/NAP	Cold Storage Facility	70,000	100%	264 miles	25	15	$10.50	Net

Preferred Freezer Elizabeth, NJ	2011/NAP	Cold Storage Facility	150,826	100%	171 miles	42	39	$20.75	Net

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

No. 14 Lightstone Retail Portfolio II

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/ Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$18,662,470			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$18,643,055			Location:	Various, PA – See Table
% of Initial Pool Balance:	2.1%			Size:	249,962 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$74.58
Borrower Names:	Mountainville Shopping Center LLC; 25th Street Plaza LLC			Year Built/Renovated:	Various – See Table
Sponsor(1):	Lightstone Parent LLC			Title Vesting:	Fee & Leasehold
Mortgage Rate:	5.090%			Property Manager:	Self-managed
Note Date:	January 4, 2016			4th Most Recent Occupancy (As of):	88.9% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	93.9% (12/31/2012)
Maturity Date:	January 5, 2026			2nd Most Recent Occupancy (As of):	94.6% (12/31/2013)
IO Period:	None			Most Recent Occupancy (As of) (8):	87.7% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(8):	81.8% (1/31/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,169,096 (12/31/2012)
Call Protection:	L(25),GRTR 1% or YM or D(91),O(4)			3rd Most Recent NOI (As of):	$2,315,006 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(9):	$1,969,608 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$1,927,216 (TTM 9/30/2015)
Additional Debt Type:	NAP

				U/W Revenues:	$3,004,713
Escrows and Reserves:				U/W Expenses:	$1,105,180
				U/W NOI:	$1,899,534
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$1,647,798
Taxes	$89,344	$44,672	NAP	U/W NOI DSCR	1.56x
Insurance(2)	$32,609	Springing	NAP	U/W NCF DSCR:	1.36x
Replacement Reserve(3)	$0	$5,355	$199,971	U/W NOI Debt Yield:	10.2%
TI/LC Reserve(4)	$0	$15,623	$562,419	U/W NCF Debt Yield:	8.8%
Free Rent Reserve(5)	$3,617	$0	NAP	As-Is Appraised Value:	$27,900,000
Upfront TI Reserve(6)	$1,500	$0	NAP	As-Is Appraisal Valuation Date:	December 1, 2015
Deferred Maintenance	$16,250	$0	NAP	Cut-off Date LTV Ratio:	66.8%
Environmental Reserve(7)	$372,000	$0	NAP	LTV Ratio at Maturity or ARD:	55.2%

(1)	The sponsor was involved with prior loan defaults including foreclosures. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings’” in the Preliminary Prospectus.

(2)	Ongoing monthly reserves for insurance are not required as long as: (i) there is no event of default; (ii) the Lightstone Retail Portfolio II Properties (as defined below) are insured by an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of insurance policies and timely proof of payment of insurance premiums.

(3)	The replacement reserve is subject to a cap of $199,971 and a floor of $99,986.

(4)	The TI/LC reserve is subject to a cap of $562,419 and a floor of $312,455.

(5)	The Free Rent reserve represents two months with rent abatement (September 2019 and October 2019) associated with the Jason L. Belon lease (representing 1.1% of the portfolio net rentable area).

(6)	The Upfront TI reserve represents outsanding tenant improvement cost associated with the Iris Lemus lease (representing 0.5% of the portfolio net rentable area).

(7)	According to the Phase I environmental site assessment dated December 3, 2015, there was evidence of a recognized environmental conditions (“RECs”) at the Mountainview Shopping Plaza property relating to a former dry cleaner tenant. The Enviromental reserve is equal to the reasonable worst case cost estimate associated with the investigation and potential remediation of soil, soil vapor and groundwater impacts associated with the historic onsite dry cleaner. See “Description of the Mortgage Pool - Environmental Considerations”.

(8)	See “Historical Occupancy” section.

(9)	See “Cash Flow Analysis” section.

The Lightstone Retail Portfolio II mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee and leasehold interests in two anchored retail properties totaling 249,962 square feet located in Easton and Allentown, Pennsylvania (the “Lightstone Retail Portfolio II Properties”). The Lightstone Retail Portfolio II Properties include the 25th Street Plaza property (located in Easton, Pennsylvania, approximately 55.0 miles north of Philadelphia and 70.0 miles west of New York City) and the Mountainview Shopping Plaza property (located in Allentown, Pennsylvania).

The 25th Street Plaza property was built in 1965 and renovated in 1987 and is comprised of six, one-story retail buildings that were 73.3% occupied by 22 tenants, as of January 31, 2016. The 25th Street Plaza property is anchored by Petco Animal Supplies (11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

LIGHTSTONE RETAIL PORTFOLIO II

of the property net rentable area), Dollar Tree (9.8% of the property net rentable area) and Retro Fitness of Easton (9.1% of the property net rentable area). According to the appraisal, the 2015 population within a three-mile radius of the 25th Street Plaza property was 72,762, and the median household income within the same radius was $57,245.

The Mountainview Shopping Plaza property was completed in phases between 1959 and 1979 and renovated in 2010 and is comprised of two buildings that were 91.2% occupied by 18 tenants as of January 31, 2016. The Mountainview Shopping Plaza property is anchored by PRRC Price Rite (28.4% of the property net rentable area). According to the appraisal, the 2015 population within a three-mile radius of the Mountainville Shopping Plaza was 124,315 and the median household income within the same radius was $51,944.

According to a third party market research report, the Lightstone Retail Portfolio II Properties are located within the Lehigh / Northampton retail submarket. As of the third quarter of 2015, the submarket contained total inventory of approximately 35.1 million square feet with a 4.2% vacancy rate and average asking rents of $13.57 per square foot, on a gross basis.

Sources and Uses

Sources			Uses
Original loan amount	$18,662,470	100.0%	Loan payoff(1)	$16,911,492	90.6%
			Reserves	515,320	2.8
			Closing costs	171,798	0.9
			Return of equity	1,063,860	5.7
Total Sources	$18,662,470	100.0%	Total Uses	$18,662,470	100.0%

(1)	The Lightstone Retail Portfolio II Properties were previously securitized in the MLCFC 2006-1 transaction as part of a larger portfolio totalling 11 properties. At origination, proceeds from the Lightstone Retail Portfolio II mortgage loan together with the Lightstone Retail Portfolio I mortgage loan in the amount of $17,275,030, the Shillington Plaza mortgage loan (not included in the WFCM 2016-NXS5 Trust) in the amount of $5,110,000 and approximately $12.1 million equity from the borrower, were used to pay off the existing loan with an outstanding principal balance of $50,062,918. The loan payoff was estimated based on the outstanding allocated loan amount for the Lightstone Retail Portfolio II Properties in the MLCFC 2006-1 transaction.

The following table presents certain information relating to the Lightstone Retail Portfolio II Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
25th Street Plaza – Easton, PA	$10,802,022	57.9%	73.3%	1965/1987	131,045	$16,300,000(2)
Mountainville Shopping Plaza – Allentown, PA	$7,841,033	42.1%	91.2%	1959/2010	118,917	$11,600,000
Total/Weighted Average	$18,643,055	100.0%	81.8%		249,962	$27,900,000

(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of January 31, 2016.

(2)	The “as-stabilized” appraised value is $18,100,000 as of June 1, 2017 based upon the 25th Street Plaza property achieving a stabilized occupancy level of 91.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

LIGHTSTONE RETAIL PORTFOLIO II

The following table presents certain information relating to the tenancies at the Lightstone Retail Portfolio II Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants
PRRC Price Rite(4)	NR/NR/NR	33,800	13.5%	$6.66	$225,108	10.2%	NAV	NAV	7/31/2021(6)
Petco Animal Supplies(5)	NR/B3/B	15,400	6.2%	$9.00	$138,600	6.3%	NAV	NAV	3/31/2019(7)
Dollar Tree(5)	NR/Ba2/BB	12,780	5.1%	$11.25	$143,775	6.5%	NAV	NAV	2/28/2026(8)
Retro-Fitness of Easton(5)	NR/NR/NR	11,980	4.8%	$7.70	$ 92,246	4.2%	NAV	NAV	6/30/2018(9)
Total Anchor Tenant		73,960	29.6%	$8.11	$599,729	27.1%

Major Tenant
Maxx Fitness Clubzz(4)	NR/NR/NR	16,396	6.6%	$7.03	$115,256	5.2%	NAV	NAV	2/28/2025(10)
Eckerd(4)	B/B2/B	15,808	6.3%	$3.80	$60,000	2.7%	$205	3.6%	4/30/2019
Family Dollar Store(4)	NR/Ba2/BB	9,135	3.7%	$7.99	$73,000	3.3%	NAV	NAV	6/30/2020(11)
Western Auto(5)	NR/Baa2/BBB-	9,000	3.6%	$10.25	$92,250	4.2%	NAV	NAV	9/30/2018(12)
Unique Source(5)	NR/NR/NR	6,000	2.4%	$9.54	$57,241	2.6%	NAV	NAV	2/28/2018(13)
PA Liquor Control Store(4)	NR/NR/NR	5,515	2.2%	$11.00	$60,666	2.7%	NAV	NAV	12/31/2019
Total Major Tenant		61,854	24.7%	$7.41	$458,413	20.7%

Non-Major Tenants(14)		68,731	27.5%	$16.77	$1,152,458	52.1%

Occupied Collateral Total		204,545	81.8%	$10.81	$2,210,600	100.0%

Vacant Space		45,417	18.2%

Collateral Total		249,962	100.0%

(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of January 31, 2016.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF and Occupancy Cost are as of the trailing 12-month period ending April 30, 2015. Most tenants are not required to report sales.

(4)	Located at the Mountainville Shopping Plaza

(5)	Located at the 25th Street Plaza property

(6)	PRRC Price Rite has two, 10-year lease renewal options, followed by one, 5-year lease renewal option.

(7)	Petco Animal Supplies has two, 5-year lease renewal options.

(8)	Dollar Tree is located has two, 5-year lease renewal options. See “Description of the Mortgage Pool – Tenant Issues – Other”.

(9)	Retro-Fitness of Easton has two, 5-year lease renewal options.

(10)	Maxx Fitness Clubzz two, 5-year lease renewal options.

(11)	Family Dollar Store has one, 10-year lease renewal option.

(12)	Western Auto has one, 5-year lease renewal option.

(13)	Unique Source has two, 5-year lease renewal options.

(14)	Two tenants, Pennsylvania Cellular Telephone Corp. and Michael R. Moyer and Joseph P. Mooney, Co-Partners, have no square footage but contribute $32,873 to the Annual U/W Base Rent; Annual U/W Base Rent PSF for Non-Major Tenants excluding the rent related these two tenants is $16.29.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

LIGHTSTONE RETAIL PORTFOLIO II

The following table presents certain information relating to the lease rollover schedule at the Lightstone Retail Portfolio II Properties:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF(2)
MTM	1	3,000	1.2%	3,000	1.2%	$18,000	0.8%	$6.00
2016	3	3,308(3)	1.3%	6,308	2.5%	$73,565(3)	3.3%	$22.24(3)
2017	3	4,520	1.8%	10,828	4.3%	$125,518	5.7%	$27.77
2018	9	40,741(4)	16.3%	51,569	20.6%	$488,859(4)	22.1%	$12.00(4)
2019	8	48,531	19.4%	100,100	40.0%	$473,916	21.4%	$9.77
2020	10	30,599	12.2%	130,699	52.3%	$380,998	17.2%	$12.45
2021	2	35,300	14.1%	165,999	66.4%	$249,108	11.3%	$7.06
2022	0	0	0.0%	165,999	66.4%	$0	0.0%	$0.00
2023	1	5,000	2.0%	170,999	68.4%	$69,500	3.1%	$13.90
2024	0	0	0.0%	170,999	68.4%	$0	0.0%	$0.00
2025	1	16,396	6.6%	187,395	75.0%	$115,256	5.2%	$7.03
2026	2	17,150	6.9%	204,545	81.8%	$215,880	9.8%	$12.59
Thereafter	0	0	0.0%	204,545	81.8%	$0	0.0%	$0.00
Vacant	0	45,417	18.2%	249,962	100.0%	$0	0.0%	$0.00
Total/Weighted Average	40	249,962	100.0%			$2,210,600	100.0%	$10.81
(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of January 31, 2016.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(3)	Pennsylvania Cellular Telephone Corp. has no square footage but is included in the annual U/W Base Rent. The Annual U/W Base Rent PSF excluding the rent related to Pennsylvania Cellular Telephone Corp. is $14.79.

(4)	Michael R. Moyer and Joseph P. Mooney, Co-Partners has no square footage but is included in the annual U/W Base Rent. The Annual U/W Base Rent PSF excluding the rent related to Michael R. Moyer and Joseph P. Mooney, Co-Partners is $11.80.

The following table presents historical occupancy percentages at the Lightstone Retail Portfolio II Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)(2)	1/31/2016(2)(3)
88.9%	93.9%	94.6%	87.7%	81.8%

(1)	Information obtained from the borrower.

(2)	Occupancy dropped in 2014 due to the departure of CVS from the 25th Street Plaza property at the end of 2013. The sponsor re-tenanted the space with Dollar Tree, which signed their lease in May 2015.

(3)	Information obtained from the underwritten rent roll. The decrease in occupancy between 2014 and January 31, 2016, is due to National Discount Auto Stores, which vacated its space at the Mountainville Shopping Plaza property in 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Lightstone Retail Portfolio II Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,394,789	$2,430,663(1)	$2,234,074(1)	$2,143,875	$2,210,600	73.6%	$8.84
Grossed Up Vacant Space	0	0	0	0	583,124	19.4	2.33
Percentage Rent	0	27,217	14,717	13,050	33,844	1.1	0.14
Total Reimbursables	793,050	892,214	917,476	897,710	962,095	32.0	3.85
Other Income	5,960	9,138	11,000	8,771	8,771	0.3	0.04
Less Vacancy & Credit Loss	(7,728)	(5,083)	(35,160)	(20,849)	(793,721)(2)	(26.4)	(3.18)
Effective Gross Income	$3,186,071	$3,354,149	$3,142,107	$3,042,557	$3,004,713	100.0%	$12.02

Total Operating Expenses	$1,016,975	$1,039,143	$1,172,499	$1,115,341	$1,105,180	36.8%	$4.42

Net Operating Income	$2,169,096	$2,315,006	$1,969,608	$1,927,216	$1,899,534	63.2%	$7.60
TI/LC	0	0	0	0	187,473	6.2	0.75
Capital Expenditures	0	0	0	0	64,263	2.1	0.26
Net Cash Flow	$2,169,096	$2,315,006	$1,969,608	$1,927,216	$1,647,798	54.8%	$6.59

NOI DSCR	1.79x	1.91x	1.62x	1.59x	1.56x
NCF DSCR	1.79x	1.91x	1.62x	1.59x	1.36x
NOI DY	11.6%	12.4%	10.6%	10.3%	10.2%
NCF DY	11.6%	12.4%	10.6%	10.3%	8.8%
(1)	The decline in Base Rent in 2014 from 2013 is due to the decrease in occupancy from 94.6% in 2013 to 87.7% in 2014. See “Historical Occupancy” above.

(2)	The underwritten economic vacancy is 20.9%. The Lightstone Retail Portfolio II Properties were 81.8% physically occupied as of January 31, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

No. 15 Lightstone Retail Portfolio I

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/ Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$17,275,030			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$17,257,059			Location:	Various – See Table
% of Initial Pool Balance:	2.0%			Size:	467,071 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$36.95
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor(2):	Lightstone Parent LLC			Title Vesting(8):	Various
Mortgage Rate:	5.090%			Property Manager:	Self-managed
Note Date:	January 4, 2016			4th Most Recent Occupancy (As of):	86.2% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	84.8% (12/31/2012)
Maturity Date:	January 5, 2026			2nd Most Recent Occupancy (As of):	88.0% (12/31/2013)
IO Period:	None			Most Recent Occupancy (As of):	90.3% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(9):	88.7% (Various)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,800,195 (12/31/2012)
Call Protection:	L(25),GRTR 1% or YM or D(91),O(4)			3rd Most Recent NOI (As of):	$1,971,119 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$1,960,474 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$1,953,451 (TTM 9/30/2015)
Additional Debt Type:	NAP

				U/W Revenues:	$2,781,685
				U/W Expenses:	$953,095
Escrows and Reserves:				U/W NOI:	$1,828,590
				U/W NCF:	$1,384,759
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR	1.63x
Taxes	$0	$19,760	NAP	U/W NCF DSCR:	1.23x
Insurance(3)	$64,801	Springing	NAP	U/W NOI Debt Yield:	10.6%
Replacement Reserve(4)	$0	$7,578	$376,423	U/W NCF Debt Yield:	8.0%
TI/LC Reserve(5)	$0	$29,408	$1,058,690	As-Is Appraised Value:	$28,050,000
Upfront TI Reserve(6)	$25,180	$0	NAP	As-Is Appraisal Valuation Date:	December 1, 2015
Ground Rent Reserve(7)	$45,232	Springing	NAP	Cut-off Date LTV Ratio:	61.5%
Deferred Maintenance	$49,594	$0	NAP	LTV Ratio at Maturity or ARD:	50.8%

(1)	The borrowers are New Smyrna ACD, LLC; Northside ACD, LLC; Martintown ACD, LLC and Kings Fairground ACD, LLC.

(2)	The sponsor was involved with prior loan defaults including foreclosures. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings’” in the Preliminary Prospectus.

(3)	Ongoing monthly reserves for insurance are not required as long as: (i) there is no event of default; (ii) the Lightstone Retail Portfolio I Properties (as defined below) are insured by an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of insurance policies and timely proof of payment of insurance premiums.

(4)	The replacement reserve is subject to a cap of $376,423 and a floor of $188,212.

(5)	The TI/LC reserve is subject to a cap of $1,058,690 and a floor of $588,161.

(6)	The Upfront TI reserve represents oustanding tenant improvenment costs associated with the Anthony Falzon ($2,180) and Kenneth Shuler ($23,000) leases.

(7)	Ongoing monthly reserves for the ground rents are not required so long as: (i) there is no event of default; (ii) the borrower pays all ground rent directly to the appropriate ground lessor; and (iii) the borrower provides the lender with evidence of payment of the ground rents.

(8)	The Lightstone Retail Portfolio I mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering (a) the leasehold interests in each of the Martintown Shopping Center property and the Kings Fairground property, (b) the fee and leasehold interests in the Northside Mall - Home Depot property, and (c) the fee interest in the New Smyrna Shopping Center property.

(9)	See “Historical Occupancy” section.

The Lightstone Retail Portfolio I mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the leasehold interests in two anchored retail properties, the fee and leasold interest in one anchored retail property and the fee interest in one anchored retail property, totaling 467,071 square feet, located in South Carolina, Virginia, Alabama and Florida, respectively, (collectively, the “Lightstone Retail Portfolio I Properties”).

Built in 1973 and renovated in 2012, the Martintown Shopping Center property is located in North Augusta, South Carolina, approximately 72.4 miles southwest of Columbia, South Carolina, and is comprised of a one-story, multi-tenant, retail shopping center with three outparcels that were 100.0% occupied by 15 tenants, as of January 31, 2016. The Martintown Shopping Center property is anchored by Belk, Inc. (44.4% of the property net rentable area), Office Depot, Inc. (15.4% of the property net rentable area), and Dollar General (7.8% of the property net rentable area).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

LIGHTSTONE RETAIL PORTFOLIO I

Built in 1962 and renovated in 2006, the New Smyrna Shopping Center property is located in New Smyrna Beach, Florida, approximately 56.8 miles northeast of Orlando, Florida, and is comprised of two one-story buildings that were 90.9% occupied by 14 tenants as of January 31, 2016, and 98.0% occupied including a 7,178 square foot short term lease through May 31, 2016 that was considered vacant for underwriting purposes. The New Smyrna Shopping Center property is anchored by Carmike Cinemas (34.9% of the property net rentable area), and Dollar General (11.1% of the property net rentable area).

The Northside Mall - Home Depot property, located in Dothan, Alabama, approximately 104.0 miles southwest of Montgomery, Alabama, was built in 1968 and remodeled in 2005, and is comprised of one one-story building that was 100.0% occupied by Home Depot, as of February 1, 2016.

Built in 1972, the Kings Fairground property is located in Danville, Virginia, approximately 45.3 miles northeast of Greensboro, North Carolina, and is comprised of two buildings that were 62.8% occupied by 3 tenants as of January 31, 2016, and one additional freestanding pad site that is ground leased to Virginia Bank and Trust. The Kings Fairground property is anchored by Tractor Supply Co (26.6% of the property net rentable area), Ollie’s Bargain Outlet, Inc. (25.7% of the property net rentable area), and Dollar General (10.4% of the property net rentable area).

Sources and Uses

Sources			Uses
Original loan amount	$17,275,030	100.0%	Loan payoff(1)	$13,489,218	78.1%
			Reserves	184,806	1.1
			Closing costs	1,198,280	6.9
			Return of equity	2,402,725	13.9
Total Sources	$17,275,030	100.0%	Total Uses	$17,275,030	100.0%

(1)	The Lightstone Retail Portfolio I Properties were previously securitized in the MLCFC 2006-1 transaction as part of a larger portfolio totalling 11 properties. At origination, proceeds from the Lightstone Retail Portfolio I mortgage loan together with the Lightstone Retail Portfolio II mortgage loan in the amount of $18,662,470, the Shillington Plaza mortgage loan (not included in the WFCM 2016-NXS5 Trust) in the amount of $5,110,000 and approximately $12.1 million equity from the borrower, were used to pay off the existing loan with an outstanding principal balance of $50,062,918. The loan payoff was estimated based on the outstanding allocated loan amount for the Lightstone Retail Portfolio I Properties in the MLCFC 2006-1 transaction.

The following table presents certain information relating to the Lightstone Retail Portfolio I Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Martintown Shopping Center – North Augusta, SC	$7,863,508	45.6%	100.0%	1973/2012	144,479	$10,600,000
New Smyrna Shopping Center – New Smyrna Beach, FL	$5,048,137	29.3%	90.9%(2)	1962/2006	101,197	$9,000,000
Northside Mall - Home Depot – Dothan, AL	$2,670,564	15.5%	100.0%	1968/2005	104,860	$5,200,000
Kings Fairground – Danville, VA	$1,674,850	9.7%	62.8%	1972/NAP	116,535(3)	$3,250,000
Total/Weighted Average	$17,257,059	100.0%	88.7%		467,071	$28,050,000

(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of January 31, 2016.

(2)	The New Smyrna Shopping Center property was 90.9% occupied as of January 31, 2016, and 98.0% occupied including a 7,178 square foot short term lease through May 31, 2016, that was considered vacant for underwriting purposes.

(3)	Virginia Bank and Trust is on a ground lease and owns its own improvements totaling 3,618 square feet; the Virginia Bank and Trust square footage has been excluded from the total square footage for the Kings Fairground property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

LIGHTSTONE RETAIL PORTFOLIO I

The following table presents certain information relating to the tenancies at the Lightstone Retail Portfolio I Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Anchor Tenants
Home Depot(3)	A/A2/A	104,860	22.5%	$3.58	$375,451	16.1%	NAV	NAV	1/31/2024(4)
Belk, Inc.(5)	NR/B2/B+	64,121	13.7%	$4.24	$271,708	11.6%	$205.97(6)	2.8%(6)	1/31/2028(7)
Carmike Cinemas(8)	NR/B1/B+	35,280	7.6%	$3.65	$128,667	5.5%	$30.39(9)	12.0%(9)	11/30/2024(10)
Dollar General(11)	NR/Baa3/BBB	34,682	7.4%	$6.42	$222,693	9.5%	$84.81(12)	7.7%(12)	Various(11)
Tractor Supply Co(13)	NR/NR/NR	30,975	6.6%	$4.84	$149,919	6.4%	$140.85(6)	3.4%(6)	11/30/2023(14)
Ollie’s Bargain Outlet, Inc.(13)	NR/NR/B+	30,000	6.4%	$4.00	$120,000	5.1%	$134.91(15)	4.2%(15)	9/30/2023(16)
Office Depot, Inc.(5)	NR/B2/B	22,207	4.8%	$8.25	$183,208	7.8%	$145.04(17)	6.8%(17)	7/31/2022(18)

Total Anchor Tenant		322,125	69.0%	$4.51	$1,451,646	62.1%

Major Tenant
North Augusta Wine & Beverage(5)	NR/NR/NR	8,450	1.8%	$7.65	$64,643	2.8%	NAV	NAV	10/31/2021(19)
Kenneth Shuler School of Cosmetology(5)	NR/NR/NR	8,100	1.7%	$8.50	$68,850	2.9%	NAV	NAV	11/30/2023(20)
Total Major Tenant		16,550	3.5%	$8.07	$133,493	5.7%

Non-major Tenants(21)		75,763	16.2%	$9.92	$751,322	32.2%

Occupied Collateral Total		414,438	88.7%	$5.64	$2,336,460	100.0%

Vacant Space(22)		52,633	11.3%

Collateral Total		467,071	100.0%

(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of January 31, 2016.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Located at the Northside Mall – Home Depot property.

(4)	Home Depot has six, 5-year lease renewal options.

(5)	Located at the Martintown Shopping Center property.

(6)	Sales PSF and Occupancy Cost are as of the trailing 12-month period ending January 2015.

(7)	Belk, Inc. has four, 5-year lease renewal options.

(8)	Located at the New Smyrna Shopping Center property.

(9)	Sales PSF represents five months of sales as they were only available from March through July 2015.

(10)	Carmike Cinemas has four, 5-year lease renewal options.

(11)	Dollar General leases 11,280 square feet at New Smyrna Shopping Center property through August 31, 2020, with two, 5-year lease renewal options. Dollar General leases 12,160 square feet at Kings Fairground property through March 31, 2021, with two, 5-year lease renewal options. Dollar General leases 11,242 square feet at Martintown Shopping Center property through May 31, 2018.

(12)	Sales PSF and Occupancy Cost are as of the trailing 12-month period ending May 2015 for the Dollar General at the Martintown Shopping Center property.

(13)	Located at the Kings Fairground property.

(14)	Tractor Supply Co has two, 5-year lease renewal options.

(15)	Sales PSF and Occupancy Cost are as of the trailing 12-month period ending September 2015.

(16)	Ollie’s Bargain Outlet, Inc. has two, 5-year lease renewal options.

(17)	Sales PSF and Occupancy Cost are as of the trailing 12-month period ending June 2015.

(18)	Office Depot has two, 5-year lease renewal options. See “Description of the Mortgage Pool – Tenant Issues – Other”.

(19)	North Augusta Wine & Beverage has two, 5-year lease renewal options.

(20)	Kenneth Shuler School of Cosmetology has two, 5-year lease renewal options.

(21)	Virginia Bank and Trust is on a ground lease and owns its own improvements totaling 3,618 square feet (square footage has been excluded from the total square footage for the Kings Fairground property) and included in the annual U/W Base.

(22)	U/W Vacant Space includes 7,178 square feet at the New Smyrna Shopping Center property that are currently occupied under a short term lease through May 31, 2016, but were considered vacant for underwriting purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

LIGHTSTONE RETAIL PORTFOLIO I

The following table presents certain information relating to the lease rollover schedule at the Lightstone Retail Portfolio I Properties:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF(2)
MTM	1	1,400	0.3%	1,400	0.3%	$16,800	0.7%	$12.00
2016	3	9,384	2.0%	10,784	2.3%	$95,989	4.1%	$10.23
2017	4	17,028	3.6%	27,812	6.0%	$124,231	5.3%	$7.30
2018(3)	5(3)	17,042(3)	3.6%	44,854	9.6%	$158,958(3)	6.8%(3)	$9.33(3)
2019	4	14,011	3.0%	58,865	12.6%	$130,840	5.6%	$9.34
2020	5	28,380	6.1%	87,245	18.7%	$288,740	12.4%	$10.17
2021	4	24,610	5.3%	111,855	23.9%	$178,768	7.7%	$7.26
2022	1	22,207	4.8%	134,062	28.7%	$183,208	7.8%	$8.25
2023	4	76,115	16.3%	210,177	45.0%	$383,101	16.4%	$5.03
2024	2	140,140	30.0%	350,317	75.0%	$504,118	21.6%	$3.60
2025	0	0	0.0%	350,317	75.0%	$0	0.0%	$0.00
2026	0	0	0.0%	350,317	75.0%	$0	0.0%	$0.00
Thereafter	1	64,121	13.7%	414,438	88.7%	$271,708	11.6%	$4.24
Vacant(4)	0	52,633	11.3%	467,071	100.0%	$0	0.0%	$0.00
Total/Weighted Average	34	467,071	100.0%			$2,336,460	100.0%	$5.64

(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of January 31, 2016.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(3)	One tenant, Virginia Bank and Trust, located at the Kings Fairground property is on a ground lease and owns its own improvements totaling 3,618 square feet; the related rent was included in the Annual U/W Base Rent while the square footage was been excluded from the total square footage. Annual U/W base rent PSF excluding the ground rent would be $7.89.

(4)	Includes 7,178 square feet at the New Smyrna Shopping Center property that are currently occupied under a short term lease through May 31, 2016 but considered vacant for underwriting purposes.

The following table presents historical occupancy percentages at the Lightstone Retail Portfolio I Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)
86.2%	84.8%	88.0%	90.3%	88.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll and the borrower rent rolls dated between January 31, 2016 and February 1, 2016. The New Smyrna Shopping Center property was 90.9% occupied as of January 31, 2016, and 98.0% occupied including a 7,178 square foot short term lease through May 31, 2016, that was considered vacant for underwriting puposes.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Lightstone Retail Portfolio I Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,177,989	$2,313,802	$2,326,793	$2,320,952	$2,336,460	84.0%	$5.00
Grossed Up Vacant Space	0	0	0	0	323,495	11.6	0.69
Percentage Rent	107,303	83,798	15,779	21,986	21,793	0.8	0.05
Total Reimbursables	406,470	469,957	532,343	553,759	551,601	19.8	1.18
Other Income	919	876	16,568	29,365	24,865	0.9	0.05
Less Rent Abatement	(3,459)	(1,594)	(1,021)	(13,771)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(476,530)(1)	(17.1)	(1.02)
Effective Gross Income	$2,689,221	$2,866,840	$2,890,463	$2,912,291	$2,781,685	100.0%	$5.96

Total Operating Expenses	$889,026	$895,720	$929,989	$958,839	$953,095	34.3%	$2.04
Net Operating Income	$1,800,195	$1,971,120	$1,960,474	$1,953,451	$1,828,590	65.7%	$3.92
TI/LC	0	0	0	0	352,897	12.7	0.76
Capital Expenditures	0	0	0	0	90,934	3.3	0.19
Net Cash Flow	$1,800,195	$1,971,120	$1,960,474	$1,953,451	$1,384,759	49.8%	$2.96

NOI DSCR	1.60x	1.75x	1.74x	1.74x	1.63x
NCF DSCR	1.60x	1.75x	1.74x	1.74x	1.23x
NOI DY	10.4%	11.4%	11.4%	11.3%	10.6%
NCF DY	10.4%	11.4%	11.4%	11.3%	8.0%

(1)	The underwritten economic vacancy is 14.6%. The Lightstone Retail Portfolio I Properties have an underwritten physical occupancy of 88.7% and were 90.3% physically occupied as of dates ranging from January 31, 2016 to February 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-NXS5	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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